Exhibit 10.1

FACILITY AGREEMENT
for an up to US$120,000,000
Reducing Revolving Credit Facility
to
GLOBUS MARITIME LIMITED

provided by
CREDIT SUISSE

Contents

Clause		Page

1	Purpose and definitions	1

2	The Commitment and the Advances	12

3	Interest	14

4	Repayment, reduction and cancellation	15

5	Fees, commission and expenses	19

6	Payments and taxes; accounts and calculations	20

7	Representations and warranties	21

8	Undertakings	26

9	Conditions	31

10	Events of Default	32

11	Indemnities	36

12	Unlawfulness and increased costs	37

13	Security and set-off	39

14	Assignment, transfer and lending office	40

15	Notices and other matters	41

16	Governing law and jurisdiction	42

Schedule 1 Form of Drawdown Notice		44

Schedule 2 Documents and evidence required as conditions precedent to the Commitment being made available		45

Schedule 3 Form of Master Swap Agreement		54

Schedule 4 Form of Master Agreement Security Deed

Schedule 5 Form of Owner’s Guarantee

Schedule 6 Form of Mortgage

Schedule 7 Form of General Assignment

Schedule 8 Form of Manager’s Undertaking

Schedule 9 Form of Charter Assignment

THIS AGREEMENT is dated 26 November 2007 and made BETWEEN:

(1)	GLOBUS MARITIME LIMITED as Borrower; and

(2)	CREDIT SUISSE as Bank.

IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrower a reducing revolving credit facility of up to One hundred and twenty million Dollars ($120,000,000) for the purpose of:

(a)	refinancing in full the Borrower’s existing Indebtedness secured on Island Globe;

(b)	assisting the Borrower in advancing intra-Group loans to the River Globe Owner and the Tiara Globe Owner for the acquisition by them of River Globe and Tiara Globe, respectively; and

(c)	providing the Borrower with general working capital.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Accounting Information” means (a) the annual audited consolidated financial statements of the Group and (b) the semi-annual unaudited consolidated financial statements of the Group, each as provided or (as the context may require) to be provided to the Bank in accordance with clause 8.1.5;

“Accounting Period” means (a) each financial year of the Borrower and (b) the first half-year of each financial year of the Borrower, for which Accounting Information is required to be delivered pursuant to this Agreement;

“Advance” means each borrowing by the Borrower of a portion of the Commitment or (as the context may require) the principal amount of such borrowing for the time being outstanding and “Advances” means any or all of them;

“Applicable Accounting Principles” means generally accepted international accounting principles and practices;

“Assignee” has the meaning ascribed thereto in clause 14.3;

“Availability Period” means the period commencing on the date of this Agreement and ending on the earlier of (a) the date falling three (3) months prior to the Final Maturity Date, (b) the date on which the Commitment is reduced to zero pursuant to clauses 4.4, 10.2 or 12 and (c) the date on which the Commitment is cancelled in full pursuant to clause 4.7;

“Available Amount” means, at any relevant time, the amount by which the Commitment exceeds the aggregate of all Advances outstanding at such time;

“Bank” means Credit Suisse, a company incorporated in Switzerland with its registered office at Paradeplatz 8, 8070 Zurich, Switzerland acting for the purposes of this Agreement through its branch at St. Alban-Graben 1-3, 4002 Basel, Switzerland (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 15.1.3) and includes its successors in title, Assignees or Transferees;

“Banking Day” means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London (England), Athens (Greece), Basel (Switzerland) and New York City (U.S.A.) (or any other relevant place of payment under clause 6);

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Borrower” means Globus Maritime Limited of Walker House, 28-34 Hill Street, St. Helier, Jersey JE4 8PN and includes its successors in title;

“Borrower’s Security Documents” means, at any relevant time, such of the Security Documents as shall have been executed by the Borrower at such time;

“Charter Assignment” means, in relation to a Ship, a first priority specific assignment of any Security Charter of such Ship executed or (as the context may require) to be executed by the relevant Owner in favour of the Bank in the form set out in schedule 9 and “Charter Assignments” means any of all of them;

“Charterer” means, in relation to a Security Charter, such person as shall be acceptable to the Bank which is the charterer of the relevant Ship under such Security Charter;

“Classification” means, in relation to a Ship, the highest class available to a vessel of that Ship’s type with the relevant Classification Society or such other classification as the Bank shall, at the request of the Owner of such Ship, has agreed in writing shall be treated as the Classification in relation to such Owner’s Ship for the purposes of the relevant Ship Security Documents;

“Classification Society” means, in relation to a Ship, such classification society (being a member of the International Association of Classification Societies (“IACS”)) which the Bank shall, at the request of an Owner, agree in writing shall be treated as the Classification Society in relation to such Owner’s Ship for the purposes of the relevant Ship Security Documents;

“Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the International Convention for the Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“Commitment” means the aggregate amount which the Bank has agreed to lend to the Borrower under clause 2.1 as reduced or cancelled by any relevant term of this Agreement;

“Compulsory Acquisition” means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of such Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Confirmation” shall have, in relation to any continuing Designated Transaction, the meaning given to it in the Master Swap Agreement;

“Consolidated Cash and Cash Equivalents” means, in respect of an Accounting Period, Liquid Assets to which any member of the Group is beneficially entitled at that time, as stated in the most recent Accounting Information relevant to such Accounting Period;

“Consolidated Market Adjusted Net Worth” means, in respect of an Accounting Period, the aggregate of the amounts paid-up or credited as paid-up on the Borrower’s issued share capital and the amount of the consolidated capital and revenue reserves of the Group (including any share premium account, capital redemption reserve fund and any credit balance on the consolidated profit and loss account of the Group) all as shown by the consolidated balance sheet and profit and loss account of the Group contained in the Accounting Information relevant to such Accounting Period, but after:

(a)	deducting any debit balance on such consolidated profit and loss account;

(b)	deducting any amount shown in such consolidated balance sheet in respect of goodwill (including good will arising on consolidation) and other intangible assets;

(c)
deducting (so far as not otherwise excluded as attributable to minority interests) a sum equal to the aggregate of the amount by which the book value of any fixed assets of any member of the Group has been written up after 31 December 2006 (or, in the case of a company becoming a subsidiary after that date, the date on which that company became a subsidiary) by way of revaluation.  For the purposes of this paragraph (c) any increase in the book value of any fixed asset resulting from its transfer by one member of the Group to another member of the Group shall be deemed to result from a writing up of its book value by way of revaluation;

(d)
excluding amounts set aside for taxation as at the date of such balance sheet and making such adjustments as may be appropriate in respect of any significant additional taxation expected to result from transactions carried out by any member of the Group after such date and not reflected in that balance sheet;

(e)	deducting all amounts attributable to minority interests in Subsidiaries;

(f)
making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital or any such reserves after the date of the relevant balance sheet (but so that no such adjustment shall be made in respect of any variation in profit and loss account except to the extent of any profit or loss, calculated on a cumulative basis, recorded in the consolidated profit and loss account of the Group delivered to the Bank before the date of this Agreement, or under clause 8.1.5 in respect of any subsequent period);

(g)
making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by any member of the Group (otherwise than attributable directly or indirectly to the Borrower) out of profits earned up to and including the date of the latest audited balance sheet of that member of the Group to the extent that such distribution is not provided for in that balance sheet;

(h)	making such adjustments as may be appropriate in respect of any variation in the interests of the Borrower in its Subsidiaries since the date of the latest consolidated balance sheet of the Group;

(i)
if the calculation is required for the purpose of or in connection with a transaction under or in connection with which any company is to become or cease to be a Subsidiary of the Borrower, making all such adjustments as would be appropriate if that transaction had been carried into effect;

(j)	making such adjustments as may be appropriate in the opinion of the Bank in order that the above amounts are calculated in accordance with the Applicable Accounting Principles; and

(k)	making such adjustments (downwards or upwards, as the case may be) at any relevant time to take account of the difference between the book values of the Fleet Vessels and the Fleet Market Value;

“Contract” means:

(a)	in relation to River Globe, the River Globe Contract; or

(b)	in relation to Tiara Globe, the Tiara Globe Contract,

and “Contracts” means either or both of them;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Delivery Date” means, in relation to a Ship (other than Island Globe), the date on which the relevant Ship is delivered to, and accepted by, the relevant Owner under the relevant Contract;

“Designated Transaction” means a Transaction which is entered into by the Borrower with the Bank as contemplated by clause 2.7;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

“Dollars” and “$” mean the lawful currency of the United States of America and, in respect of all payments to be made under any of the Security Documents, mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means, in relation to each Advance, any date, being a Banking Day falling within the Availability Period, on which an Advance is, or is to be, made available;

“Drawdown Notice” means, in relation to each Advance, a notice substantially in the form of schedule 1 in respect of such Advance;

“Early Termination Date” shall have, in relation to any continuing Designated Transaction, the meaning given to it in the Master Swap Agreement;

“Earnings” means, in relation to a Ship, all moneys whatsoever from time to time due or payable to the Owner owning such Ship during the Security Period arising out of the use or operation of such Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner of such Ship in the event of the requisition of such Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (of payments for variation or termination) of any charterparty or other contract for the employment of such Ship;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements) having a similar effect;

“Environmental Affiliate” means any agent or employee of any Security Party or any other Relevant Party or any person having a contractual relationship with a Security Party or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship required under any Environmental Law;

“Environmental Claim” means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

“Event of Default” means any of the events or circumstances described in clause 10.1;

"Equity Ratio" means, in respect of an Accounting Period, the ratio of (a) the Consolidated Market Adjusted Net Worth to (b) the Total Assets, in respect of such Accounting Period;

“Final Maturity Date” means the earlier of (a) the date falling ninety-six (96) months after the first Drawdown Date and (b) 31 December 2015;

“Flag State” means, in relation to each Ship, the Marshall Islands or such other state or territory designated in writing by the Bank, at the request of an Owner, as being the “Flag State” of such Owner’s Ship for the purposes of the relevant Ship Security Documents;

“Fleet Market Value” means, as of the date of calculation, the aggregate market value of the Fleet Vessels as most recently determined by the Bank pursuant to the provisions of clause 8.4.6 (at the expense of the Borrower);

“Fleet Vessels” means the vessels (including, but not limited to, the Ships) from time to time owned by the members of the Group and “Fleet Vessel” means any of them;

“General Assignment” means, in relation to each Ship, a general assignment executed or (as the context may require) to be executed by the relevant Owner in favour of the Bank in the form set out in schedule 7 and “General Assignments” means any or all of them;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Group” means, together, the Borrower and its Subsidiaries from time to time (which, for the avoidance of doubt, shall include the Owners and the Manager) and “member of the Group” shall be construed accordingly;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Initial Charter” means:

(a)	in relation to Island Globe, the charterparty dated 10 April 2007 made between the Island Globe Owner and D/S Norden A.S. as charterer;

(b)	in relation to Tiara Globe, the charterparty dated 16 October 2007 made between the Tiara Globe Owner and Korealine Corporation of Seoul, Korea as charterer; or

(c)
in relation to River Globe, such charterparty of such Ship with a minimum tenor of twenty four (24) months and made between the River Globe Owner and such charterer, and otherwise on such terms, as are acceptable to the Bank in its absolute discretion, and “Initial Charters” means any or all of them;

“Insurances” means, in relation to a Ship, all policies and contracts of insurance (which expression includes all entries of such Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner of such Ship (whether in the sole name of such Owner, or in the joint names of such Owner and the Bank or otherwise) in respect of such Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means, in relation to an Advance, each period for the calculation of interest in respect of such Advance ascertained in accordance with clauses 3.2 and 3.3;

“Island Globe” means the motor vessel m.v. Island Globe, a 1995-built, 73,119 dwt bulk carrier, registered in the ownership of the Island Globe Owner under the laws and flag of the relevant Flag State under Official Number 2861;

“Island Globe Owner” means Eleanor Maritime Limited of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means, in relation to a Ship, an International Ship Security Certificate issued in respect of such Ship pursuant to the ISPS Code;

“LIBOR” means, in relation to any amount and for any period, the offered rate (if any) for deposits of Dollars for such amount and for such period which is:

(a)
the rate for such period, appearing on Reuters page LIBOR 01 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR 01 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms), at or about 11:00 a.m. (London time) on the Quotation Date; or

(b)
if on such date no such rate is displayed, the Bank’s offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the Quotation Date for such period;

“Liquid Assets” means:

(a)	cash in hand or on deposit with any bank;

(b)	certificates of deposit, maturing within one (1) year after the relevant date of calculation, issued by a bank; and

(c)	any other instrument, security or investment approved by the Bank;

“Loan” means the aggregate principal amount owing to the Bank under this Agreement at any relevant time;

“Management Agreement” means, in relation to each Ship, the management agreement made or (as the context may require) to be made between the relevant Owner and the Manager of that Ship in a form previously agreed in writing by the Bank, providing for (inter alia) the Manager to carry out the technical an/or commercial management of such Ship and “Management Agreements” means any or all of them;

“Manager” means, in relation to a Ship, Globus Shipmanagement Corp. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, or such other person or persons as may be appointed from time to time as technical and commercial manager of such Ship with the prior written consent of the Bank and includes its successors in title;

“Manager’s Undertaking” means, in relation to each Ship, the undertaking and assignment in respect of that Ship executed or (as the context may require) to be executed by the Manager in favour of the Bank, in the form set out in schedule 8 and “Manager’s Undertakings” means any or all of them;

“Margin” means:

(a)	subject to paragraph (b) below, zero point nine five per cent (0.95%) per annum; or

(b)
for any period determined by the Bank during which the Security Value is higher than two hundred per cent (200%) of the aggregate of (i) the Loan and (ii) the Swap Exposure minus (iii) any balance then standing to the credit of Security Accounts, zero point seven five per cent (0.75%) per annum;

“Master Agreement Security Deed” means a security deed executed or (as the context may require) to be executed by the Borrower in favour of the Bank in the form set out in schedule 4;

“Master Swap Agreement” means the agreement made or (as the context may require) to be made between the Bank and the Borrower comprising a 2002 ISDA Master Agreement (including the Schedule) in the form set out in schedule 3 and includes any Designated Transactions from time to time entered into and any Confirmations from time to time exchanged thereunder and governed thereby;

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means, in relation to each Ship, the first preferred Marshall Islands mortgage over that Ship executed or (as the context may require) to be executed by the relevant Owner in favour of the Bank in the form set out in schedule 6, and “Mortgages” means any or all of them;

“Mortgaged Ship” means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall for the purposes of this Agreement be deemed to be a Mortgaged Ship as from the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required by the Bank to be paid pursuant to clause 4.4 following the sale or Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

“Net Profit” means, in relation to any financial half-year of the Borrower, the net pre-taxation profits of the Borrower for such financial half-year, as shown in the Accounting Information for such financial half-year;

“Operating Account” means, in relation to each Owner and its Ship, a Dollar account of that Owner opened or (as the context may require) to be opened with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be an Operating Account for that Owner and its Ship and “Operating Accounts” means any or all of them;

“Operating Account Pledge” means, in relation to each Operating Account, a first priority account pledge over (inter alia) that Operating Account, executed or (as the context may require) to be executed by the relevant Owner and the Bank, in such form as the Bank may require in its sole discretion and “Operating Account Pledges” means any or all of them;

“Operator” means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of “Company” set out in rule 1.1.2 of the Code;

“Owner” means:

(a)	in relation to Island Globe, the Island Globe Owner;

(b)	in relation to River Globe, the River Globe Owner; or

(c)	in relation to Tiara Globe, the Tiara Globe Owner,

and “Owners” means any or all of them;

“Owner’s Guarantee” means, in relation to each Owner, the guarantee executed or (as the context may require) to be executed by that Owner in favour of the Bank in the form set out in schedule 5 and “Owner’s Guarantees” means all of them;

“Permitted Encumbrance” means any Encumbrance in favour of the Bank created pursuant to the Security Documents and Permitted Liens;

“Permitted Liens” means, in relation to a Ship, any lien on such Ship for master's, officer's or crew's wages outstanding in the ordinary course of trading, any lien for salvage, and any ship repairer's or outfitter's possessory lien for a sum not (except with the prior written consent of the Bank) exceeding the Casualty Amount (as defined in the Ship Security Documents for such Ship) for such Ship;

“Pollutant” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

“Quotation Date” means, in relation to any period for which LIBOR is to be determined under this Agreement, the day falling two (2) Banking Day before the first day of such period, unless market practice differs in the London Interbank Market, which case the Quotation Date will be determined by the Bank in accordance with market practice in the London Interbank Market;

“Reduction Dates” means, subject to clause 6.3, each of the dates falling at six (6) monthly intervals after the earlier of (a) the first Drawdown Date and (b) 31 December 2007 up to and including the Final Maturity Date;

“Registry” means, in relation to a Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Owner’s title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Relevant Party” means the Borrower, each of the Owners, any other Security Party and each member of the Group from time to time;

“Relevant Ship” means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

“Requisition Compensation” means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;

“River Globe” means the 53,500 dwt bulk carrier bearing hull number DY120 and under construction by Yangzhou Danyang Shipyard of The People’s Republic of China, to be purchased by the River Globe Owner under the River Globe Contract and registered on its Delivery Date in the name and under the ownership of the River Globe Owner through the relevant Registry under the laws and flag of the relevant Flag State with the name River Globe;

“River Globe Contract” means the memorandum of agreement dated 11 July 2007 made between the River Globe Owner and the relevant Seller, as amended from time to time, relating to the sale by such Seller and the purchase by the River Globe Owner, of River Globe;

“River Globe Owner” means Devocean Maritime Ltd. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“Security Accounts” means, at any relevant time, the Operating Accounts and any bank accounts of the Borrower opened with the Bank, which are subject to an Encumbrance in favour of the Bank and designated by the Bank as “Security Accounts” for the purposes of this Agreement;

“Security Charter” means, in relation to a Ship, any time charter or other contract of employment for such Ship for a term which exceeds or, by virtue of any optional extensions therein contained, may exceed twelve (12) months’ duration which is entered into at any relevant time by the relevant Owner with a Charterer and which is in a form and substance acceptable to the Bank in all respects (including, for the avoidance of doubt, the Initial Charters);

“Security Documents” means this Agreement, the Master Swap Agreement, the Owner’s Guarantees, the Mortgages, the General Assignments, the Operating Accounts Pledges, the Manager’s Undertakings, the Master Agreement Security Deed, any Charter Assignment and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of any moneys from time to time owing by the Borrower to the Bank pursuant to this Agreement, interest thereon and other moneys from time to time owing by the Borrower or any other Security Party pursuant to this Agreement and/or any other Security Document (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means the Borrower, each Owner, the Manager or any other person who may at any time be a party to any of the Security Documents (other than the Bank);

“Security Period” means the period commencing on the date of this Agreement and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

“Security Requirement” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower) which is, at any relevant time, One hundred and thirty three per cent (133%) of the aggregate of:

(a)	the Loan at such time; plus

(b)	the Swap Exposure at such time; minus

(c)	the aggregate amount, if any, standing to the credit of the Security Accounts at such time;

“Security Value” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower) which, at any relevant time, is the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (b) market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.2;

“Seller”:

(a)	in relation to River Globe and the River Globe Contract, means Lakithra Transportation Corp. of Liberia and includes it successors in title; or

(b)	in relation to Tiara Globe and the Tiara Globe Contract, means Tiara Navigation Sdn. Bhd. of Malaysia and includes it successors in title;

and “Sellers” means either or both of them;

“Ship” means:

(a)	in relation to the Island Globe Owner, Island Globe;

(b)	in relation to the River Globe Owner, River Globe; or

(c)	in relation to the Tiara Globe Owner, Tiara Globe,

and “Ships” means any or all of them;

“Ship Security Documents” means, in relation to a Ship, the Mortgage, the General Assignment, any Charter Assignment and the Manager’s Undertaking in respect of such Ship;

“SMC” means, in relation to a Ship, a safety management certificate issued in respect of such Ship in accordance with rule 13 of the Code;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Swap Exposure” means, as at any relevant time, the amount certified by the Bank to be the aggregate net amount in Dollars which would be payable by the Borrower to the Bank under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Swap Agreement if an Early Termination Date had occurred at the relevant time in relation to all continuing Designated Transactions thereunder;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Tiara Globe” means the motor vessel Selendang Tiara, a 1998-built, 72,929 dwt bulk carrier registered on the date of this Agreement in the ownership of the relevant Seller under the flag of Malaysia, to be purchased by the Tiara Globe Owner under the Tiara Globe Contract and registered on its Delivery Date in the name and under the ownership of the Tiara Globe Owner through the relevant Registry under the laws and flag of the relevant Flag State with the name Tiara Globe;

“Tiara Globe Contract” means the memorandum of agreement dated 7 September 2007 made between the Tiara Globe Owner and the relevant Seller, as amended from time to time, relating to the sale by such Seller, and the purchase by the Tiara Globe Owner, of Tiara Globe;

“Tiara Globe Owner” means Elysium Maritime Limited of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

"Total Assets" means, in respect of an Accounting Period, the "Total Assets" as shown in the Accounting Information relevant to such Accounting Period adjusted to take into account any difference between the book values of the Fleet Vessels and the Fleet Market Value;

“Total Loss” in relation to a Ship means:

(a)	the actual, constructive, compromised or arranged total loss of such Ship; or

(b)	the Compulsory Acquisition of such Ship; or

(c)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

“Transaction” has the meaning given to it in the Master Swap Agreement;

“Transferee” has the meaning given to it in clause 14.4; and

“Underlying Documents” means, together, any Security Charters, the Contracts and the Management Agreements and “Underlying Document” means any of them.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3
references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7
references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

1.4.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended; and

1.4.9
any reference to a person being required by applicable law to make a deduction or withholding for or on account of any tax from any payment under this Agreement shall be construed as including any circumstances in which a person is authorised under the Income Tax (Jersey) Law 1961 (as amended) to make such a deduction where a failure to allow such deduction would result in a fine being payable under Jersey law and the agreement under which the payment is made being void.

2	The Commitment and the Advances

2.1	Agreement to lend

Upon and subject to the terms of this Agreement, the Bank, relying upon each of the representations and warranties in clause 7, agrees to make available to the Borrower, during the Availability Period, a reducing revolving credit facility of up to One hundred and twenty million Dollars ($120,000,000).

2.2	Drawdown

Subject to the terms and conditions of this Agreement, each Advance shall be made available to the Borrower following receipt by the Bank from the Borrower of a Drawdown Notice for such Advance not later than 10:00 a.m. on the third Banking Day before the date on which the Borrower proposes such Advance is made.  A Drawdown Notice shall be effective on actual receipt by the Bank and once given shall, subject as provided in clause 3.6.1, be irrevocable.

2.3	Timing and limitations Advances

2.3.1	The aggregate amount of the Loan shall not exceed $120,000,000.

2.3.2	The Borrower shall be entitled to draw down the Commitment in several Advances.

2.3.3	Each Advance shall be a minimum of Five million Dollars ($5,000,000) or the balance of the Available Amount, provided that no Advance may be drawn down on any day:

(a)	of an amount exceeding the Available Amount on such day; or

(b)	of an amount which, when added to the aggregate amount of the Loan outstanding on such day, would exceed sixty per cent (60%) of the Security Value; or

(c)	if a Default has occurred and is continuing on such day; or

(d)	if the number of Advances outstanding (taking into account the proposed Advance to be drawdown) would exceed five (5).

2.3.4	No Advance may be drawn down after 31 December 2007 if no Advance has been drawn down to that date.

2.3.5	No Advance may be drawn down after the last day of the Availability Period.

2.4	Availability

Upon receipt of a Drawdown Notice for an Advance complying with the terms of this Agreement, the Bank shall make such Advance available to the Borrower on the Drawdown Date for such Advance in accordance with clause 6.2.  The Borrower acknowledges that payment in accordance with clause 6.2 of any Advance (or part thereof) to any lender of the existing Indebtedness of the Borrower secured on Island Globe or, as the case may be, to the Borrower, shall satisfy the obligations of the Bank to lend such Advance (or the relevant part thereof) to the Borrower.

2.5	Termination of Commitment

Any part of the Commitment which remains undrawn and uncancelled by the last day of the Availability Period shall thereupon be automatically cancelled.  The Commitment shall be reduced to zero (0) if no Advance has been drawn down by 31 December 2007.

2.6	Application of proceeds

Without prejudice to the Borrower’s obligations under clause 8.1.3, the Bank shall not have any responsibility for the application of the proceeds of the Loan or any part thereof by the Borrower.

2.7	Derivative transactions

2.7.1
If, at any time during the Security Period, the Borrower wishes to enter into any derivative transaction for any purpose whatsoever (including, without limitation, interest rate swap transactions so as to hedge all or any part of its exposure under this Agreement to interest rate fluctuations), it shall advise the Bank in writing.

2.7.2
Any such derivative transaction shall be concluded with the Bank under the Master Swap Agreement provided however that no such derivative transaction shall be concluded unless the Bank first agrees to it in writing.  If and when any such derivative transaction has been concluded, it shall constitute a Designated Transaction, and the Borrower shall sign a Confirmation with the Bank.

3	Interest

3.1	Normal interest rate

The Borrower shall pay interest on each Advance in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than six (6) months, by instalments, the first such instalment payable six (6) months from the commencement of the Interest Period and the subsequent instalments payable at intervals of six (6) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such period) at the rate per annum determined by the Bank to be the aggregate of (a) the Margin and (b) LIBOR for such Interest Period.

3.2	Selection of Interest Periods

The Borrower may by notice received by the Bank not later than 10:00 a.m. on the second Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of one month (1), three (3) months, six (6) months, nine (9) months or twelve (12) months or such other period which the Bank determines (in its absolute discretion) is available in the London Interbank Market as the Borrower may select and the Bank may agree.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrower pursuant to clause 3.2 but so that:

3.3.1
the initial Interest Period in respect of each Advance shall commence on the date such Advance is made and each subsequent Interest Period for such Advance shall commence on the last day of the previous Interest Period for such Advance;

3.3.2
if any Interest Period in respect of an Advance would otherwise overrun a Reduction Date, then, in the case of the last Reduction Date, such Interest Period shall end on such Reduction Date, and in the case of any other Reduction Date or Reduction Dates on which the Borrower will be required to make a prepayment pursuant to clause 4.3, the Loan (or any Advance thereof) shall be divided into parts so that there is one part in the amount of the prepayment amount due on each such Reduction Date falling during that Interest Period and having an Interest Period ending on the relevant Reduction Date and another part in the amount of the balance of the Loan (or Advance thereof) having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.3
if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4	Default interest

If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents (other than the Master Swap Agreement), the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Bank pursuant to this clause 3.4.  The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than six (6) months as selected by the Bank, each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period.  The rate of interest applicable to each such period shall be the aggregate (as determined by the Bank) of (a) two per cent (2%) per annum, (b) the Margin and (c) LIBOR for such period.  Default interest shall be due and payable on the last day of each such period as determined by the Bank pursuant to this clause 3.4 or, if earlier, on the date on which the sum in respect of which such default interest is accruing shall actually be paid.  If, for the reasons specified in clause 3.6.1, the Bank is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Bank to be two per cent (2%) per annum above the aggregate of the Margin and the cost of funds to the Bank.

3.5	Notification of interest rate

The Bank shall notify the Borrower promptly of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.

3.6	Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period:

(a)
the Bank shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period or that LIBOR does not accurately reflect the cost to the Bank of obtaining such deposits; or

(b)	that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan for such Interest Period;

the Bank shall forthwith give notice (a “Determination Notice”) thereof to the Borrower.  A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.  After the giving of any Determination Notice the undrawn and uncancelled amount of the Commitment shall not be borrowed until notice to the contrary is given to the Borrower by the Bank.

3.6.2
During the period of ten (10) days after any Determination Notice has been given by the Bank under clause 3.6.1, the Bank shall certify an alternative basis (the “Alternative Basis”) for funding the Commitment or maintaining the Loan.  The Alternative Basis may, at the Bank’s sole unfettered discretion include (without limitation) alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Bank equivalent to the Margin.  The Alternative Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrower that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4	Repayment, reduction and cancellation

4.1	Repayment

Without prejudice to the provisions of clause 4.3, the Borrower shall repay the Advances in full on the Final Maturity Date.

4.2	Voluntary prepayment

The Borrower may, upon giving to the Bank prior notice in writing of its intention to make such prepayment, prepay the Loan in whole or part (such part being in an amount of Four million five hundred thousand Dollars ($4,500,000) or any larger sum which is an integral multiple of Four million five hundred thousand Dollars ($4,500,000)) at any time without premium or penalty but subject always to its obligations under clauses 4.5 and 11.1.

4.3	Reductions of the Commitment and prepayment of the Advances

4.3.1
The Commitment shall be reduced on each of the Reduction Dates.  Subject to the provisions of this Agreement, the amount of each such reduction shall be (a) $10,000,000 on each of the first to fourth (inclusive) Reduction Dates, (b) $4,500,000 on each of the fifth to fifteenth (inclusive) Reduction Dates and (c) $30,500,000 on the final Reduction Date.  For the avoidance of doubt, on the final Reduction Date the Commitment shall be reduced to zero.

4.3.2	The Borrower shall prepay on each Reduction Date such part of the Loan as shall ensure that:

(a)	the outstanding amount of the Advances (taking into account such prepayment),

will not exceed

(b)	the amount of the Commitment (taking into account the reduction thereof on such Reduction Date in accordance with clause 4.3.1).

4.4	Prepayment and cancellation on Total Loss or sale; other mandatory prepayments

4.4.1	Before first drawdown

On a Ship becoming a Total Loss (or suffering damage or being involved in an incident which in the opinion of the Bank may result in such Ship being subsequently determined to be a Total Loss) or sold (other than under the relevant Contract) before any Advance is drawn down, the obligation of the Bank to make available the Commitment (or part thereof) shall immediately cease and the Commitment shall be reduced to zero (0).

4.4.2	Mortgaged Ships

(a)
Subject to clause 4.4.2(b), if a Mortgaged Ship becomes a Total Loss or is sold (with the prior written consent of the Bank pursuant to the relevant Ship Security Documents), the Relevant Fraction of the Commitment shall be cancelled and/or the Borrower shall prepay the Relevant Fraction of the Advances.

(b)
Notwithstanding sub-paragraph (a) of this clause 4.4.2, if a Mortgaged Ship becomes a Total Loss or is sold (with the prior written consent of the Bank pursuant to the relevant Security Documents) and at that time an Event of Default shall have occurred and be continuing, then:

(i)	the Borrower shall prepay, on the Disposal Reduction Date for such Mortgaged Ship, such proportion of the Loan; and/or

(ii)	such part of the Commitment shall be forthwith cancelled,

in each case, as the Bank may require in its absolute discretion (and the provisions of this clause 4.4.2(b) shall prevail over the provisions of clause 4.4.2(a) as to the amounts to be cancelled and/or prepaid).

(c)
For the avoidance of doubt, it is hereby agreed that, for the purposes of clauses 4.4.2(a) and 4.4.2(b), the Borrower shall be required to make a prepayment of the Advances (or part thereof) in accordance with either of such clauses, only if, and to the extent that, following the Total Loss or sale of the relevant Mortgaged Ship, the mere cancellation of part of the Commitment required by either of such clauses, shall not be sufficient to ensure that the aggregate amount of the Advances then outstanding does not exceed the Commitment (taking into account the relevant reduction thereof).

4.4.3	Defined terms

For the purposes of this clause 4.4:

(a)	“Disposal Reduction Date” means:

(i)	in relation to a Mortgaged Ship which has become a Total Loss, its Total Loss Reduction Date; or

(ii)
in relation to a Mortgaged Ship which is sold in accordance with the provisions of the relevant Ship Security Documents, the date of (and immediately prior to) completion of such sale by the transfer of title to such Mortgaged Ship to the purchaser in exchange for payment of the relevant purchase price;

(b)
“Relevant Fraction” means, in relation to a Mortgaged Ship which has become a Total Loss or is sold, the fraction having (i) as numerator the market value of the relevant Mortgaged Ship lost or sold as most recently determined in accordance with clause 8.2.2 and (ii) as a denominator the market value of all the Mortgaged Ships (including the relevant Mortgaged Ship lost or sold) as most recently determined in accordance with clause 8.2.2; and

(c)	“Total Loss Reduction Date” means, in relation to a Mortgaged Ship which has become a Total Loss, the date which is the earlier of:

(i)	the date falling one hundred and twenty (120) days after that on which such Mortgaged Ship becomes a Total Loss; and

(ii)	the date upon which insurance proceeds are, or Requisition Compensation is, received in respect of such Total Loss by the Borrower (or the Bank pursuant to the relevant Ship Security Documents).

4.4.4	Interpretation

For the purpose of this Agreement, a Total Loss shall be deemed to have occurred in relation to a Ship:

(a)	in the case of an actual total loss of such Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)	in the case of a constructive total loss of such Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)
in the case of a compromised or arranged total loss of such Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)	in the case of Compulsory Acquisition of such Ship, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(e)
in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the Borrower of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.5	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with:

4.5.1	accrued interest on the amount to be prepaid to the date of such prepayment;

4.5.2	any additional amount payable under clauses 6.6 or 12.2; and

4.5.3
all other sums payable by the Borrower to the Bank under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 5.1.2 and any amounts payable under clause 11.

4.6	Notice of prepayment; reduction of repayment instalments; re-borrowing

4.6.1
No prepayment may be effected under clause 4.2 unless the Borrower shall have given the Bank at least fifteen (15) days notice of its intention to make such payment.  Every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable, shall specify the Advance or Advances and the amount thereof to be prepaid, the manner of application of such prepayment pursuant to clause 4.6.2, and shall oblige the Borrower to make such prepayment on the date specified.

4.6.2	Any amount to be prepaid pursuant to clause 4.2 shall be applied in prepayment of such Advance or Advances, and in such manner between them, as specified by the Borrower.

4.6.3	The Borrower may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

4.6.4
Unless and to the extent that the Commitment has been cancelled or reduced on or prior to the date of any such prepayment and subject to the other terms of this Agreement, amounts prepaid under this Agreement may be re-borrowed.

4.6.5	For the avoidance of doubt, any amounts of the Commitment reduced or cancelled pursuant to clause 4.4 may not be re-instated.

4.6.6	Any reduction of the Commitment shall reduce proportionately the amounts thereof still required to be reduced on each Reduction Date pursuant to clause 4.3.1.

4.7	Cancellation of Commitment

The Borrower may, at any time during the Availability Period, by notice to the Bank cancel, with effect from a date not less than three (3) Banking Days after the receipt by the Bank of such notice, the whole or any part (being One million Dollars ($1,000,000)) or any larger sum which is an integral multiple of One million Dollars ($1,000,000)) of the Commitment, which is then available for drawing.  Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitment shall be reduced accordingly.  On the date when any such cancellation takes effect, the Borrower shall pay to the Bank any accrued commitment commission on the part of the Commitment being cancelled and any other amounts then payable under clause 11.

4.8	Unwinding of Designated Transactions

On or prior to any repayment of all or part of the Loan (including, without limitation, pursuant to clauses 4.2, 4.3, 4.4 or 8.2.1(a) or any other provision of this Agreement), the Borrower shall, upon the request of the Bank wholly or partially reverse, offset, unwind, cancel, close out, net out or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not, and will not in the future, exceed the amount of the Loan as may be reducing from time to time thereafter.

5	Fees, commission and expenses

5.1	Fees and commissions

The Borrower shall pay to the Bank:

5.1.1	on or prior to the date of this Agreement, an arrangement fee in the amount of $450,000; and

5.1.2
on each of the dates falling at three (3) monthly intervals after the date of this Agreement until the last day of the Availability Period and on the last day of the Availability Period, commitment commission computed from the date of this Agreement (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment), at the rate of zero point two five per cent (0.25%) per annum on the daily undrawn and uncancelled amount of the Commitment.

The fees and commission referred to in clause 5.1 shall be payable by the Borrower to the Bank whether or not any part of the Commitment is ever advanced and shall be, in each case, non-refundable.

5.2	Expenses

The Borrower shall pay to the Bank on a full indemnity basis on demand:

5.2.1
all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents; and

5.2.2
all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3	Value added tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.  Any value added tax chargeable in respect of any services supplied by the Bank under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties

The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with any of the Underlying Documents, the Security Documents, the Loan or any part thereof and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrower acknowledges that in performing its obligations under this Agreement, the Bank will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities matching the liabilities of the Borrower to the Bank and that it is reasonable for the Bank to be entitled to receive payments from the Borrower gross on the due date in order that the Bank is put in a position to perform its matching obligations to the relevant third parties.  All payments to be made by the Borrower under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account at such Bank and in such place as the Bank may from time to time specify for this purpose.

6.2	Payment by the Bank

All sums to be advanced by the Bank to the Borrower under this Agreement shall be remitted in Dollars on the Drawdown Date for the relevant Advance and shall be paid by the Bank to the account specified in the Drawdown Notice for such Advance.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless the Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year.

6.5	Certificates conclusive

Any certificate or determination of the Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower.

6.6	Grossing-up for Taxes

6.6.1
If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of the Bank, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.  The Borrower shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.6.2
For the avoidance of doubt, clause 6.6.1 does not apply in respect of sums due from the Borrower to the Bank under or in connection with the Master Swap Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Swap Agreement shall apply.

6.7	Loan account

The Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing and paid to it under the Security Documents.  Such account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under the Security Documents.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrower represents and warrants to the Bank that:

7.1.1	Due incorporation

each of the Borrower, the Owners and each of the other Security Parties is duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as a Marshall Islands corporation (in the case of each Owner and the Manager) or as a limited liability company (in the case of each of the other Security Parties), and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

the Borrower has power to execute, deliver and perform its obligations under the relevant Underlying Documents and the Security Documents to which it is or is to be a party and to borrow the Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents and the Underlying Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the Advances or any of them;

7.1.3	Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of the Borrower or any other Security Party or (iv) result in the creation or imposition of or oblige the Borrower or any of its Related Companies or any other Security Party or any of its Related Companies to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrower or any of its Related Companies or any other Security Party;

7.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower or any of its Related Companies or any other Security Party or any of its Related Companies which could have a material adverse effect on the business, assets or financial condition of the Borrower or any other Security Party or any other member of the Group or the Group as a whole;

7.1.6	No filings required

save for the registration of each Mortgage under the laws of the relevant Flag State through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Underlying Documents or the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Underlying Documents or the Security Documents and each of the Underlying Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of (a) English law to govern the Underlying Documents and the Security Documents (other than the Mortgages and the Operating Account Pledges), (b) the laws of the relevant Flag State to govern each Mortgage and (c) the laws of Switzerland to govern the Operating Account Pledges, and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts or, in the case of the Operating Account Pledges, the courts or Zürich, are valid and binding;

7.1.8	No immunity

neither the Borrower nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and each of the Security Documents to which it is a party or the performance by each Security Party of its obligations under the Underlying Documents and the Security Documents to which it is a party, has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

7.1.10	Shareholdings

each of the Owners and the Manager are wholly-owned direct Subsidiaries of the Borrower and Mr George Feidakis is the ultimate beneficial owner of no less than thirty five per cent (35%) of the total issued voting share capital of the Borrower;

7.1.11	Financial statements correct and complete

the audited consolidated financial statements of the Group in respect of the financial year ended on 31 December 2006 as delivered to the Bank have been prepared in accordance with the Applicable Accounting Principles and present fairly and accurately the consolidated financial position of the Group as at such date and the consolidated results of the operations of the Group for the financial year ended on such date and, as at such date, neither the Group nor any member thereof had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statement; and

7.1.12	Miscellaneous

(a)
the Borrower has, and has had in every year of its incorporation, exempt company status as defined in Article 123A of the Income Tax (Jersey) Law 1961, as amended and has paid all exempt company fees and has made disclosure of its beneficial ownership to the Jersey Financial Services Commission to the latter’s satisfaction;

(b)	the Borrower does not have any employees or occupy any floor space in Jersey;

(c)	the Borrower does not conduct any unauthorised financial services business as defined in the Financial Services (Jersey) Law 1998, as amended; and

(d)
the Borrower is not in breach of any licenses, permits or consents issued to it by any regulatory or governmental authority in Jersey and will not be in breach of the same as a result of entering into this Agreement.

7.2	Initial representations and warranties

The Borrower further represents and warrants to the Bank that:

7.2.1	Pari passu

the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower with the exception of any obligations which are mandatorily preferred by law and not by contract;

7.2.2	No default under other Indebtedness

neither the Borrower nor any other Security Party nor any other member of the Group is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3	Information

the information, exhibits and reports furnished by any Security Party to the Bank in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred and is continuing;

7.2.6	The Ships

each Ship will, on the date when the Mortgage over such Ship is registered, be:

(a)	in the absolute ownership of the relevant Owner who will, on and after such date, be the sole, legal and beneficial owner of such Ship;

(b)	permanently registered through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

7.2.7	Ships' employment

save for the relevant Initial Charter, no Ship is nor will, on or before the date when the Mortgage over such Ship is registered, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents, would have required the consent of the Bank and, on or before the date when the Mortgage over such Ship is registered, there will not be any agreement or arrangement whereby the Earnings of such Ship may be shared with any other person;

7.2.8	Freedom from Encumbrances

none of the Ships, nor its Earnings, Insurances, Requisition Compensation nor the Operating Accounts relevant to such Ship nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the date when the Mortgage over such Ship is registered, subject to any Encumbrance (other than Permitted Liens);

7.2.9	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank:

(a)
the Borrower and the other Relevant Parties and, to the best of the Borrower’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)
the Borrower and the other Relevant Parties and, to the best of the Borrower’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)
neither the Borrower nor any other Relevant Party nor, to the best of the Borrower’s knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates have received notice of any Environmental Claim that the Borrower or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.10	No Environmental Claims

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank, there is no Environmental Claim pending or, to the best of the Borrower’s knowledge and belief, threatened against the Borrower or any of the Ships or any other Relevant Party or any other Relevant Ship or, to the best of the Borrower’s knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

7.2.11	No potential Environmental Claims

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank, there has been no emission, spill, release or discharge of a Pollutant from any of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to any Relevant Party nor, (having made due enquiry) to the best of the Borrower’s knowledge and belief, from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party, which could give rise to an Environmental Claim;

7.2.12	ISPS Code

on the date when the Mortgage over a Ship is registered, the Owner of such Ship shall have a valid and current ISSC in respect of such Ship and such Ship shall be in compliance with the ISPS Code;

7.2.13	No material adverse change

there has been no material adverse change in the financial position of the Security Parties or any of them or the consolidated financial position of the Group, from that described by the Borrower to the Bank in the negotiation of this Agreement;

7.2.14	Borrower’s own account

in relation to the borrowing by the Borrower of each Advance, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement, the Borrower is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented by any relevant regulatory authority or otherwise to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended)); and

7.2.15	Copies true and complete

the copies of the Underlying Documents delivered or to be delivered to the Bank pursuant to clause 9.1 are or will, when delivered, be true and complete copies of such documents; such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with their terms and there have been no amendments or variations thereof or defaults thereunder.

7.3	Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrower shall:

(a)	be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day; and

(b)
be deemed to further represent and warrant to the Bank that the then latest audited financial statements delivered to the Bank under clause 8.1.5 (if any) have been prepared in accordance with the Applicable Accounting Principles and practices which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group for the financial period to which the same relate and, as at the end of such financial period, neither the Borrower nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	Undertakings

8.1	General

The Borrower undertakes with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will:

8.1.1	Notice of Default

promptly inform the Bank of any occurrence of which it becomes aware which might materially and adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents and, without limiting the generality of the foregoing, will inform the Bank of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents;

8.1.3	Use of proceeds

use the Advances or any of them exclusively for the purposes specified in clause 1.1;

8.1.4	Pari passu

ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 8.3, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5	Financial statements

prepare or cause to be prepared:

(a)
consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year and cause the same to be reported on by its auditors; and

(b)	unaudited consolidated financial statements of the Group in respect of each financial half-year, on the same basis as the audited statements,

and deliver to the Bank as many copies of the same as the Bank may reasonably require as soon as practicable but not later than one hundred and fifty (150) days (in the case of annual statements) or ninety (90) days (in the case of semi-annual statements) after the end of the financial period to which they relate;

8.1.6	Delivery of reports

deliver to the Bank as many copies as the Bank may reasonably require of every report, circular, notice, notification, filing or like document issued by the Borrower to its shareholders or creditors in general or filed, issued or submitted to the London Stock Exchange or any related authority, at the same time as the same is issued, filed or submitted;

8.1.7	Provision of further information

provide the Bank with such financial and other information concerning the Borrower, the other Security Parties, any other member of the Group, any Charterers, the Group and their respective commitments, operations and affairs, as the Bank may from time to time reasonably require;

8.1.8	Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents to which it is a party;

8.1.9	Compliance with Code

and will procure that any Operator will, comply with and ensure that each Ship and any Operator at all times complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.10	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Bank if there is any threatened or actual withdrawal of its Operator’s DOC or the SMC in respect of any Ship;

8.1.11	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Bank upon the issuance to any Operator of a DOC and to each Ship of an SMC or the receipt by the relevant Owner or any Operator of notification that its application for the same has been refused;

8.1.12	ISPS Code compliance

and will procure that the Manager or any Operator will:

(a)	from the date when the Mortgage over a Ship is registered and at all times thereafter, maintain a valid and current ISSC respect of such Ship;

(b)	immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of any Ship; and

(c)	procure that, from the date when the Mortgage over a Ship is registered and at all times thereafter, such Ship complies with the ISPS Code;

8.1.13	“KYC” requirements

deliver to the Bank such documents and evidence as the Bank shall from time to time require based on applicable laws and regulations or the Bank’s own internal guidelines, in each case relating to the verifications of identity and knowledge of the Bank’s customers; and

8.1.14	Employment

without prejudice to the rights of the Bank under the provisions of the other Security Documents, advise the Bank promptly of any Security Charter being entered into in respect of a Ship and:

(a)	deliver a certified copy of each such Security Charter forthwith after its execution; and

(b)	procure that the relevant Owner shall, forthwith after its execution:

(i)	execute a Charter Assignment of such Security Charter; and

(ii)	procure the service of any notice of assignment on the relevant Charterer or other counterparty and the acknowledgement of such notice by the relevant Charterer or other counterparty;

(c)
deliver to the Bank on demand made by it, such documents and evidence of the type referred to in schedule 2 to any such Charter Assignment, Security Charter or Charterer or any other related matter referred to in this clause 8.1.14, as the Bank may in its sole discretion require; and

(d)	pay on the Bank’s demand all legal and other costs incurred by the Bank in connection with or in relation to any such assignment or any other related matter referred to in this clause 8.1.14.

8.2	Security value maintenance

8.2.1	Security Shortfall

If at any time the Security Value shall be less than the Security Requirement, the Bank shall give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall either:

(a)
prepay, within a period of fifteen (15) days of the date of receipt by the Borrower of the Bank's said notice, such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other prepayment of the Loan (or part thereof) made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)
within fifteen (15) days of the date of receipt by the Borrower of the Bank's said notice, constitute to the satisfaction of the Bank such further security for the Loan and any amounts owing under the Master Swap Agreement as shall be acceptable to the Bank, having a value for security purposes (as determined by the Bank in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

The provisions of clauses 4.5 and any relevant provisions of 4.6 shall apply to prepayments made under this clause 8.2.1(a).

8.2.2	Valuation of Ships

(a)
Each of the Mortgaged Ships shall, for the purposes of this Agreement, be valued in Dollars as and when the Bank shall require (and at least twice in each calendar year), by an independent and internationally recognised firm of shipbrokers appointed by the Bank in its sole discretion. Each such valuation shall be addressed to the Bank and made without, unless required by the Bank, physical inspection and on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning the Mortgaged Ship.  Such valuation shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.

(b)
The Borrower shall be entitled to request the Bank to obtain a second valuation of a Mortgaged Ship by another independent and internationally recognised firm of shipbrokers appointed by the Bank in its sole discretion, such valuation to be made on the same basis described in paragraph (a) above.  In the event of the Bank so obtaining a second such valuation for a Mortgaged Ship, the arithmetic mean of the two (2) valuations shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.

(c)
The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2 shall be binding upon the parties hereto until such time as any such further valuation shall be obtained.

8.2.3	Information

The Borrower undertakes with the Bank to supply to the Bank and to any such firm of shipbrokers such information concerning each Mortgaged Ship and its condition as such firm of shipbrokers may require for the purpose of making any such valuation.

8.2.4	Costs

All costs in connection with the Bank obtaining any valuation of each of the Mortgaged Ships referred to in clause 8.2.2 and all costs in connection with any valuation of the Ships obtained pursuant to schedule 2, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrower Provided that if no Default shall have occurred which is continuing, the Borrower shall only bear the cost of up to two (2) such valuations for each Mortgaged Ship pursuant to clause 8.2.2 in each calendar year.

8.2.5	Valuation of additional security

For the purpose of this clause 8.2, the market value of any additional security provided or to be provided to the Bank shall be determined by the Bank in its absolute discretion without any necessity for the Bank assigning any reason thereto.

8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Bank shall be entitled to receive such evidence and documents of the kind referred to in schedule 2 as may in the Bank's opinion be appropriate and such favourable legal opinions as the Bank shall in its absolute discretion require.

8.3	Negative undertakings

The Borrower undertakes with the Bank that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Commitment remains outstanding, the Borrower will not:

8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets (including without limitation the shares of the Owners), rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of any of the Security Parties or any other person;

8.3.2	No merger

merge or consolidate with any other company or person or enter into any de-merger, amalgamation, corporate reconstruction or corporate redomiciliation of any kind whatsoever;

8.3.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part of its present or future undertaking, assets (including without limitation the shares of the Owners), rights or revenues (otherwise than, by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

8.3.4	Other business

undertake any business other than the ownership of shares of companies owning and operating ocean-going vessels and chartering the same to third parties;

8.3.5	Loans

make any loans or grant any credit to any person or agree to do so save for normal trade credit in the ordinary course of business, or loans or advances made to any other member of the Group on an arm’s length basis and in the ordinary course of business;

8.3.6	Share capital and distribution

(a)
subject to paragraph (b) below, purchase or otherwise acquire for value any shares of its capital or declare or pay any dividends or distribute any of its present or future assets, undertaking, rights or revenues to any of its shareholders;

(b)
the Borrower may declare or pay dividends to its shareholders in respect of any of its financial half-years if (a) no Default shall have occurred at the time of declaration or payment of such dividends nor would occur as a result of the declaration or payment of such dividends and (b) such dividends do not exceed 75% of the Borrower’s Net Profit for such financial half-year;

8.3.7	Shareholdings

change, cause, permit any change in, the legal ownership of any Owner or the Manager, such that any of them ceases to be a wholly-owned direct Subsidiary of the Borrower; or

8.3.8	Constitutional documents

agree to any amendments or variation of its constitutional documents.

8.4	Financial undertakings

8.4.1
The Borrower undertakes with the Bank that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Commitment remains outstanding, it will ensure that:

(a)	Equity Ratio

the Equity Ratio shall not be, in respect of any Accounting Period, less than 0.35:1.0;

(b)	Liquidity

it maintains at the end of each Accounting Period and at all other times during the Security Period, Consolidated Cash and Cash Equivalents of at least $10,000,000.

8.4.2
All the terms defined in clause 1.2 and used in this clause 8.4 and other accounting terms used in this clause 8.4 are to be determined on a consolidated basis and (except as items are expressly included or excluded in the relevant definition or provision) are used and shall be construed in accordance with the Applicable Accounting Principles consistently applied and as determined by reference to any relevant Accounting Information or any other information available to the Bank at any relevant time.

8.4.3
The compliance of the Borrower with the undertakings set out in clause 8.4.1 shall be tested by the Bank (a) as at the end of each Accounting Period on the basis of calculations made by the Bank by reference to the Accounting Information relevant to such Accounting Period, at the time when such Accounting Information is supplied to the Bank under clause 8.1.5 and (b) at any other time by reference to such Accounting Information or any other relevant information available to the Bank at that time.

8.4.4
Without prejudice to the other terms of this clause 8.4 and, in particular, the time when compliance with the financial undertakings of clause 8.4.1 is to be measured by the Bank pursuant to clause 8.4.3, the Borrower hereby undertakes that the financial undertakings of clause 8.4.1 will be complied with at all times during the whole term of each Accounting Period.

8.4.5
For the purposes of this clause 8.4: (a) no item shall be deducted or credited more than once in any calculation; and (b) any amount expressed in a currency other than Dollars shall be converted into Dollars in accordance with the Applicable Accounting Principles consistently applied.

8.4.6
For the purposes of this clause 8.4, each Fleet Vessel (other than the Ships) shall be valued as and when required by the Bank in its sole discretion at the cost of the Borrower, in accordance with, and in the manner described in, clauses 8.2.2, 8.2.3, 8.2.4 and 8.2.6, which shall apply to this clause mutatis mutandis as if set out in full herein in respect of the Fleet Vessels instead of the Ships.

9	Conditions

9.1.1	Commitment

The obligation of the Bank to make the Commitment available shall be subject to the condition that the Bank or its duly authorised representative shall have received, not later than two (2) Banking Days before the date of this Agreement, the documents and evidence specified in Part 1 of schedule 2 in form and substance satisfactory to the Bank.

9.1.2	First Advance

The obligation of the Bank to make available any Advance shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the first Advance to be drawn down, the documents and evidence specified in Part 2 of schedule 2, in form and substance satisfactory to the Bank.

9.1.3	Further Advances

The obligation of the Bank to make available any Advance (other than the first Advance), which for the purposes of compliance with clause 2.3.3(b) requires the execution and registration of a Mortgage over a Ship (other than Island Globe) in favour of the Bank, shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of such Advance, the documents and evidence specified in Part 3 of schedule 2 relating to such Ship (referred to in such Part 3 as the “Relevant Ship”) in form and substance satisfactory to the Bank.

9.2	General conditions precedent

The obligation of the Bank to make any Advance available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for such Advance, and at the time of the making of such Advance:

9.2.1
the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) and (ii) clause 4 of each Owner’s Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time;

9.2.2	no Default shall have occurred and be continuing or would result from the making of such Advance; and

9.2.3	in the case of Advances other than the first Advance to be drawn down, that the conditions set out in clauses 9.1.1 and 9.1.2 have been satisfied.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than five (5) Banking Days prior to each Drawdown Date of an Advance and not later than five (5) Banking Days prior to each Interest Payment Date, the Bank may request and the Borrower shall, not later than two (2) Banking Days prior to such date, deliver to the Bank on such request further favourable certificates and/or favourable opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10.

10	Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1
Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents or the Underlying Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2
Master Swap Agreement: (a) an Event of Default or Potential Event of Default (in each case as defined in the Master Swap Agreement) has occurred and is continuing with the Borrower as the Defaulting Party (as defined in the Master Swap Agreement) under the Master Swap Agreement or (b) an Early Termination Date has occurred or been or become capable of being effectively designated under the Master Swap Agreement by the Bank or (c) the Master Swap Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

10.1.3
Breach of Insurances and certain other obligations: the relevant Owner or, as the case may be, the Manager fails to obtain and/or maintain the Insurances (in accordance with the requirements of the relevant Ship Security Documents) for any of the Mortgaged Ships or if any insurer in respect of any such Insurances cancels such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for such Insurances or for any other failure or default on the part of any of the Owners or any other person, or the Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 8.2 or 8.3 or 8.4 of this Agreement or any of the Owners commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clause 5 of the relevant Owner’s Guarantee; or

10.1.4
Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents to which it is a party or any of the Underlying Documents (other than those referred to in clauses 10.1.1, 10.1.2 and 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within fourteen (14) days of the Bank notifying the relevant Security Party of such default and of such required action; or

10.1.5
Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party to which it is a party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents to which it is a party or any of the Underlying Documents, is or proves to have been incorrect or misleading in any material respect; or

10.1.6
Cross-default: any Indebtedness of any Relevant Party is not paid when due or any Indebtedness of any Relevant Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Relevant Party of a voluntary right of prepayment), or the creditor of any Relevant Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Relevant Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (howsoever described) of the person concerned unless the Relevant Party shall have satisfied the Bank that such withdrawal, suspension or cancellation will not affect or prejudice in any way such Relevant Party’s ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Relevant Party in respect of Indebtedness is not honoured when due and called upon; or

10.1.7
Legal process: any judgment or order made against any Relevant Party is not stayed or complied with within fourteen (14) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Relevant Party and is not discharged within fourteen (14) days; or

10.1.8
Insolvency: any Relevant Party is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; is declared “bankrupt” within the meaning of Article 8 (Meaning of Bankruptcy) of the Interpretation (Jersey) Law 1954; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.9
Reduction or loss of capital: a meeting is convened by any Relevant Party for the purpose of passing any resolution to reduce or redeem any of its share capital or, in the case of any of the Owners or the Manager, to purchase any of its share capital; or

10.1.10
Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding-up any Relevant Party or an order is made or resolution passed for the winding up of any Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.11
Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Relevant Party or the Bank believes that any such petition or other step is imminent or an administration order is made in relation to any Relevant Party; or

10.1.12
Appointment of receivers and managers: any administrative or other receiver is appointed of any Relevant Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Relevant Party; or

10.1.13
Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Relevant Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such person and any of its creditors; or

10.1.14
Analogous proceedings: there occurs, in relation to any Relevant Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Bank, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.7 to 10.1.13 (inclusive) or any Relevant Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.15	Cessation of business: any Relevant Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.16
Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any other Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.17
Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.18
Unlawfulness: it becomes impossible or unlawful at any time for any Security Party to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Bank to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.19	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.20	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.21
Material adverse change: there occurs, in the opinion of the Bank, a material adverse change in the financial condition of any Security Party or any other member of the Group, or the Group as a whole, by reference to the financial statements of the Group referred to in clause 7.1.11 or from that described by any Security Party to the Bank in the negotiation of this Agreement, which, would in the opinion of the Bank materially impair the ability of the Security Parties (or any of them) to perform their respective obligations under this Agreement and to the Security Documents to which they are a party; or

10.1.22
Arrest: any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Owner and the relevant Owner shall fail to procure the release of such Mortgaged Ship within a period of three (3) Banking Days thereafter; or

10.1.23
Registration: the registration of any Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Bank or if such registration of such Ship is not renewed at least forty-five (45) days prior to the expiry of such registration; or

10.1.24
Unrest: the Flag State of any Ship becomes involved in hostilities or civil war or there is a seizure of power in such Flag State by unconstitutional means if, in any such case, such event could in the opinion of the Bank reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.25
Environment: the Borrower, any of the Owners and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any of the Ships or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim if, in any such case, such non-compliance or incident or the consequences thereof could, in the opinion of the Bank, reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Borrower or any of its Related Companies or any other Relevant Party or the Group as a whole or on the security constituted by any of the Security Documents; or

10.1.26
P&I: the Borrower or any of the Owners or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which any Ship is entered for insurance or insured against protection and indemnity risks (including all P&I risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where any Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.27
Shareholdings: (a) any Owner or the Manager ceases to be a wholly-owned direct Subsidiary of the Borrower or (b) there is any change in the ultimate beneficial ownership of any of the shares in the Borrower such that Mr George Feidakis ceases to be the ultimate beneficial owner of at least 35% of the total issued voting share capital of the Borrower at any relevant time; or

10.1.28	Accounts: moneys are withdrawn from any Operating Account other than in accordance with clause 5 of the relevant Owner’s Guarantee; or

10.1.29	Manager: any Ship ceases to be managed by the Manager without the prior written consent of the Bank; or

10.1.30
De-listing etc.: the shares of the Borrower are de-listed, or cease to trade or are suspended from trading (whether permanently or temporarily for longer than ten (10) consecutive days) on, the Alternative Investments Market of the London Stock Exchange; or

10.1.31	Initial Charters: any Initial Charter is cancelled, repudiated or terminated for any reason (other than by mere effluxion of time or the Total Loss of the relevant Ship); or

10.1.32
Licenses, etc:  any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents; or

10.1.33
Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Bank, is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents to which it is a party or (ii) the security created by any of the Security Documents.

10.2	Acceleration

The Bank shall, without prejudice to any other rights of the Bank, at any time after the happening of an Event of Default by notice to the Borrower declare that:

10.2.1	the obligation of the Bank to make the Commitment available shall be terminated, whereupon the Commitment at the time shall be reduced to zero forthwith; and/or

10.2.2
the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3	Demand basis

If, pursuant to clause 10.2.2, the Bank declares the Loan to be due and payable on demand, the Bank may by written notice to the Borrower (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrower shall on demand indemnify the Bank, without prejudice to any of the Bank's other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which the Bank shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default in payment of any sum under any of the Security Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3
any prepayment of the Loan (or any part thereof) being made under clauses 4.2, 4.3, 4.4, 8.2.1(a) or 12.1 or any other prepayment or repayment of an Advance (or part thereof) being made otherwise than on an Interest Payment Date relating to the part of the Advance being prepaid or repaid; or

11.1.4	any Advance not being made for any reason (excluding any default by the Bank) after the Drawdown Notice for such Advance has been given,

including, in any such case, but not limited to any loss or expense sustained or incurred by the Bank in maintaining or funding the Commitment or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Commitment or any part thereof or any other amount owing to the Bank.

11.2	Currency indemnity

If any sum due from the Borrower under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrower shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

Any amount due from the Borrower under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Environmental indemnity

The Borrower shall indemnify the Bank on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against the Bank at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Bank if such Environmental Claim would not have been, or been capable of being, made or asserted against the Bank if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

11.4	Central Bank or European Central Bank reserve requirements indemnity

The Borrower shall on demand promptly indemnify the Bank against any cost incurred or loss suffered by the Bank as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national central bank to the extent that such compliance relates to the Commitment or the Loan or part thereof or deposits obtained by it to fund or maintain the whole or part of the Loan and such cost or loss is not recoverable by the Bank under clause 12.2.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for the Bank to make an Advance or maintain its Commitment or fund the Loan, the Bank shall promptly give notice to the Borrower whereupon (a) the Commitment shall be reduced to zero and (b) the Borrower shall be obliged to prepay the Loan either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrower under this Agreement and/or the Master Swap Agreement or either of them.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

12.2.1
subject the Bank to Taxes or change the basis of Taxation of the Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of the Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2	increase the cost to, or impose an additional cost on, the Bank or its holding company in making or keeping the Loan available or maintaining or funding all or part of the Loan; and/or

12.2.3	reduce the amount payable or the effective return to the Bank under any of the Security Documents; and/or

12.2.4
reduce the Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Bank's obligations under any of the Security Documents; and/or

12.2.5	require the Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by the Bank under any of the Security Documents; and/or

12.2.6
require the Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)	the Bank shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

(b)
the Borrower shall on demand made at any time whether or not the Advances outstanding have been repaid, pay to the Bank the amount which the Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which the Bank or its holding company regards as confidential) is required to compensate the Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, foregone return or loss.

For the purposes of this clause 12.2 “holding company” means the company or entity (if any) within the consolidated supervision of which the Bank is included.

12.3	Exception

Nothing in clause 12.2 shall entitle the Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

13	Security and set-off

13.1	Application of moneys

All moneys received by the Bank under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied in the following manner:

13.1.1	first, in or toward payment of all unpaid costs, expenses, fees and commitment commissions which may be owing to the Bank under any of the Security Documents;

13.1.2	secondly, in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;

13.1.3	thirdly, in or towards repayment of the Loan (whether the same is due and payable or not);

13.1.4	fourthly, in or towards payment to the Bank of any sum owing to it under the Master Swap Agreement;

13.1.5
fifthly, in or towards payment to the Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid or prepaid and which amounts are so payable under this Agreement;

13.1.6	sixthly, in or towards payment to the Bank of any other sums owing to it under any of the Security Documents; and

13.1.7	seventhly, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled to receive such surplus.

13.2	Set-off

13.2.1
The Borrower authorises the Bank (without prejudice to any of the Bank’s rights at law, in equity or otherwise), at any time and without notice to the Borrower, to apply any credit balance to which the Borrower is then entitled standing upon any account of such Borrower with any branch of the Bank in or towards satisfaction of any sum due and payable from the Borrower to the Bank under any of the Security Documents.  For this purpose, the Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.2.2
The Bank shall not be obliged to exercise any right given to it by this clause 13.2.  The Bank shall notify the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

13.2.3	Nothing in this clause 13.2 shall be effective to create an Encumbrance or any other security interest.

13.3	Further assurance

The Borrower undertakes that the Security Documents shall, both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents, be valid and binding obligations of the respective parties thereto and rights of the Bank enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.4	Conflicts

In the event of any conflict between this Agreement and any of the other Borrower’s Security Documents, the provisions of this Agreement shall prevail.

14	Assignment, transfer and lending office

14.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Bank and the Borrower and their respective successors in title.

14.2	No assignment by Borrower

The Borrower may not assign or transfer any of its rights or obligations under this Agreement.

14.3	Assignment by Bank

The Bank may assign all or any part of its rights under this Agreement or under any of the other Security Documents to any other bank or financial institution (an “Assignee”) with the prior written consent of the Borrower (such consent not to be unreasonably withheld and the request for which to be promptly responded to) unless the Assignee shall be a Related Company of the Bank (in which case no such consent shall be required, the Borrower consenting to such assignment by its execution of this Agreement).

14.4	Transfer

The Bank may transfer all or any part of its rights, benefits and/or obligations under this Agreement and/or any of the other Security Documents to any one or more banks or other financial institutions (a “Transferee”) with the prior written consent of the Borrower (such consent not to be unreasonably withheld and the request for which to be promptly responded to) unless the Transferee shall be a Related Company of the Bank (in which case no such consent shall be required, the Borrower consenting to such transfer by its execution of this Agreement) and if the Transferee, by delivery of such undertaking as the Bank may approve, becomes bound by the terms of this Agreement and agrees to perform all or, as the case may be, part of the Bank’s obligations under this Agreement.

14.5	Documenting assignments and transfers

If the Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 14.3 or 14.4 the Borrower undertakes, immediately on being requested to do so by the Bank and at the cost of the Bank, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Transferee all or the relevant part of the Bank's interest in the Security Documents and all relevant references in this Agreement to the Bank shall thereafter be construed as a reference to the Bank and/or its Assignee or Transferee (as the case may be) to the extent of their respective interests.

14.6	Lending office

The Bank shall lend through its office at the address specified in the definition of “Bank” in clause 1.2 or through any other office of the Bank selected from time to time by it through which the Bank wishes to lend for the purposes of this Agreement.  If the office through which the Bank is lending is changed pursuant to this clause 14.6, the Bank shall notify the Borrower promptly of such change.

14.7	Disclosure of information

The Bank may disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrower and the other Security Parties or any of them as the Bank shall consider appropriate.

15	Notices and other matters

15.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

15.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

15.1.2
be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or five (5) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

15.1.3	be sent:

(a)	if to the Borrower at:

c/o Globus Shipmanagement Corp.
128 Vouliagmenis Avenue
166 74 Glyfada
Greece

Fax No:    +30 210 960 8352
Attn:        Mr George Karageorgiou

(b)	if to the Bank at:

Credit Suisse
St. Alban-Graben 1-3
P.O. Box CH-4002
Basel
Switzerland

Fax No:       +41 61 266 7939
Attention:  Ms Lydia Lampadaridou

or to such other address and/or numbers as is notified by one party to the other party under this Agreement.

15.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

15.3	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

15.4	Waiver of Borrowers' rights

The Borrower agrees with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will not, without the prior written consent of the Bank:

15.4.1
exercise any right of subrogation, reimbursement and indemnity against any Owner or any other person liable under the Security Documents, whether in respect of any Indebtedness or intra-Group loans or otherwise;

15.4.2
demand or accept repayment in whole or in part of any Indebtedness (including intra-Group loans) now or hereafter due to such Borrower from any Owner or from any other person liable under the Security Documents or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

15.4.3	take any steps to enforce any right against any Owner or any other person liable under the Security Documents in respect of any such moneys; or

15.4.4
claim any set-off or counterclaim against any Owner or any other person liable under the Security Documents or claiming or proving in competition with the Bank in the liquidation of any Owner or any other person liable under the Security Documents or have the benefit of, or share in, any payment from or composition with, any Owner or any other person liable under the Security Documents or any other Security Document now or hereafter held by the Bank for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Bank, it will prove for the whole or any part of its claim in the liquidation of any Owner or other person liable under the Security Documents on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Bank and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Bank shall deem appropriate.

16	Governing law and jurisdiction

16.1	Law

This Agreement is governed by, and shall be construed in accordance with, English law.

16.2	Submission to jurisdiction

The Borrower agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrower or any of its assets may be brought in the English courts.  The Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Messrs. Saville & Co. at present of One Carey Lane, London EC2V 8AE, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against the Bank arising out of or in connection with this Agreement.

16.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

Form of Drawdown Notice

(referred to in clause 2.2)

To:	Credit Suisse
St. Alban-Graben 1-3
P.O. Box CH 4002
Basel
Switzerland

[•] 200[•]

US$120,000,000 Reducing Revolving Credit Facility
Facility Agreement dated [•] November 2007

We refer to the above Facility Agreement (the “Facility Agreement”) and hereby give you notice that we wish to draw down an Advance in the amount of $[•] on [                      ] 200[•] and select an Interest Period in respect thereof of [•] months.  The funds should be credited to [name and number of account] with [details of bank in New York City].

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)
the representations and warranties contained (i) in clauses 7.1, 7.2 and 7.3(b) of the Facility Agreement and (ii) in clauses 4.1 and 4.2 of each executed Owner’s Guarantee, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)
the borrowing to be effected by the drawdown of such Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(d)
there has been no material adverse change in the financial position of ourselves or any Security Party or the Group, from that described by us or any other Security Party to the Bank in the negotiation of the Facility Agreement.

Words and expressions defined in the Facility Agreement shall have the same meanings where used herein.

For and on behalf of
GLOBUS MARITIME LIMITED

Schedule 2
Documents and evidence required as conditions precedent to the
Commitment being made available

(referred to in clause 9.1)

1	Constitutional documents

Copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

2	Corporate authorisations

copies of resolutions of the directors of each Security Party and officer’s certificates attaching extracts of the resolutions of the shareholders of each Security Party, approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as:

(a)	being true and correct;

(b)	being duly passed at meetings of the directors of such Security Party and of the shareholders of such Security Party, each duly convened and held;

(c)	not having been amended, modified or revoked; and

(d)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any such Security Party pursuant to such resolutions;

3	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

4	Certificates of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

5	Borrower’s consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of the Borrower that no consents, authorisations, licences or approvals are necessary for the Borrower to authorise or are required by the Borrower in connection with the borrowing by the Borrower of the Advances pursuant to this Agreement or the execution, delivery and performance of the Borrower's Security Documents;

6	Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrower) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrower of the Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7	Certified Underlying Documents

a copy, certified (in a certificate dated no earlier than (5) five Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Borrower of the Management Agreements and the Contracts;

8	Marshall Islands opinion

an opinion of Cozen O’Connor, special legal advisers on matters of Marshall Islands law to the Bank;

9	Jersey opinion

an opinion of Walkers, special legal advisers on matters of Jersey law to the Bank;

10	Operating Accounts

evidence that the Operating Accounts of the Owners have been opened together with duly completed mandate forms in respect thereof and that there is a credit balance in each such Operating Account;

11	Security Documents

the Master Swap Agreement, the Operating Account Pledges, the Master Agreement Security Deed and the Owner’s Guarantees, each duly executed by the relevant Security Parties;

12	Fees

evidence that any fees are under clause 5.1.1 have been paid in full;

13	Borrower’s process agent

a letter from the Borrower’s process agent for receipt of service of proceedings referred to in clause 16.2 accepting its appointment under the said clause and under each of the other Security Documents referred to in this Part 1 and in which it is or is to be appointed as the Borrower’s agent; and

14	Security Parties’ process agent

a letter from each Security Party’s agent for receipt of service of proceedings referred to in each of the Security Documents referred to in this Part 1 and in which it is or is to be appointed as such Security Party’s agent.

Part 2
First Advance

1	Drawdown Notice

The Drawdown Notice in respect of the first Advance to be drawn down duly executed;

2	Conditions precedent

evidence that the conditions precedent set out in Part 1 of schedule 2 remain fully satisfied;

3	Ship conditions

evidence that Island Globe (the “First Ship”):

3.1	Registration and Encumbrances

is permanently registered in the name of the relevant Owner under the laws and flag of the relevant Flag State through the relevant Registry and that the First Ship and its Earnings, Insurances and Requisition Compensation are free of Encumbrances;

3.2	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

3.3	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship); and

3.4	Initial Charter

has been delivered for service to the relevant charterer under the relevant Initial Charter;

4	Ship Security Documents

the Ship Security Documents in respect of the First Ship, each duly executed;

5	Mortgage registration

evidence that the Mortgage over the First Ship has been permanently registered against the First Ship under the laws and flag of the relevant Flag State through the relevant Registry;

6	Registration forms

such statutory forms duly signed by the Borrower and the other Security Parties as may be required by the Bank to perfect the security contemplated by the Security Documents referred to in this Part 2;

7	Notices of assignment

copies of duly executed notices of assignment required by the terms of the relevant Ship Security Documents referred to in this Part 2 and in the forms prescribed by such Ship Security Documents;

8	Valuation

a valuation of the First Ship made by one or (as the case may be) two shipbrokers in accordance with, and on the basis described in, clause 8.2.2, at the expense of the Borrower, such valuation to be made not earlier than thirty (30) days prior to the drawdown of the first Advance to be drawn down;

9	Insurance opinion

an opinion (at the cost of the Borrower) from insurance consultants to the Bank on the Insurances effected or to be effected in respect of the First Ship upon and following the first Drawdown Date;

10	SMC/DOC

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Borrower of the DOC issued to the Operator of the First Ship and the SMC for the First Ship;

11	ISPS

(a)	evidence satisfactory to the Bank that the First Ship is subject to a ship security plan which complies with the ISPS Code; and

(b)
a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the first Drawdown Date) as a true and complete copy by an officer of the Borrower of the ISSC and the continuous synopsis record (as described in the ISPS Code) for the First Ship;

12	Fees

evidence that any fees due under clause 5.1.1 and any commitment commission due pursuant to clause 5.1.2 have been paid in full;

13	Marshall Islands opinion

an opinion of Cozen O’ Connor, special legal advisers on matters of Marshall Islands law to the Bank;

14	Initial Charter

a certified true copy of the Initial Charter in respect of the First Ship;

15	Security Parties’ process agent

a letter from the relevant Security Parties’ agent for receipt of service of proceedings accepting its appointment under each of the Security Documents referred to in this Part 2 and in which it is or is to be appointed as the relevant Security Party's agent;

16	Existing Indebtedness

evidence that the Indebtedness of the Borrower existing on the date of this Agreement and secured on the First Ship has been, or will be with the proceeds of the first Advance to be drawn down, repaid in full, and any security granted in respect thereof has been discharged; and

17	Further matters/opinions

any such other matter or further opinion as may be required by the Bank.

Part 3
Further Advances

1	Drawdown Notice

The duly executed Drawdown Notice in respect of any Advance (other than the first Advance) which is to be made (the “Relevant Advance”) which, for the purposes of compliance with clause 2.3.3(b), requires the execution and registration of a Mortgage in favour of the Bank over a Ship (the “Relevant Ship”) (other than Island Globe);

2	Ship conditions

evidence that the Relevant Ship:

2.1	Registration and Encumbrances

is permanently registered in the name of the relevant Owner under the laws and flag of the relevant Flag State through the relevant Registry and that such Relevant Ship and its Earnings, Insurances and Requisition Compensation are free of Encumbrances;

2.2	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

2.3	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Relevant Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Relevant Ship); and

2.4	Initial Charter

evidence that the Relevant Ship has been delivered for service to the relevant charterer under the relevant Initial Charter;

3	Ship Security Documents

the Ship Security Documents in respect of the Relevant Ship, each duly executed;

4	Mortgage registration

evidence that the Mortgage over the Relevant Ship has been permanently registered against the Relevant Ship under the laws and flag of the relevant Flag State through the relevant Registry;

5	Registration forms

such statutory forms duly signed by the relevant Owner and the other Security Parties as may be required by the Bank to perfect the security contemplated by the relevant Security Documents referred to in this Part 3;

6	Notices of assignment

copies of duly executed notices of assignment requested by the terms of the relevant Ship Security Documents referred to in this Part 3 and in the forms prescribed by such Ship Security Documents referred to in this Part 3;

7	Delivery documents

copies, certified by the relevant Owner to be true and complete, of the bill of sale, the protocol of delivery and acceptance, the relevant commercial invoice and any other relevant delivery documents exchanged in respect of the Relevant Ship under the relevant Contract;

8	Transfer of title

evidence that the transfer of title to the Relevant Ship from the relevant Seller to the relevant Owner has been duly recorded in the relevant Registry free from Encumbrances;

9	Valuations

a valuation of the Relevant Ship made by one or (as the case may be) two shipbrokers in accordance with, and on the basis described in, clause 8.2.2, at the expense of the Borrower, such valuation to be made not earlier than thirty (30) days prior to the drawdown of the Relevant Advance;

10	Insurance opinion

an opinion (at the cost of the Borrower) from insurance consultants to the Bank on the insurances effected or to be effected in respect of the Relevant Ship upon and following the drawdown of the Relevant Advance;

11	SMC/DOC

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of the Relevant Advance) as a true and complete copy by an officer of the relevant Owner of the DOC issued to the Operator of the Relevant Ship and either (a) the SMC for the Relevant Ship or (b) an application for the issuance of the SMC for the Relevant Ship;

12	ISPS

(a)	evidence satisfactory to the Bank that the Relevant Ship is subject to a ship security plan which complies with the ISPS Code; and

(b)
a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of the Relevant Advance) as a true and complete copy by an officer of the relevant Owner of either (a) the ISSC or (b) an application for the issuance of the ISSC and the continuous synopsis record (as described in the ISPS Code) for the Relevant Ship;

13	Fees

evidence that any fees due under clause 5.1.1 and any commitment commission due under clause 5.1.2 have been paid in full;

14	Marshall Islands opinion

an opinion of Cozen O’Connor, special legal advisers on matters of Marshall Islands law to the Bank;

15	Initial Charter

a certified true copy of the Initial Charter in respect of the Relevant Ship, duly executed;

16	Security Parties’ process agent

a letter from the relevant Security Parties’ agent for receipt of service of proceedings accepting its appointment under each the said Security Documents referred to in this Part 3 in which it is or is to be appointed as the said Security Parties’ process agent; and

17	Further matter/opinions

any such other matters or further opinions as the Bank may require.

Schedule 3

Form of Master Swap Agreement

ISDA®

International Swaps and Derivatives Association, Inc.

2002 MASTER AGREEMENT

dated as of...

Credit Suisse .... and **Globus Maritime Limited** ....

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this 2002 Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties or otherwise effective for the purpose of confirming or evidencing those Transactions. This 2002 Master Agreement and the Schedule are together referred to as this "Master Agreement".

Accordingly, the parties agree as follows:—

1. Interpretation

(a) ***Definitions.*** The terms defined in Section 14 and elsewhere in this Master Agreement will have the meanings therein specified for the purpose of this Master Agreement.

(b) ***Inconsistency.*** In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.

(c) ***Single Agreement.*** All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) ***General Conditions.***

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

Copyright © 2002 by International Swaps and Derivatives Association, Inc.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other condition specified in this Agreement to be a condition precedent for the purpose of this Section 2(a)(iii).

(b) *Change of Account.* Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the Scheduled Settlement Date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) *Netting of Payments.* If on any date amounts would otherwise be payable:—

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by which the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount and payment obligation will be determined in respect of all amounts payable on the same date in the same currency in respect of those Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or any Confirmation by specifying that "Multiple Transaction Payment Netting" applies to the Transactions identified as being subject to the election (in which case clause (ii) above will not apply to such Transactions). If Multiple Transaction Payment Netting is applicable to Transactions, it will apply to those Transactions with effect from the starting date specified in the Schedule or such Confirmation, or, if a starting date is not specified in the Schedule or such Confirmation, the starting date otherwise agreed by the parties in writing. This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) ***Deduction or Withholding for Tax.***

(i) *Gross-Up.* All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:—

(1) promptly notify the other party ("Y") of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

2 ISDA® 2002

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) ***Liability.*** If:—

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

3. Representations

Each party makes the representations contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) and, if specified in the Schedule as applying, 3(g) to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement). If any "Additional Representation" is specified in the Schedule or any Confirmation as applying, the party or parties specified for such Additional Representation will make and, if applicable, be deemed to repeat such Additional Representation at the time or times specified for such Additional Representation.

(a) ***Basic Representations.***

(i) ***Status.*** It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) ***Powers.*** It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

3 ISDA® 2002

(iii) *No Violation or Conflict.* Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) *Consents.* All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) *Obligations Binding.* Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) *Absence of Certain Events.* No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) *Absence of Litigation.* There is not pending or, to its knowledge, threatened against it, any of its Credit Support Providers or any of its applicable Specified Entities any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) *Accuracy of Specified Information.* All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) *Payer Tax Representation.* Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) *Payee Tax Representations.* Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

(g) *No Agency.* It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a) *Furnish Specified Information.* It will deliver to the other party or, in certain cases under clause (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

4 ISDA® 2002

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) ***Maintain Authorisations.*** It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) ***Comply With Laws.*** It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) ***Tax Agreement.*** It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) ***Payment of Stamp Tax.*** Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled or considered to have its seat, or where an Office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction"), and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) ***Events of Default.*** The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes (subject to Sections 5(c) and 6(e)(iv)) an event of default (an "Event of Default") with respect to such party:—

(i) ***Failure to Pay or Deliver.*** Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) required to be made by it if such failure is not remedied on or before the first Local Business Day in the case of any such payment or the first Local Delivery Day in the case of any such delivery after, in each case, notice of such failure is given to the party;

(ii) ***Breach of Agreement; Repudiation of Agreement.***

(1) Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied within 30 days after notice of such failure is given to the party; or

(2) the party disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, this Master Agreement, any Confirmation executed and delivered by that party or any

5 ISDA® 2002

Transaction evidenced by such a Confirmation (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(iii) ***Credit Support Default.***

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document, or any security interest granted by such party or such Credit Support Provider to the other party pursuant to any such Credit Support Document, to be in full force and effect for the purpose of this Agreement (in each case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(iv) ***Misrepresentation.*** A representation (other than a representation under Section 3(e) or 3(f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) ***Default Under Specified Transaction.*** The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;

(2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one Local Business Day);

(3) defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or

(4) disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party, Credit Support Provider or Specified Entity (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

6 **ISDA® 2002**

(vi) ***Cross-Default.*** If "Cross-Default" is specified in the Schedule as applying to the party, the occurrence or existence of:—

(1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) where the aggregate principal amount of such agreements or instruments, either alone or together with the amount, if any, referred to in clause (2) below, is not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments before it would otherwise have been due and payable; or

(2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments under such agreements or instruments on the due date for payment (after giving effect to any applicable notice requirement or grace period) in an aggregate amount, either alone or together with the amount, if any, referred to in clause (1) above, of not less than the applicable Threshold Amount;

(vii) ***Bankruptcy.*** The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) above (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

7 **ISDA® 2002**

(viii) ***Merger Without Assumption.*** The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganises, reincorporates or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganisation, reincorporation or reconstitution:—

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) ***Termination Events.*** The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes (subject to Section 5(c)) an Illegality if the event is specified in clause (i) below, a Force Majeure Event if the event is specified in clause (ii) below, a Tax Event if the event is specified in clause (iii) below, a Tax Event Upon Merger if the event is specified in clause (iv) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to clause (v) below or an Additional Termination Event if the event is specified pursuant to clause (vi) below:—

(i) ***Illegality.*** After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, due to an event or circumstance (other than any action taken by a party or, if applicable, any Credit Support Provider of such party) occurring after a Transaction is entered into, it becomes unlawful under any applicable law (including without limitation the laws of any country in which payment, delivery or compliance is required by either party or any Credit Support Provider, as the case may be), on any day, or it would be unlawful if the relevant payment, delivery or compliance were required on that day (in each case, other than as a result of a breach by the party of Section 4(b)):—

(1) for the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction to perform any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) for such party or any Credit Support Provider of such party (which will be the Affected Party) to perform any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, to receive a payment or delivery under such Credit Support Document or to comply with any other material provision of such Credit Support Document;

(ii) ***Force Majeure Event.*** After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, by reason of force majeure or act of state occurring after a Transaction is entered into, on any day:—

(1) the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction is prevented from performing any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, from receiving a payment or delivery in respect of such Transaction or from complying with any other material provision of this Agreement relating to such Transaction (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or

8 **ISDA® 2002**

impracticable for such Office so to perform, receive or comply (or it would be impossible or impracticable for such Office so to perform, receive or comply if such payment, delivery or compliance were required on that day); or

(2) such party or any Credit Support Provider of such party (which will be the Affected Party) is prevented from performing any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, from receiving a payment or delivery under such Credit Support Document or from complying with any other material provision of such Credit Support Document (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply (or it would be impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply if such payment, delivery or compliance were required on that day), so long as the force majeure or act of state is beyond the control of such Office, such party or such Credit Support Provider, as appropriate, and such Office, party or Credit Support Provider could not, after using all reasonable efforts (which will not require such party or Credit Support Provider to incur a loss, other than immaterial, incidental expenses), overcome such prevention, impossibility or impracticability;

(iii) ***Tax Event.*** Due to (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (2) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Settlement Date (A) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 9(h)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iv) ***Tax Event Upon Merger.*** The party (the "Burdened Party") on the next succeeding Scheduled Settlement Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets (or any substantial part of the assets comprising the business conducted by it as of the date of this Master Agreement) to, or reorganising, reincorporating or reconstituting into or as, another entity (which will be the Affected Party) where such action does not constitute a Merger Without Assumption;

(v) ***Credit Event Upon Merger.*** If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, a Designated Event (as defined below) occurs with respect to such party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, "X") and such Designated Event does not constitute a Merger Without Assumption, and the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker immediately after the occurrence of such Designated Event than that of X immediately prior to the occurrence of such Designated Event (and, in any such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). A "Designated Event" with respect to X means that:—

(1) X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of the

9 ISDA® 2002

date of this Master Agreement) to, or reorganises, reincorporates or reconstitutes into or as, another entity;

(2) any person, related group of persons or entity acquires directly or indirectly the beneficial ownership of (A) equity securities having the power to elect a majority of the board of directors (or its equivalent) of X or (B) any other ownership interest enabling it to exercise control of X; or

(3) X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of (A) preferred stock or other securities convertible into or exchangeable for debt or preferred stock or (B) in the case of entities other than corporations, any other form of ownership interest; or

(vi) ***Additional Termination Event.*** If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties will be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) ***Hierarchy of Events.***

(i) An event or circumstance that constitutes or gives rise to an Illegality or a Force Majeure Event will not, for so long as that is the case, also constitute or give rise to an Event of Default under Section 5(a)(i), 5(a)(ii)(1) or 5(a)(iii)(1) insofar as such event or circumstance relates to the failure to make any payment or delivery or a failure to comply with any other material provision of this Agreement or a Credit Support Document, as the case may be.

(ii) Except in circumstances contemplated by clause (i) above, if an event or circumstance which would otherwise constitute or give rise to an Illegality or a Force Majeure Event also constitutes an Event of Default or any other Termination Event, it will be treated as an Event of Default or such other Termination Event, as the case may be, and will not constitute or give rise to an Illegality or a Force Majeure Event.

(iii) If an event or circumstance which would otherwise constitute or give rise to a Force Majeure Event also constitutes an Illegality, it will be treated as an Illegality, except as described in clause (ii) above, and not a Force Majeure Event.

(d) ***Deferral of Payments and Deliveries During Waiting Period.*** If an Illegality or a Force Majeure Event has occurred and is continuing with respect to a Transaction, each payment or delivery which would otherwise be required to be made under that Transaction will be deferred to, and will not be due until:—

(i) the first Local Business Day or, in the case of a delivery, the first Local Delivery Day (or the first day that would have been a Local Business Day or Local Delivery Day, as appropriate, but for the occurrence of the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event) following the end of any applicable Waiting Period in respect of that Illegality or Force Majeure Event, as the case may be; or

(ii) if earlier, the date on which the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event ceases to exist or, if such date is not a Local Business Day or, in the case of a delivery, a Local Delivery Day, the first following day that is a Local Business Day or Local Delivery Day, as appropriate.

(e) ***Inability of Head or Home Office to Perform Obligations of Branch.*** If (i) an Illegality or a Force Majeure Event occurs under Section 5(b)(i)(1) or 5(b)(ii)(1) and the relevant Office is not the Affected Party's head or home office, (ii) Section 10(a) applies, (iii) the other party seeks performance of the relevant obligation or

10 ISDA® 2002

compliance with the relevant provision by the Affected Party's head or home office and (iv) the Affected Party's head or home office fails so to perform or comply due to the occurrence of an event or circumstance which would, if that head or home office were the Office through which the Affected Party makes and receives payments and deliveries with respect to the relevant Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and such failure would otherwise constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) with respect to such party, then, for so long as the relevant event or circumstance continues to exist with respect to both the Office referred to in Section 5(b)(i)(1) or 5(b)(ii)(1), as the case may be, and the Affected Party's head or home office, such failure will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1).

6. Early Termination; Close-Out Netting

(a) ***Right to Terminate Following Event of Default.*** If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) ***Right to Terminate Following Termination Event.***

(i) *Notice.* If a Termination Event other than a Force Majeure Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction, and will also give the other party such other information about that Termination Event as the other party may reasonably require. If a Force Majeure Event occurs, each party will, promptly upon becoming aware of it, use all reasonable efforts to notify the other party, specifying the nature of that Force Majeure Event, and will also give the other party such other information about that Force Majeure Event as the other party may reasonably require.

(ii) ***Transfer to Avoid Termination Event.*** If a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) ***Two Affected Parties.*** If a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice of such occurrence is given under Section 6(b)(i) to avoid that Termination Event.

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(iv) ***Right to Terminate.***

(1) If:—

(A) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(B) a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there are two Affected Parties, or the Non-affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, if the relevant Termination Event is then continuing, by not more than 20 days notice to the other party, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(2) If at any time an Illegality or a Force Majeure Event has occurred and is then continuing and any applicable Waiting Period has expired:—

(A) Subject to clause (B) below, either party may, by not more than 20 days notice to the other party, designate (I) a day not earlier than the day on which such notice becomes effective as an Early Termination Date in respect of all Affected Transactions or (II) by specifying in that notice the Affected Transactions in respect of which it is designating the relevant day as an Early Termination Date, a day not earlier than two Local Business Days following the day on which such notice becomes effective as an Early Termination Date in respect of less than all Affected Transactions. Upon receipt of a notice designating an Early Termination Date in respect of less than all Affected Transactions, the other party may, by notice to the designating party, if such notice is effective on or before the day so designated, designate that same day as an Early Termination Date in respect of any or all other Affected Transactions.

(B) An Affected Party (if the Illegality or Force Majeure Event relates to performance by such party or any Credit Support Provider of such party of an obligation to make any payment or delivery under, or to compliance with any other material provision of, the relevant Credit Support Document) will only have the right to designate an Early Termination Date under Section 6(b)(iv)(2)(A) as a result of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2) following the prior designation by the other party of an Early Termination Date, pursuant to Section 6(b)(iv)(2)(A), in respect of less than all Affected Transactions.

(c) ***Effect of Designation.***

(i) If notice designating an Early Termination Date is given under Section 6(a) or 6(b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 9(h)(i) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date will be determined pursuant to Sections 6(e) and 9(h)(ii).

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(d) ***Calculations; Payment Date.***

(i) ***Statement.*** On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including any quotations, market data or information from internal sources used in making such calculations), (2) specifying (except where there are two Affected Parties) any Early Termination Amount payable and (3) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation or market data obtained in determining a Close-out Amount, the records of the party obtaining such quotation or market data will be conclusive evidence of the existence and accuracy of such quotation or market data.

(ii) ***Payment Date.*** An Early Termination Amount due in respect of any Early Termination Date will, together with any amount of interest payable pursuant to Section 9(h)(ii)(2), be payable (1) on the day on which notice of the amount payable is effective in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default and (2) on the day which is two Local Business Days after the day on which notice of the amount payable is effective (or, if there are two Affected Parties, after the day on which the statement provided pursuant to clause (i) above by the second party to provide such a statement is effective) in the case of an Early Termination Date which is designated as a result of a Termination Event.

(e) ***Payments on Early Termination.*** If an Early Termination Date occurs, the amount, if any, payable in respect of that Early Termination Date (the "Early Termination Amount") will be determined pursuant to this Section 6(e) and will be subject to Section 6(f).

(i) ***Events of Default.*** If the Early Termination Date results from an Event of Default, the Early Termination Amount will be an amount equal to (1) the sum of (A) the Termination Currency Equivalent of the Close-out Amount or Close-out Amounts (whether positive or negative) determined by the Non-defaulting Party for each Terminated Transaction or group of Terminated Transactions, as the case may be, and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (2) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If the Early Termination Amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of the Early Termination Amount to the Defaulting Party.

(ii) ***Termination Events.*** If the Early Termination Date results from a Termination Event:—

(1) *One Affected Party.* Subject to clause (3) below, if there is one Affected Party, the Early Termination Amount will be determined in accordance with Section 6(e)(i), except that references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and to the Non-affected Party, respectively.

(2) *Two Affected Parties.* Subject to clause (3) below, if there are two Affected Parties, each party will determine an amount equal to the Termination Currency Equivalent of the sum of the Close-out Amount or Close-out Amounts (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions, as the case may be, and the Early Termination Amount will be an amount equal to (A) the sum of (I) one-half of the difference between the higher amount so determined (by party "X") and the lower amount so determined (by party "Y") and (II) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to Y. If the Early Termination Amount is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of the Early Termination Amount to Y.

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(3) *Mid-Market Events*. If that Termination Event is an Illegality or a Force Majeure Event, then the Early Termination Amount will be determined in accordance with clause (1) or (2) above, as appropriate, except that, for the purpose of determining a Close-out Amount or Close-out Amounts, the Determining Party will:—

(A) if obtaining quotations from one or more third parties (or from any of the Determining Party's Affiliates), ask each third party or Affiliate (I) not to take account of the current creditworthiness of the Determining Party or any existing Credit Support Document and (II) to provide mid-market quotations; and

(B) in any other case, use mid-market values without regard to the creditworthiness of the Determining Party.

(iii) ***Adjustment for Bankruptcy.*** In circumstances where an Early Termination Date occurs because Automatic Early Termination applies in respect of a party, the Early Termination Amount will be subject to such adjustments as are appropriate and permitted by applicable law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) ***Adjustment for Illegality or Force Majeure Event.*** The failure by a party or any Credit Support Provider of such party to pay, when due, any Early Termination Amount will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) if such failure is due to the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event. Such amount will (1) accrue interest and otherwise be treated as an Unpaid Amount owing to the other party if subsequently an Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions and (2) otherwise accrue interest in accordance with Section 9(h)(ii)(2).

(v) ***Pre-Estimate.*** The parties agree that an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks, and, except as otherwise provided in this Agreement, neither party will be entitled to recover any additional damages as a consequence of the termination of the Terminated Transactions.

(f) ***Set-Off.*** Any Early Termination Amount payable to one party (the "Payee") by the other party (the "Payer"), in circumstances where there is a Defaulting Party or where there is one Affected Party in the case where either a Credit Event Upon Merger has occurred or any other Termination Event in respect of which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the Non-defaulting Party or the Non-affected Party, as the case may be ("X") (and without prior notice to the Defaulting Party or the Affected Party, as the case may be), be reduced by its set-off against any other amounts ("Other Amounts") payable by the Payee to the Payer (whether or not arising under this Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Amounts (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency.

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If an obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) will be effective to create a charge or other security interest. This Section 6(f) will be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).

7. Transfer

Subject to Section 6(b)(ii) and to the extent permitted by applicable law, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any Early Termination Amount payable to it by a Defaulting Party, together with any amounts payable on or with respect to that interest and any other rights associated with that interest pursuant to Sections 8, 9(h) and 11.

Any purported transfer that is not in compliance with this Section 7 will be void.

8. Contractual Currency

(a) ***Payment in the Contractual Currency.*** Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) ***Judgments.*** To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in clause (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purpose of such judgment or order and the rate of exchange at which such party is able, acting in good faith and using

15 ISDA® 2002

commercially reasonable procedures in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.

(c) *Separate Indemnities.* To the extent permitted by applicable law, the indemnities in this Section 8 constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) *Evidence of Loss.* For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) *Entire Agreement.* This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter. Each of the parties acknowledges that in entering into this Agreement it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, except that nothing in this Agreement will limit or exclude any liability of a party for fraud.

(b) *Amendments.* An amendment, modification or waiver in respect of this Agreement will only be effective if in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system.

(c) *Survival of Obligations.* Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) *Remedies Cumulative.* Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) *Counterparts and Confirmations.*

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and by electronic messaging system), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation will be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes, by an exchange of electronic messages on an electronic messaging system or by an exchange of e-mails, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex, electronic message or e-mail constitutes a Confirmation.

(f) *No Waiver of Rights.* A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) *Headings.* The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

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(h) ***Interest and Compensation.***

(i) ***Prior to Early Termination.*** Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction:—

(1) *Interest on Defaulted Payments.* If a party defaults in the performance of any payment obligation, it will, to the extent permitted by applicable law and subject to Section 6(c), pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (3)(B) or (C) below), at the Default Rate.

(2) *Compensation for Defaulted Deliveries.* If a party defaults in the performance of any obligation required to be settled by delivery, it will on demand (A) compensate the other party to the extent provided for in the relevant Confirmation or elsewhere in this Agreement and (B) unless otherwise provided in the relevant Confirmation or elsewhere in this Agreement, to the extent permitted by applicable law and subject to Section 6(c), pay to the other party interest (before as well as after judgment) on an amount equal to the fair market value of that which was required to be delivered in the same currency as that amount, for the period from (and including) the originally scheduled date for delivery to (but excluding) the date of actual delivery (and excluding any period in respect of which interest or compensation in respect of that amount is due pursuant to clause (4) below), at the Default Rate. The fair market value of any obligation referred to above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party that was entitled to take delivery.

(3) *Interest on Deferred Payments.* If:—

(A) a party does not pay any amount that, but for Section 2(a)(iii), would have been payable, it will, to the extent permitted by applicable law and subject to Section 6(c) and clauses (B) and (C) below, pay interest (before as well as after judgment) on that amount to the other party on demand (after such amount becomes payable) in the same currency as that amount, for the period from (and including) the date the amount would, but for Section 2(a)(iii), have been payable to (but excluding) the date the amount actually becomes payable, at the Applicable Deferral Rate;

(B) a payment is deferred pursuant to Section 5(d), the party which would otherwise have been required to make that payment will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the amount of the deferred payment to the other party on demand (after such amount becomes payable) in the same currency as the deferred payment, for the period from (and including) the date the amount would, but for Section 5(d), have been payable to (but excluding) the earlier of the date the payment is no longer deferred pursuant to Section 5(d) and the date during the deferral period upon which an Event of Default or Potential Event of Default with respect to that party occurs, at the Applicable Deferral Rate; or

(C) a party fails to make any payment due to the occurrence of an Illegality or a Force Majeure Event (after giving effect to any deferral period contemplated by clause (B) above), it will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as the event or circumstance giving rise to that Illegality or Force Majeure Event

17 ISDA® 2002

continues and no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the date the party fails to make the payment due to the occurrence of the relevant Illegality or Force Majeure Event (or, if later, the date the payment is no longer deferred pursuant to Section 5(d)) to (but excluding) the earlier of the date the event or circumstance giving rise to that Illegality or Force Majeure Event ceases to exist and the date during the period upon which an Event of Default or Potential Event of Default with respect to that party occurs (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (B) above), at the Applicable Deferral Rate.

(4) *Compensation for Deferred Deliveries.* If:—

(A) a party does not perform any obligation that, but for Section 2(a)(iii), would have been required to be settled by delivery;

(B) a delivery is deferred pursuant to Section 5(d); or

(C) a party fails to make a delivery due to the occurrence of an Illegality or a Force Majeure Event at a time when any applicable Waiting Period has expired,

the party required (or that would otherwise have been required) to make the delivery will, to the extent permitted by applicable law and subject to Section 6(c), compensate and pay interest to the other party on demand (after, in the case of clauses (A) and (B) above, such delivery is required) if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

(ii) ***Early Termination.*** Upon the occurrence or effective designation of an Early Termination Date in respect of a Transaction:—

(1) *Unpaid Amounts.* For the purpose of determining an Unpaid Amount in respect of the relevant Transaction, and to the extent permitted by applicable law, interest will accrue on the amount of any payment obligation or the amount equal to the fair market value of any obligation required to be settled by delivery included in such determination in the same currency as that amount, for the period from (and including) the date the relevant obligation was (or would have been but for Section 2(a)(iii) or 5(d)) required to have been performed to (but excluding) the relevant Early Termination Date, at the Applicable Close-out Rate.

(2) *Interest on Early Termination Amounts.* If an Early Termination Amount is due in respect of such Early Termination Date, that amount will, to the extent permitted by applicable law, be paid together with interest (before as well as after judgment) on that amount in the Termination Currency, for the period from (and including) such Early Termination Date to (but excluding) the date the amount is paid, at the Applicable Close-out Rate.

(iii) ***Interest Calculation.*** Any interest pursuant to this Section 9(h) will be calculated on the basis of daily compounding and the actual number of days elapsed.

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10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to and agrees with the other party that, notwithstanding the place of booking or its jurisdiction of incorporation or organisation, its obligations are the same in terms of recourse against it as if it had entered into the Transaction through its head or home office, except that a party will not have recourse to the head or home office of the other party in respect of any payment or delivery deferred pursuant to Section 5(d) for so long as the payment or delivery is so deferred. This representation and agreement will be deemed to be repeated by each party on each date on which the parties enter into a Transaction.

(b) If a party is specified as a Multibranch Party in the Schedule, such party may, subject to clause (c) below, enter into a Transaction through, book a Transaction in and make and receive payments and deliveries with respect to a Transaction through any Office listed in respect of that party in the Schedule (but not any other Office unless otherwise agreed by the parties in writing).

(c) The Office through which a party enters into a Transaction will be the Office specified for that party in the relevant Confirmation or as otherwise agreed by the parties in writing, and, if an Office for that party is not specified in the Confirmation or otherwise agreed by the parties in writing, its head or home office. Unless the parties otherwise agree in writing, the Office through which a party enters into a Transaction will also be the Office in which it books the Transaction and the Office through which it makes and receives payments and deliveries with respect to the Transaction. Subject to Section 6(b)(ii), neither party may change the Office in which it books the Transaction or the Office through which it makes and receives payments or deliveries with respect to a Transaction without the prior written consent of the other party.

11. Expenses

A Defaulting Party will on demand indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, execution fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) ***Effectiveness.*** Any notice or other communication in respect of this Agreement may be given in any manner described below (except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or e-mail) to the address or number or in accordance with the electronic messaging system or e-mail details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient's answerback is received;

(iii) if sent by facsimile transmission, on the date it is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date it is delivered or its delivery is attempted;

(v) if sent by electronic messaging system, on the date it is received; or

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(vi) if sent by e-mail, on the date it is delivered,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication will be deemed given and effective on the first following day that is a Local Business Day.

(b) ***Change of Details.*** Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system or e-mail details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) ***Governing Law.*** This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) ***Jurisdiction.*** With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement ("Proceedings"), each party irrevocably:—

(i) submits:—

(1) if this Agreement is expressed to be governed by English law, to (A) the non-exclusive jurisdiction of the English courts if the Proceedings do not involve a Convention Court and (B) the exclusive jurisdiction of the English courts if the Proceedings do involve a Convention Court; or

(2) if this Agreement is expressed to be governed by the laws of the State of New York, to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City;

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party; and

(iii) agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.

(c) ***Service of Process.*** Each party irrevocably appoints the Process Agent, if any, specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12(a)(i), 12(a)(iii) or 12(a)(iv). Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by applicable law.

(d) ***Waiver of Immunities.*** Each party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction or order for specific performance or recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

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14. Definitions

As used in this Agreement:—

"Additional Representation" has the meaning specified in Section 3.

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Force Majeure Event, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event (which, in the case of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2), means all Transactions unless the relevant Credit Support Document references only certain Transactions, in which case those Transactions and, if the relevant Credit Support Document constitutes a Confirmation for a Transaction, that Transaction) and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Agreement" has the meaning specified in Section 1(c).

"Applicable Close-out Rate" means:—

(a) in respect of the determination of an Unpaid Amount:—

(i) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(ii) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate;

(iii) in respect of obligations deferred pursuant to Section 5(d), if there is no Defaulting Party and for so long as the deferral period continues, the Applicable Deferral Rate; and

(iv) in all other cases following the occurrence of a Termination Event (except where interest accrues pursuant to clause (iii) above), the Applicable Deferral Rate; and

(b) in respect of an Early Termination Amount:—

(i) for the period from (and including) the relevant Early Termination Date to (but excluding) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable:—

(1) if the Early Termination Amount is payable by a Defaulting Party, the Default Rate;

(2) if the Early Termination Amount is payable by a Non-defaulting Party, the Non-default Rate; and

(3) in all other cases, the Applicable Deferral Rate; and

21 ISDA® 2002

(ii) for the period from (and including) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable to (but excluding) the date of actual payment:—

(1) if a party fails to pay the Early Termination Amount due to the occurrence of an event or circumstance which would, if it occurred with respect to a payment or delivery under a Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and for so long as the Early Termination Amount remains unpaid due to the continuing existence of such event or circumstance, the Applicable Deferral Rate;

(2) if the Early Termination Amount is payable by a Defaulting Party (but excluding any period in respect of which clause (1) above applies), the Default Rate;

(3) if the Early Termination Amount is payable by a Non-defaulting Party (but excluding any period in respect of which clause (1) above applies), the Non-default Rate; and

(4) in all other cases, the Termination Rate.

"Applicable Deferral Rate" means:—

(a) for the purpose of Section 9(h)(i)(3)(A), the rate certified by the relevant payer to be a rate offered to the payer by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market;

(b) for purposes of Section 9(h)(i)(3)(B) and clause (a)(iii) of the definition of Applicable Close-out Rate, the rate certified by the relevant payer to be a rate offered to prime banks by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer after consultation with the other party, if practicable, for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market; and

(c) for purposes of Section 9(h)(i)(3)(C) and clauses (a)(iv), (b)(i)(3) and (b)(ii)(1) of the definition of Applicable Close-out Rate, a rate equal to the arithmetic mean of the rate determined pursuant to clause (a) above and a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount.

"Automatic Early Termination" has the meaning specified in Section 6(a).

"Burdened Party" has the meaning specified in Section 5(b)(iv).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs after the parties enter into the relevant Transaction.

"Close-out Amount" means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a positive number) or gains of the Determining Party that are or would be realised under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of Terminated Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in

22 ISDA® 2002

Section 2(a)(iii)) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.

Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result. The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions. Each Close-out Amount will be determined as of the Early Termination Date or, if that would not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.

Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out-of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.

In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information:—

(i) quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;

(ii) information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or

(iii) information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party's Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.

The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards. When considering information described in clause (i), (ii) or (iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilised. Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

Without duplication of amounts calculated based on information described in clause (i), (ii) or (iii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).

Commercially reasonable procedures used in determining a Close-out Amount may include the following:—

(1) application to relevant market data from third parties pursuant to clause (ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and

23 ISDA® 2002

(2) application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.

"Confirmation" has the meaning specified in the preamble.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Contractual Currency" has the meaning specified in Section 8(a).

"Convention Court" means any court which is bound to apply to the Proceedings either Article 17 of the 1968 Brussels Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters or Article 17 of the 1988 Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Cross-Default" means the event specified in Section 5(a)(vi).

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Designated Event" has the meaning specified in Section 5(b)(v).

"Determining Party" means the party determining a Close-out Amount.

"Early Termination Amount" has the meaning specified in Section 6(e).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"electronic messages" does not include e-mails but does include documents expressed in markup languages, and ***"electronic messaging system"*** will be construed accordingly.

"English law" means the law of England and Wales, and ***"English"*** will be construed accordingly.

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Force Majeure Event" has the meaning specified in Section 5(b).

"General Business Day" means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits).

"Illegality" has the meaning specified in Section 5(b).

24 **ISDA® 2002**

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority), and ***"unlawful"*** will be construed accordingly.

"Local Business Day" means (a) in relation to any obligation under Section 2(a)(i), a General Business Day in the place or places specified in the relevant Confirmation and a day on which a relevant settlement system is open or operating as specified in the relevant Confirmation or, if a place or a settlement system is not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) for the purpose of determining when a Waiting Period expires, a General Business Day in the place where the event or circumstance that constitutes or gives rise to the Illegality or Force Majeure Event, as the case may be, occurs, (c) in relation to any other payment, a General Business Day in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment and, if that currency does not have a single recognised principal financial centre, a day on which the settlement system necessary to accomplish such payment is open, (d) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), a General Business Day (or a day that would have been a General Business Day but for the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event) in the place specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (e) in relation to Section 5(a)(v)(2), a General Business Day in the relevant locations for performance with respect to such Specified Transaction.

"Local Delivery Day" means, for purposes of Sections 5(a)(i) and 5(d), a day on which settlement systems necessary to accomplish the relevant delivery are generally open for business so that the delivery is capable of being accomplished in accordance with customary market practice, in the place specified in the relevant Confirmation or, if not so specified, in a location as determined in accordance with customary market practice for the relevant delivery.

"Master Agreement" has the meaning specified in the preamble.

"Merger Without Assumption" means the event specified in Section 5(a)(viii).

"Multiple Transaction Payment Netting" has the meaning specified in Section 2(c).

"Non-affected Party" means, so long as there is only one Affected Party, the other party.

"Non-default Rate" means the rate certified by the Non-defaulting Party to be a rate offered to the Non-defaulting Party by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the Non-defaulting Party for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Other Amounts" has the meaning specified in Section 6(f).

25 ISDA® 2002

"Payee" has the meaning specified in Section 6(f).

"Payer" has the meaning specified in Section 6(f).

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Proceedings" has the meaning specified in Section 13(b).

"Process Agent" has the meaning specified in the Schedule.

"rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Schedule" has the meaning specified in the preamble.

"Scheduled Settlement Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Stamp Tax Jurisdiction" has the meaning specified in Section 4(e).

26 **ISDA® 2002**

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means, with respect to any Early Termination Date, (a) if resulting from an Illegality or a Force Majeure Event, all Affected Transactions specified in the notice given pursuant to Section 6(b)(iv), (b) if resulting from any other Termination Event, all Affected Transactions and (c) if resulting from an Event of Default, all Transactions in effect either immediately before the effectiveness of the notice designating that Early Termination Date or, if Automatic Early Termination applies, immediately before that Early Termination Date.

"Termination Currency" means (a) if a Termination Currency is specified in the Schedule and that currency is freely available, that currency, and (b) otherwise, euro if this Agreement is expressed to be governed by English law or United States Dollars if this Agreement is expressed to be governed by the laws of the State of New York.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Close-out Amount is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Force Majeure Event, a Tax Event, a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Threshold Amount" means the amount, if any, specified as such in the Schedule.

"Transaction" has the meaning specified in the preamble.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii) or due but for Section 5(d)) to such party under Section 2(a)(i) or 2(d)(i)(4) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii) or 5(d)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered and (c) if the Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions, any Early Termination Amount due prior to such Early Termination Date and which remains unpaid as of such Early Termination Date, in each case together with any amount of interest accrued or other

27 ISDA® 2002

compensation in respect of that obligation or deferred obligation, as the case may be, pursuant to Section 9(h)(ii)(1) or (2), as appropriate. The fair market value of any obligation referred to in clause (b) above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it will be the average of the Termination Currency Equivalents of the fair market values so determined by both parties.

"***Waiting Period***" means:—

(a) in respect of an event or circumstance under Section 5(b)(i), other than in the case of Section 5(b)(i)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of three Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance; and

(b) in respect of an event or circumstance under Section 5(b)(ii), other than in the case of Section 5(b)(ii)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of eight Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance.

Credit Suisse	**Globus Maritime Limited**
....	....
(Name of Party)	(Name of Party)
By:	By: ....
Name:	Name:
Title:	Title:
Date:	Date:
By:	By: ....
Name:	Name:
Title:	Title:
Date:	Date:

28 ISDA® 2002

Schedule
to the
2002 Master Agreement

dated as of ____________________

between

Credit Suisse a banking company incorporated under the laws of Switzerland (“Party A”)	and

Globus Maritime Limited

a company organized in the form of a limited company,
incorporated under the laws of Jersey, whose registered office is at Walker House, 28-34 Hill Street, St. Helier, Jersey JE4 8PN

(“Party B”)

Part 1
Termination Provisions

In this Agreement:

(a)	Specified Entity. “Specified Entity” means:

(i)	in relation to Party A: Not applicable.

(ii)
and with respect to Party B: for the purpose of Section 5(a)(v), Section 5(a)(vi), Section 5(vii), Section 5(b)(v): any Affiliate of Party B and any other person or company who may at any time from the execution of this Master Agreement be liable for, or provide security for, all or any part of indebtedness; for example, but without limitation, any Credit Support Provider against which Party B may have a claim based on the Credit Support Documents.

(b)	Specified Transaction. Specified Transaction will have the meaning specified in Section 14.

(c)	Cross Default. The "Cross Default" provision (Section 5(a)(vi)) will apply to Party B amended as follows:

(i)
Specified Indebtedness:  Instead of the definition in Section 14 of this Agreement, "Specified Indebtedness" shall mean any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) (a) in respect of borrowed money, and/or (b) in respect of any Specified Transaction (except that, for this purpose only, the words "and any other entity" shall be substituted for the words "and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)" where they appear in the definition of Specified Transaction and the words “which is not a Transaction under this Agreement but” shall be deleted).

29

(ii)	Threshold Amount: Zero.

The "Cross Default" provision (Section 5(a)(vi) will not apply to Party A.

(d)	Credit Event Upon Merger. The "Credit Event Upon Merger" provision (Section 5(b)(v)) will not apply to Party A and will apply to Party B.

(e)	Automatic Early Termination. The "Automatic Early Termination" provision of Section 6(a) will apply to Party A and Party B.

(f)
Termination Currency.  "Termination Currency" means the currency selected by the party which is not the Defaulting Party or the Affected Party, as the case may be, or where there is more than one Affected Party the currency agreed by Party A and Party B.  However, the Termination Currency shall be one of the currencies in which payments are required to be made in respect of Transactions.  If the currency selected is not freely available, or where there are two Affected Parties and they cannot agree on a Termination Currency, the Termination Currency shall be United States Dollars.

(g)	Additional Termination Event. Additional Termination Event will apply to Party B only.

The following shall constitute an Additional Termination Event will apply to Party B, Party B being the only affected Party:

(i)	Any Event of Default of Party B as defined under the Loan Agreement shall simultaneously constitute an Event of Default of Party B under this Agreement.

(ii)
Failure to post with an account of Party B held with Credit Suisse, St. Alban-Graben 1-3, P.O. Box, CH-4002 Basel, an amount of cash, which shall on each day represent not less than 20 per cent of the notional amount of all outstanding Swap Transactions entered into under this Agreement until first priority mortgages over the Vessels Island Globe, River Globe, Tiara Globe have been established and registered a legally valid manner in favour of Party A  in accordance with the Loan Agreement entered into between the Parties.

30

Part 2
Tax Representations

(a)	Payer Tax Representations. For the purpose of Section 3(e), Party A and Party B each makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on:

(i)	The accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement;

(ii)
The satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

(iii)	The satisfaction of the agreement of the other party contained in Section 4(d);

except that it will not be a breach of this representation where reliance is placed on clause (ii) above, and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f):

(i)	Party A makes no Payee Tax Representations.

(ii)	Party B makes no Payee Tax Representations.

31

Part 3
Agreement to Deliver Documents

Each party agrees to deliver the following documents as applicable:

(a)	For the purpose of Section 4(a)(i) of this Agreement, tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered

Not Applicable	Not Applicable	Not Applicable

(b)	For the purpose of Section 4(a)(ii) of this Agreement, other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A & Party B	Evidence reasonably satisfactory to the other party as to the names, true signatures and authority of the officers or officials signing this Agreement or any Confirmation on its behalf.	Upon execution of this Agreement and, if requested upon execution of any Confirmation.	Yes

Party A & Party B	A copy of the annual report for such party containing audited or certified financial statements for the most recently ended financial year.	Upon request	Yes

Party B	Letter of acceptance of their Process Agents (see Exhibit I)	Upon execution of this Agreement	Yes

Party B
An opinion of counsel to Party B in form and substance satisfactory to Party A to cover particularly necessary corporate authority and approvals with respect to the execution, delivery and performance by Party B of this Agreement and any Confirmation hereunder.
		Upon request.	No

32

Part 4
Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

(i)	Address for notices or communications to Party A:

Address:	Credit Suisse
P.O. Box
CH-8070 Zurich
Switzerland

Attention:	General Counsel Division Switzerland - Head Trading & Sales Investment Products

Swift:	CRESCHZZ80A

Facsimile No.:	+41 (0)44 333 0334

Telephone number for oral confirmation of receipt of facsimile in legible form:
+41 (0)44 333 5025

Designated responsible employee for the purposes of Section 12(a)(iii):

Attention:	OTC Derivatives & Prime Services
Head Business & Management Support

Facsimile No.:	+41 (0)44 333 8445

Any notice or communications sent to Party A in connection with any matter arising under Section 5 or 6 shall be copied to the attention:

(a)	Head of Trading Switzerland
(b)	Head of Credit Risk Management Switzerland, CK

(ii)	Party B

Address for notices or communications to Party B:

Address specified in Confirmation or otherwise by the acting Office sending the same.

Any notice or communications sent to Party A in connection with any matter arising under Section 5 or 6 shall be copied to the following address:

Address:	c/o Globus Shipmanagement Corp.
128 Vouliagmenis Avenue
166 74 Glyfada
Greece

Attention:	Mr George Karageorgiou

33

Telephone:	+30 210 9608 322

Facsimile:	+30 210 960 8352

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Its London Branch at One Cabot Square, London E14 4QJ.

Party B appoint as its Process Agent:

Address:	Saville & Co.
One Carey Lane
London EC2V 8AE
England

Party B hereby irrevocably designate, appoint and empower Cheeswrights at its registered office (being, on the date hereof at 10 Philpot Lane, London EC3M 8BR, London, England) to be its authorised agent to receive on their behalf service of process of any proceedings in England.  Service upon the process agent shall be good service upon Party B whether or not it is forwarded to and received by Party B.

(c)	Offices. The provisions of Section 10(a) of this Agreement will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A unless otherwise agreed in a Confirmation in relation to the relevant Transaction.

(f)	Credit Support Document. Security Documents referred to in the Loan Agreement.

(g)	Credit Support Provider. Credit Support Provider means:

In relation to Party A:	Not applicable.

In relation to Party B:
Any person or company who may be or become liable for, or provide security for, any amount payable by Party B to Party A under the Security Documents referred to in the Loan Agreement in particular, but without limitation, the Security Party referred to therein.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with English law.

34

(i)	Arbitration and Jurisdiction.

(i)
Subject to (ii) below, any dispute arising out of or in connection with this Agreement, including any question regarding the existence, scope, validity or termination of this Agreement or this clause, shall be referred to and finally resolved under the Rules of the London Court of International Arbitration (the “LCIA”), which Rules are deemed to be incorporated by reference into this clause.  The parties hereby expressly agree that any dispute which arises out of or in connection with the Agreement will necessarily require resolution as a matter of exceptional urgency.  There shall be one arbitrator and the appointing authority shall be the LCIA, such appointment to be made by the LCIA within four days of filing a Request for Arbitration with the LCIA.  The chosen arbitrator shall be a practising member of the English Bar. The place of arbitration shall be London, England, the arbitration proceedings shall be conducted in the English language and the Award shall be in English.  The arbitral tribunal shall not be authorised to order and Party A shall not be authorised to seek from any judicial authority, any interim measures of protection or pre-award relief against Party B, notwithstanding any provisions of the LCIA Rules.

(ii)
Notwithstanding the above clause (i), this Agreement, and any rights of Party A arising out of or relating to this Agreement may, at the option of Party A, be enforced by Party A in the Courts of England or the Jurisdiction of the Counterparty or in any other Courts having jurisdiction.  For the benefit of Party A, Party B hereby irrevocably submits to the non-exclusive jurisdiction of the English Courts with respect to any dispute arising out of or in connection with this Agreement, including any question regarding the existence, scope, validity or termination of this Agreement or this clause.

(iii)
Nothing herein shall affect the right of Party A to commence proceedings against Party B in any manner authorised by the laws of any relevant jurisdiction. Party B irrevocably waives any objection it may now or hereafter have to proceedings being brought in such Courts on grounds of venue or on grounds that the proceedings have been brought in an inappropriate forum.

(j)
Netting of Payments.  “Multiple Transaction Payment Netting” will not apply for the purpose of Section 2(c) of this Agreement. Nevertheless, to reduce settlement risk and operational costs, the parties agree that they will endeavour to net across as many Transactions as practicable wherever the parties can administratively do so.

(k)	Affiliate. Affiliate will have the meaning specified in Section 14 of this Agreement.

(l)	Absence of Litigation. For the purpose of Section 3(c): -

“Specified Entity” means in relation to Party A, Not Applicable

“Specified Entity means in relation to Party B, Affiliates

(m)	No Agency. The provisions of Section 3(g) will apply to this Agreement.

35

(n)	Additional Representation will apply. For the purpose of Section 3 of this Agreement, the following will constitute an Additional Representation:

Relationship Between Parties.  Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-

(i)
Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii)
Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(n)
Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

36

Part 5
Other Provisions

(a)
Scope of Agreement.  Any Specified Transaction (whether now existing or hereafter entered into) between the parties, the confirmation of which fails by its language to supplement and form part of any master agreement documentation shall, unless such confirmation expressly excludes application of this Agreement, be governed by and be subject to this Agreement provided that for this purpose Specified Transaction shall not include any repurchase transaction, reverse repurchase transaction, buy/sell-back transaction or securities lending transaction.  Any such confirmation shall be a “Confirmation”, and any such Specified Transaction shall be a “Transaction”, for all purposes of this Agreement.

(b)
Definitions.  Unless otherwise specified in a Confirmation, each Transaction between the parties shall be subject to the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc.  (the “2006 Definitions”), and will be governed in all relevant respects by the provisions of the 2006 Definitions, without regard to amendments subsequent to the date thereof.  The provisions of the 2006 Definitions are incorporated by reference in and shall be deemed a part of this Agreement except that references in the 2006 Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement.

(c)
Confirmations.  Each Confirmation shall be substantially in the form of one of the Exhibits to the 2006 Definitions or in any other form which is published by the International Swaps and Derivatives Association, Inc. or in such other form as the parties may agree.

(d)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

"to another account in the same legal and tax jurisdiction as the original account"

(e)
Escrow Payments.  If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow.  In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow.  The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(f)
Disclosure.  Each party hereby consents to the communication or disclosure by the other party of information in respect of or relating to this Agreement and any Transaction(s) hereunder to such other party’s branches and Affiliates and, to the extent required by law or regulation, any government or regulatory authority.

37

(g)
Incorporation of 2002 Master Agreement Protocol. The parties agree that the definitions and provisions contained in Annexes 1 to 18 and Section 6 of the 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association, Inc. on 15 July 2003 are incorporated into and apply to this Agreement. References in those definitions and provisions to any “ISDA 2002 Master Agreement” and/or “2002 Master” will be deemed to be references to this Agreement.

(h)	Definitions Section 14 of this Agreement is amended by the incorporation of the following:

(i)
“Loan Agreement” means the separate loan agreement to be entered into between Party A and Party B, in respect of a credit facility of USD 120,000,000 for the part financing of the acquisition of Island Globe, River Globe and Tiara Globe.

Words and expressions defined in the Loan Agreement and not otherwise defined in the Agreement are incorporated into this Agreement by reference. The parties acknowledge and agree that such definitions any amendments made to such definitions and from time to time shall continue to be effective notwithstanding that the facility under the Loan Agreement has been repaid or the Loan Agreement has ceased to be of effect for any reason. In the event of any inconsistency between those definitions and provisions and this Agreement, this Agreement will govern

38

Part 6
Physical Delivery of Bonds

Notwithstanding anything to the contrary in this Agreement, the following provisions will apply for the purposes of any Transaction which contemplates by its terms the physical delivery of bonds or other debt securities ("Bonds"):

(a)	Payment and Delivery. Section 2 of this Agreement is hereby amended as follows:

(i)	Section 2(b) is amended by the substitution of "ten Local Business Days" for "five Local Business Days".

(ii)	The following provision shall be included as Section 2(e):

”(e)
Coupons and Expenses on Delivery.  All coupons on the Bonds to be delivered shall be payable to and all costs and expenses incurred in connection with the delivery of Bonds (including, without prejudice to Section 2(d), any Tax or Stamp Tax and any interest or penalties payable in connection therewith) shall be payable by the party who would customarily receive such coupon or bear such costs or expenses under a contract for the purchase of the Bonds, as appropriate, by the delivery through the clearance system specified in the relevant Confirmation."

(b)	Amendments to Section 14 of the Agreement. The definition of "Tax" in Section 14 of the Agreement is amended by the addition of "or delivery" after "of any payment".

(c)
Agreements.  Section 4(e) is amended by adding the words "Subject to Section 2(e), where in respect of a Transaction, performance under this Agreement consists in a delivery of Bonds, and” before "subject to Section 11 ..." in line 1.

39

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Credit Suisse	Globus Maritime Limited

By:	By:
Name:	Name:

Title:	Title:

Date:	Date:

By:	By:
Name:	Name:

Title:	Title:

Date:	Date:

40

Schedule 4

Form of Master Agreement Security Deed

Private & Confidential

Dated November 2007

GLOBUS MARITIME LIMITED	(1)

and

CREDIT SUISSE	(2)

MASTER AGREEMENT SECURITY DEED

Contents

Clause		Page

1	Definitions	1

2	Restrictions	3

3	First fixed charge	3

4	Further documentation etc.	3

5	Representations	4

6	Notices	4

7	Counterparts	4

8	Supplemental	4

9	Law and jurisdiction	5

THIS SECURITY DEED is made on the     day of November 2007 BETWEEN:

(1)	GLOBUS MARITIME LIMITED, a company incorporated in Jersey whose registered office is at Walker House, 28-34 Hill Street, St. Helier, Jersey JE4 8PN (the “Borrower”); and

(2)
CREDIT SUISSE, a company incorporated in Switzerland having its registered office at Paradeplatz 8, 8070 Zürich, Switzerland acting for the purposes of this Deed through its branch at St. Alban-Graben 1-3, 4002 Basel, Switzerland (the “Bank”).

WHEREAS:

(A)
by a facility agreement dated     November 2007 (the “Loan Agreement”) and made between (1) the Borrower and (2) the Bank as lender, the Bank agreed to make available to the Borrower, upon the terms and conditions therein contained, a reducing revolving credit facility of up to One hundred twenty million Dollars ($120,000,000) (the “Loan”);

(B)
the Borrower has entered into or may enter into one or more Transactions (as such term is defined in the 2002 ISDA Master Agreement dated    November 2007 and made between (1) the Borrower and (2) the Bank) as evidenced by one or more Confirmations (as such term is defined in the Master Swap Agreement) which are governed by the Master Swap Agreement; and

(C)	it is a condition precedent to the Bank making the Commitment available to the Borrower that the Borrower executes this Deed as security for, inter alia, its obligations under the Loan Agreement.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.

1.2	Definitions

In this Deed, unless the context otherwise requires:

“Loan” means the sum of up to One hundred twenty million Dollars ($120,000,000) referred to in Recital (A) hereto advanced or (as the context may require) to be advanced to the Borrower or the principal amount of such sum outstanding at any relevant time;

“Loan Agreement” means the facility agreement referred to in Recital (A) hereto as the same may from time to time hereafter be supplemented and/or amended;

“Master Swap Agreement” means the 2002 ISDA Master Agreement (including the schedule thereto and all Transactions thereunder) referred to in Recital (B) hereto as the same may from time to time hereafter be supplemented and/or amended;

“Master Swap Liabilities” means, at any relevant time, all liabilities actual or contingent, present or future of the Borrower to the Bank under the Master Swap Agreement;

“Outstanding Indebtedness” means the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Liabilities and all other sums of money from time to time owing to the Bank, whether actually or contingently, under the Loan Agreement, the Master Swap Agreement, the other Security Documents or any of them;

1

“Security Document” means any such document as is defined in the Loan Agreement as a Security Document (including this Deed and, where the context so admits, the Loan Agreement itself) or as may from time to time be executed by any person as security for or as a guarantee of the Outstanding Indebtedness or any part thereof as the same may hereafter be supplemented and/or amended, and references to the “Security Documents” shall mean all or any of them as the context so requires;

“Security Interest” means a mortgage, charge (whether fixed or floating) pledge, lien, hypothecation, encumbrance, assignment, trust arrangement, title retention or other distress, execution, attachment, arrangement or process of any kind having the effect of conferring security;

“Security Period” means the period commencing on the date of this Deed and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder; and

“Secured Property” means all rights, title, interest and benefits whatsoever of the Borrower under or in connection with the Master Swap Agreement including, without limitation, all moneys payable by the Bank to the Borrower thereunder (including without limitation any payment pursuant to termination provisions thereunder) and all claims for damages in respect of any breach by the Bank of the Master Swap Agreement.

1.3	Outstanding amounts

For the purposes of this Deed an amount shall be deemed to be outstanding and to be due and payable to the Bank if the Bank is then entitled to demand payment of that amount, notwithstanding that it has not yet served a demand.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.5	Construction of certain terms

In this Deed, unless the context otherwise requires:

1.5.1	references to clauses and schedules are to be construed as references to clauses of and schedules to this Deed and references to this Deed include its schedules;

1.5.2
references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.5.3	words importing the plural shall include the singular and vice versa;

1.5.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.5.5
references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.5.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.6	Conflict with Loan Agreement

This Deed shall be read together with the Loan Agreement but in case of any conflict between the two instruments, the provisions of the Loan Agreement shall prevail.

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2	Restrictions

2.1
During the Security Period the Borrower shall not without the prior written consent of the Bank, assign or attempt to assign any right (present, future or contingent) relating to the Secured Property and the Borrower irrevocably and unconditionally confirms to the Bank that no right (present, future or contingent) relating to the Secured Property shall be capable of being assigned to, or exercised by, a person other than the Borrower without the Bank’s prior written consent.

2.2	In this clause references to assignment include the creation, or permitting to arise, of any form of beneficial interest or Security Interest and every other kind of disposition.

2.3	An act or transaction which is contrary to, or inconsistent with, this clause shall be void as regards the Bank.

3	First fixed charge

3.1
The Borrower with full title guarantee hereby charges and agrees to charge and releases and agrees to release to the Bank as a continuing security for payment of the Outstanding Indebtedness by way of first fixed charge the Secured Property.

3.2
Upon the occurrence of an Event of Default the charge shall become enforceable and the Bank shall be entitled then or at any later time or times to appropriate all or any part of the Secured Property in or towards discharge of the then Outstanding Indebtedness or any part thereof, and may do so notwithstanding that any maturity date attached to any part or parts of the Secured Property may not yet have arrived.

3.3
A certificate signed by a director or other senior officer of the Bank and which states that on a specified date and (if the certificate also states this) at a specified time the Bank exercised its rights under this clause to appropriate a specified amount of Secured Property in the discharge of a specified amount of the Outstanding Indebtedness shall be conclusive evidence that:

3.3.1	the Bank’s liabilities in respect of the specified amount of Secured Property; and

3.3.2	the specified amount of Outstanding Indebtedness,

were extinguished and discharged on the specified date and, if so stated, at the specified time.

4	Further documentation etc.

4.1	The Borrower shall execute forthwith any document which the Bank may specify for the purpose of:

4.1.1	supplementing the rights which this Deed confers on the Bank in relation to the Secured Property; or

4.1.2	creating a mortgage of the Secured Property to replace or supplement the charge created in clause 3 above; or

4.1.3	registering or otherwise perfecting this Deed or any mortgage created under clause 4.1.2 above; or

4.1.4	ensuring or confirming the validity of anything done or to be done under this Deed.

4.2
The document shall be in the terms specified by the Bank and, in the case of a mortgage of the Secured Property, those terms may include a provision entitling the Bank, on or after an Event of Default, to appropriate, or otherwise deal with, the Secured Property for the purpose of discharging the Outstanding Indebtedness.

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4.3
The Borrower shall also forthwith do any act and execute any document (including a document which amends or replaces this Deed) which the Bank specifies for the purpose of enabling or assisting the Bank to comply, in relation to the Secured Property and/or the Outstanding Indebtedness, with any requirement (legally binding or not) applicable to the Bank and, in particular, the requirements of any banking supervisory authority with regard to netting of cash collateral.

4.4
For the purpose of securing performance of the Borrower’s obligations under clauses 4.1 to 4.3, the Borrower irrevocably appoints the Bank as its attorney, on its behalf and in its name or otherwise to sign or execute any document which, in the opinion of the Bank, the Borrower is obliged, or could be required, to sign or execute under any of the said clauses, which the Bank considers necessary or convenient for or in connection with any exercise or intended exercise of any rights which the Bank has under this Deed or any other purpose connected with this Deed.

4.5	The Bank may appoint any person or persons as its substitute under that power of attorney referred to in clause 4.4 and may also delegate that power of attorney to any person or persons.

5	Representations

5.1	The Borrower represents and warrants to the Bank as follows:

5.1.1	the Borrower is the sole legal and beneficial owner of the Secured Property and has good marketable title to it;

5.1.2	no third party has or will have any interest, right or claim of any kind in relation to any of the Secured Property;

5.1.3	the Borrower has the corporate power, and has taken all necessary corporate action to authorise the execution of this Deed, the Loan Agreement and the Master Swap Agreement; and

5.1.4
nothing in this Deed will or might result in the Borrower contravening any law or regulation which is now in force or which has been published but not yet brought into force or any contractual or other obligation which the Borrower now has to a third party.

6	Notices

The provisions of clause 15.1 of the Loan Agreement shall apply mutatis mutandis as if references to the Loan Agreement were references to this Deed in respect of any certificate, notice, demand or other communication given or made under this Deed.

7	Counterparts

This Deed may be entered into in the form of counterparts, each executed by one or more of the parties, and, provided all the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

8	Supplemental

8.1	This Deed, including the charge created by clause 3, shall remain in force as a continuing security until the Security Period has ended.

8.2	The rights of the Bank under this Deed will not be discharged or prejudiced by:

8.2.1	any kind of amendment or supplement to the other Security Documents;

8.2.2
any arrangement or concession, including a rescheduling, which the Bank may make in relation to any of the Loan Agreement, the Master Swap Agreement and the other Security Documents, or any action by the Bank and/or the Borrower and/or any other party thereto which is contrary to the terms of the Loan Agreement, the Master Swap Agreement and the other Security Documents;

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8.2.3
any release or discharge, whether granted by the Bank or effected by the operation of any law, of all or any of the obligations of the Borrower and/or any other party thereto under any of the Loan Agreement, the Master Swap Agreement and the other Security Documents;

8.2.4	any change in the ownership and/or control of the Borrower and/or any other party thereto and/or merger, demerger or reorganisation involving the Borrower and/or any other party thereto; or

8.2.5	any event or matter which is similar to, or connected with, any of the foregoing,

and the rights of the Bank under this Deed do not depend on the Loan Agreement, the Master Swap Agreement or any of the Security Documents being or remaining valid.

8.3
Nothing in this Deed excludes or restricts any right of counterclaim, set-off, right to net payments, or any other right or remedy which the Bank would have had other than under the general law, the Loan Agreement, the Master Swap Agreement and the Security Documents.

9	Law and jurisdiction

9.1	Law

This Agreement is governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

For the benefit of the Bank, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed may be brought in the English courts, or in the courts of any other country chosen by the Bank, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed.  The Borrower irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Bank and irrevocably designates, appoints and empowers Cheeswrights at present of One Carey Lane, London EC2V 8EA, England to receive, for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings arising out of or in connection with this Deed.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against the Bank arising out of or in connection with this Deed.

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

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EXECUTED as a DEED	)
by	)	……………..…………..
for and on behalf of	)	Authorised Signatory
GLOBUS MARITIME LIMITED	)
in the presence of:	)

……………………….
Witness
Name:
Address:
Occupation:

ACCEPTED	)
by	)	…………………………..
for an on behalf of	)	Attorney-in-fact
CREDIT SUISSE	)
in the presence of:	)

……………………….
Witness
Name:
Address:
Occupation:

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Schedule 5

Form of Owner’s Guarantee

Private & Confidential

Dated [•] November 2007

[ELEANOR MARITIME LIMITED]
[DEVOCEAN MARITIME LTD.]
[ELYSIUM MARITIME LIMITED] (1)

and

CREDIT SUISSE (2)

CORPORATE GUARANTEE

Contents

Clause		Page

1	Interpretation	1

2	Guarantee	2

3	Payments and Taxes	5

4	Representations and warranties	6

5	Undertakings and Operating Account	10

6	Set-off	14

7	Benefit of this Guarantee	15

8	Notices and other matters	15

9	Law and jurisdiction	16

THIS GUARANTEE is dated [•] November 2007 and made BETWEEN:

(1)	[ELEANOR MARITIME LIMITED] [DEVOCEAN MARITIME LTD.] [ELYSIUM MARITIME LIMITED] (the “Guarantor”); and

(2)	CREDIT SUISSE as bank (the “Bank”).

WHEREAS:

(A)
by a facility agreement (the “Agreement”) dated [•] November 2007 and made between (i) Globus Maritime Limited (therein and herein referred to as the “Borrower”) as borrower and (ii) the Bank, the Bank agreed (inter alios) to make available to the Borrower, upon the terms and conditions therein contained, a reducing revolving credit facility of up to US$120,000,000;

(B)
by a 2002 ISDA Master Swap Agreement (including its Schedule) dated as of [•] November 2007 (the “Master Swap Agreement”) and made between the Borrower and the Bank, the Bank agreed the terms and conditions upon which it would enter into (inter alia) one or more derivative transactions with the Borrower whether in respect of the Loan (whether in whole or in part, as the case may be, from time to time) or for any other purpose whatsoever; and

(C)	the execution and delivery of this Guarantee is one of the conditions precedent to the Bank making the Commitment available under the Agreement.

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

In this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Agreement and used in this Guarantee shall have the same meanings where used in this Guarantee.

1.2	Definitions

In this Guarantee, unless the context otherwise requires:

“Bank” means Credit Suisse of Paradeplatz 8, 8070 Zürich, Switzerland acting for the purposes of this Guarantee through its branch at St. Alban-Graben 1-3, 4002 Basel, Switzerland and includes its successors in title and its Assignees and/or Transferees;

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrower or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Guarantee” includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;

“Guaranteed Liabilities” means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 2.1;

“Guarantor” means [Eleanor Maritime Limited] [Devocean Maritime Ltd.] [Elysium Maritime Limited] of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

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“Incapacity” means, in relation to a person, the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

“Master Swap Agreement” means the 2002 ISDA Master Swap Agreement dated as of [•] November 2007 made between the Bank and the Borrower mentioned in recital (B) hereto comprising a 1992 ISDA Master Agreement (and a Schedule thereto) together with any Confirmations (as defined therein) supplemental thereto;

“Operating Account” means a Dollar account of the Guarantor opened or (as the context may require) to be opened with the Bank with account number [•] and includes any sub-accounts thereof and any other account designated in writing by the Bank to be an Operating Account for the purposes of this Guarantee and is the “Operating Account” referred to in the Agreement;

“Operating Account Pledge” means a first priority pledge executed or (as the context may require) to be executed by the Guarantor in favour of the Bank in respect of (inter alia) the Operating Account;

“Relevant Jurisdiction” means any jurisdiction in which or where the Guarantor is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected; and

“Ship” means the [1995-built, 73,119 (approximately) dwt] [2007-built, 53,500 (approximately) dwt] [1998-built, 72,929 (approximately) dwt] bulk carrier [Island Globe] [River Globe] [Tiara Globe], owned by the Guarantor and registered in its ownership through the Registry under the laws and flag of the Flag State with Official Number [2861] [•] [•].

1.3	Heading

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.

1.4	Construction of certain terms

Clause 1.4 of the Agreement shall apply to this Guarantee as if set out herein.

2	Guarantee

2.1	Covenant to pay

In consideration of (a) the Bank, at the request (inter alios) of the Guarantor, making or continuing loans or advances to, or otherwise giving credit or granting banking facilities or accommodation or granting time to, the Borrower pursuant to the Agreement and (b) the Bank agreeing to enter into the Master Swap Agreement with the Borrower, the Guarantor hereby guarantees to pay to the Bank, on demand by the Bank all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by the Borrower to the Bank under or pursuant to the Agreement, the Master Swap Agreement and the other Security Documents when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied, present, future or contingent, joint or several, incurred as principal or surety, originally owing to the Bank or purchased or otherwise acquired by the Bank, denominated in Dollars or in any other currency, or incurred on any banking account or in any other manner whatsoever.

Such liabilities shall, without limitation, include interest (as well after as before judgment) to date of payment at such rates and upon such terms as may from time to time be agreed, commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Bank in relation to any such moneys, obligations or liabilities or generally in respect of the Borrower, the Guarantor or any Collateral Instrument.

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2.2	Guarantor as principal debtor; indemnity

As a separate and independent stipulation, the Guarantor agrees that if any purported obligation or liability of the Borrower which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against the Borrower on any ground whatsoever whether or not known to the Bank (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Borrower or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Borrower) the Guarantor shall nevertheless be liable to the Bank in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Guarantor was the principal debtor in respect thereof. The Guarantor hereby agrees to keep the Bank fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of the Borrower to perform or discharge any such purported obligation or liability.

2.3	Statements of account conclusive

Any statement of account, signed as correct by an officer of the Bank, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be binding and conclusive on and against the Guarantor.

2.4	No security taken by Guarantor

The Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Liabilities of the Borrower have been paid or discharged in full, it will not take or receive the benefit of any security from the Borrower or any other person in respect of their obligations under this Guarantee.

2.5	Interest

The Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 3.4 of the Agreement which shall apply to this Guarantee mutatis mutandis.  Such interest shall be compounded at the end of each period determined for this purpose by the Bank in the event of it not being paid when demanded but without prejudice to any right of the Bank to require payment of such interest.

2.6	Continuing security and other matters

This Guarantee shall:

2.6.1	secure the ultimate balance from time to time owing to the Bank by the Borrower and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;

2.6.2	be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Bank; and

2.6.3
not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Bank dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

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2.7	Liability unconditional

The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

2.7.1	the Incapacity or any change in the name, style or constitution of the Borrower or any other person liable;

2.7.2
the Bank granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrower or any other person liable; or

2.7.3
any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

2.8	Collateral Instruments

The Bank shall not be obliged to make any claim or demand on the Borrower or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before the Bank enforcing this Guarantee and no action taken or omitted by the Bank in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee nor shall the Bank be obliged to account for any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

2.9	Waiver of Guarantor’s rights

Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Bank, it will not:

2.9.1	exercise its rights of subrogation, reimbursement and indemnity against the Borrower or any other person liable;

2.9.2
demand or accept repayment in whole or in part of any indebtedness now or hereafter due to the Guarantor from the Borrower or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

2.9.3	take any step to enforce any right against the Borrower or any other person liable in respect of any Guaranteed Liabilities; or

2.9.4
claim any set-off or counterclaim against the Borrower or any other person liable or claim or prove in competition with the Bank in the liquidation of the Borrower or any other person liable or have the benefit of, or share in, any payment from or composition with, the Borrower or any other person liable or any other Collateral Instrument now or hereafter held by the Bank for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Bank, it will prove for the whole or any part of its claim in the liquidation of the Borrower or any other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Bank and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Bank shall deem appropriate.

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2.10	Application and suspense accounts:

All moneys received by the Bank (whether before or after any Incapacity of the Borrower or the Guarantor) under or pursuant to any of the Security Documents to which the Guarantor is, or is to be, a party and expressed to be applicable in accordance with the provisions of this clause 2.10, shall be applied or, as the context may require, used by the Bank in the following manner:

2.10.1	first, in or towards the Expenses (as defined in the Mortgage);

2.10.2	secondly, in or towards any part of the Guaranteed Liabilities which has become due and payable; and

2.10.3
the surplus (if any) shall be held by the Bank as continuing security for the Guaranteed Liabilities for a further application in accordance with clauses 2.10.1, 2.10.2 and 2.10.3 as and when any further Expenses are incurred and/or any further part of the Guaranteed Liabilities falls due,

Provided however that any money received by the Bank in connection with this Guarantee (whether before or after any Incapacity of the Borrower or of the Guarantor) may be placed to the credit of an interest bearing suspense account with a view to preserving the rights of the Bank to prove for the whole of their claims against the Borrower or the Guarantor or any other person liable or may be applied in or towards satisfaction of such part of the Guaranteed Liabilities as the Bank may from time to time conclusively determine in its absolute discretion.

2.11	Settlements conditional

Any release, discharge or settlement between the Guarantor and the Bank shall be conditional upon no security, disposition or payment to the Bank by the Borrower or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Bank shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

2.12	Guarantor to deliver up certain property

If, contrary to clauses 2.4 or 2.9 the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Bank and shall be delivered to the Bank on demand.

2.13	Retention of this Guarantee

The Bank shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Bank may determine.

3	Payments and Taxes

3.1	No set off or counterclaim

All payments to be made by the Guarantor under this Guarantee shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 3.2, free and clear of any deductions or withholdings, in Dollars on the due date to such account as the Bank may specify in writing to the Guarantor.

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3.2	Grossing up for Taxes

If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Guarantee for the account of the Bank (or if the Bank is required to make any such deduction or withholding from a payment of moneys received under this Guarantee), the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Guarantor shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Guarantor shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

3.3	Currency indemnity

If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable under this Guarantee or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Guarantor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Guarantee, the Guarantor shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.  Any amount due from the Guarantor under this clause 3.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

4	Representations and warranties

4.1	Continuing representations and warranties

The Guarantor represents and warrants that:

4.1.1	Due incorporation

the Guarantor is duly incorporated and validly existing under the laws of the Marshall Islands as a Marshall Islands corporation and has power to carry on its business as it is now being conducted and to own its property and other assets;

4.1.2	Corporate power to guarantee

the Guarantor has power to execute, deliver and perform its obligations under this Guarantee and the other Security Documents and the Underlying Documents to which it is a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Guarantor to borrow or give guarantees will be exceeded as a result of this Guarantee;

4.1.3	Binding obligations

this Guarantee and the other Security Documents and the Underlying Documents to which it is a party constitutes valid and legally binding obligations of the Guarantor enforceable in accordance with its terms;

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4.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Guarantee and the other Security Documents and the Underlying Documents to which it is a party by the Guarantor will not (a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject, (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or is subject or by which it or any of its property is bound, (c) contravene or conflict with any provision of the Guarantor's constitutional documents or (d) result in the creation or imposition of or oblige the Guarantor to create any Encumbrance on any of the Guarantor's undertakings, assets, rights or revenues;

4.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Guarantor, threatened against the Guarantor which could have a material adverse effect on the business, assets or financial condition of the Guarantor;

4.1.6	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Guarantee or the other Security Documents and the Underlying Documents to which the Guarantor is a party and this Guarantee and each such other Security Document is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.7	Choice of law

the choice by the Guarantor of English law to govern this Guarantee and the other Security Documents and the Underlying Documents to which it is a party (other than the relevant Mortgage and the relevant Account Pledge), the choice of Marshall Islands law to govern such Mortgage and the choice of Swiss law to govern such Operating Account Pledge, and the submission by the Guarantor to the non-exclusive jurisdiction of the English courts are valid and binding;

4.1.8	No immunity

neither the Guarantor nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

4.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Guarantor to authorise, or required by the Guarantor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee or the other Security Documents and the Underlying Documents to which the Guarantor is a party or the performance by the Guarantor of its obligations under this Guarantee and each such other Security Document has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

4.1.10	Shareholding

the Guarantor is a wholly-owned direct Subsidiary of the Borrower; and

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4.1.11	No material adverse change

there has been no material adverse change in the financial position of the Guarantor from that described to the Bank by the Borrower and/or the Guarantor in the negotiation of the Agreement and this Guarantee.

4.2	Initial representations and warranties

The Guarantor further represents and warrants that:

4.2.1	Pari passu

the obligations of the Guarantor under this Guarantee are direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Guarantor with the exception of any obligations which are mandatorily preferred by law and not by contract;

4.2.2	No default under other Indebtedness

the Guarantor is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

4.2.3	Information

the information, exhibits and reports furnished by the Guarantor to the Bank in connection or with the negotiation and preparation of this Guarantee are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

4.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by the Guarantor under this Guarantee or any of the other Security Documents and the Underlying Documents or are imposed on or by virtue of the execution or delivery by the Guarantor of this Guarantee or any of the other Security Documents and the Underlying Documents or any document or instrument to be executed or delivered under this Guarantee or any of the other Security Documents and the Underlying Documents;

4.2.5	No Default

no Default has occurred and is continuing;

4.2.6	The Ship

the Ship will, on the date when the Mortgage over the Ship is registered, be:

(a)	in the absolute ownership of the Guarantor who will, on and after such date, be the sole, legal and beneficial owner of the Ship;

(b)	permanently registered through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

8

4.2.7	Ship’s employment

save for the relevant Initial Charter, the Ship is not nor will, on or before the date when the Mortgage over such Ship is registered, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents, would have required the consent of the Bank and, on or before the date when the Mortgage over the Ship is registered, there will not be any agreement or arrangement whereby the Earnings of the Ship may be shared with any other person;

4.2.8	Freedom from Encumbrances

neither the Ship, nor its Earnings, Insurances, Requisition Compensation nor the Operating Account nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the date when the Mortgage over the Ship is registered, subject to any Encumbrance (other than Permitted Liens);

4.2.9	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank:

(a)
the Guarantor and the other Relevant Parties and, to the best of the Guarantor’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)
the Guarantor and the other Relevant Parties and, to the best of the Guarantor’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)
neither the Guarantor nor any other Relevant Party nor, to the best of the Guarantor’s knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates have received notice of any Environmental Claim that the Guarantor or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

4.2.10	No Environmental Claims

except as may already have been disclosed by the Guarantor in writing to, and acknowledged in writing by, the Bank, there is no Environmental Claim pending or, to the best of the Guarantor’s knowledge and belief, threatened against the Guarantor or the Ship or any other Relevant Party or any other Relevant Ship or, to the best of the Owner’s knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

4.2.11	No potential Environmental Claims

except as may already have been disclosed by the Guarantor in writing to, and acknowledged in writing by, the Bank, there has been no emission, spill, release or discharge of a Pollutant from the Ship or any other Relevant Ship owned by, managed or crewed by or chartered to any Relevant Party nor, (having made due enquiry) to the best of the Guarantor’s knowledge and belief, from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party, which could give rise to an Environmental Claim; and

9

4.2.12	ISPS Code

on the date when the Mortgage over the Ship is registered, the Guarantor shall have a valid and current ISSC in respect of the Ship and the Ship shall be in compliance with the ISPS Code.

4.3	Repetition of representations and warranties

On and as of each day from the date of this Guarantee until all moneys due or owing, whether actually or contingently, under the Agreement and/or the other Security Documents (including this Guarantee) have been paid in full and while all or any part of the Commitment remains outstanding, the Guarantor shall be deemed to repeat the representations and warranties in clause 4.1 as if made with reference to the facts and circumstances existing on each such day.

5	Undertakings and Operating Account

5.1	General

The Guarantor undertakes that, from the date of this Guarantee and so long as any moneys are owing, whether actually or contingently, under the Agreement or the other Security Documents (including this Guarantee) and while all or any part of the Commitment remains outstanding, it will:

5.1.1	Notice of default

promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect its ability to perform its obligations under this Guarantee or any other Security Document or Underlying Document to which it is a party and of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

5.1.2	Consents and licences

without prejudice to clause 4.1, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under this Guarantee or any other Security Document or Underlying Document to which it is a party;

5.1.3	Pari passu

ensure that its obligations under this Guarantee shall, without prejudice to the provisions of clause 5.1.6, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

5.1.4	Delivery of reports

deliver to the Bank as many copies as the Bank may reasonably require at the time of issue thereof every report, circular, notice or like document issued by the Guarantor to its shareholders or creditors in general;

5.1.5	Provision of other information

provide the Bank with such financial and other information concerning the Guarantor, the Ship, the Borrower, the other Security Parties, the other members of the Group, the Group and their respective commitments, operations and affairs, as the Bank may from time to time reasonably require;

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5.1.6	Obligations under Security Documents

duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents to which it is a party;

5.1.7	Compliance with Code

and will procure that any Operator will, comply with and ensure that the Ship and any Operator at all times complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

5.1.8	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Bank if there is any threatened or actual withdrawal of its Operator’s DOC or the SMC in respect of the Ship;

5.1.9	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Bank upon the issuance to any Operator of a DOC and to the Ship of an SMC or the receipt by the Guarantor or any Operator of notification that its application for the same has been refused;

5.1.10	ISPS Code compliance

and will procure that the Manager or any Operator will,

(a)	from the date when the Mortgage over the Ship is registered and at all times thereafter, maintain a valid and current ISSC respect of the Ship;

(b)	immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of the Ship; and

(c)	procure that, from the date when the Mortgage over the Ship is registered and at all times thereafter, the Ship complies with the ISPS Code; and

5.1.11	Employment

without prejudice to the rights of the Bank under the provisions of the other Security Documents, advise the Bank promptly of any Security Charter being entered into in respect of the Ship and:

(a)	deliver a certified copy of each such Security Charter forthwith after its execution; and

(b)	forthwith after its execution:

(i)	execute a Charter Assignment of such Security Charter; and

(ii)	procure the service of any notice of assignment on the relevant Charterer or other counterparty and the acknowledgement of such notice by the relevant Charterer or other counterparty;

(c)
deliver to the Bank on demand made by it, such documents and evidence of the type referred to in schedule 2 of the Agreement to any such Charter Assignment, Security Charter or Charterer or any other related matter referred to in this clause 5.1.11, as the Bank may in its sole discretion require; and

11

(d)	pay on the Bank’s demand all legal and other costs incurred by the Bank in connection with or in relation to any such assignment or any other related matter referred to in this clause 5.1.11.

5.2	Negative undertakings

The Guarantor undertakes that, from the date of this Guarantee and so long as any moneys are owing, whether actually or contingently, under the Agreement and/or the other Security Documents (including this Guarantee) and while all or any part of the Commitment remains outstanding, it will not, without the prior written consent of the Bank:

5.2.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) by the Guarantor to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues to secure or prefer any present or future Indebtedness of the Guarantor or any other person;

5.2.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation or any corporate reconstruction or redomiciliation of any kind;

5.2.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 5.2.3 material in the opinion of the Bank in relation to the undertaking, assets, rights and revenues of the Guarantor) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

5.2.4	Other business

undertake any business other than the ownership and operation of the Ship and the chartering of the Ship to third parties;

5.2.5	Acquisitions

acquire any further assets other than the Ship and rights arising under contracts entered into by or on behalf of the Guarantor in the ordinary cause of its business of owning, operating and chartering the Ship;

5.2.6	Other obligations

incur any obligations except for obligations arising under the Ship Security Documents in respect of its Ship or the other Security Documents and the Underlying Documents to which it is a party or contracts entered into in the ordinary course of its business;

5.2.7	No borrowing

incur any Indebtedness except for Indebtedness pursuant to the Security Documents;

5.2.8	Repayment of borrowings

repay the principal of, or pay interest on or any other sum in connection with any of its Indebtedness except for Indebtedness pursuant to the Security Documents;

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5.2.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Ship is entered, guarantees required to procure the release of the Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Ship;

5.2.10	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

5.2.11	Sureties

permit any Indebtedness of the Guarantor to any person (other than the Bank) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which its Ship is entered, guarantees required to procure the release of the Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Ship);

5.2.12	Share capital and distribution

purchase or otherwise acquire for value any shares of its capital or, following the occurrence of an Event of Default which is continuing, declare or pay any dividends or distribute any of its present or future assets, undertaking rights or revenues to any of its shareholders;

5.2.13	Subsidiaries

form or acquire any Subsidiaries; or

5.2.14	Manager

appoint any manager of the Ship other than the Manager or terminate or amend the terms of the Management Agreement relevant to the Ship.

5.3	Operating Account

The Guarantor undertakes with the Bank that it will:

5.3.1	on or before the Drawdown Date, open the Operating Account; and

5.3.2
procure that all moneys payable to the Guarantor in respect of the Earnings (as defined in the Mortgage) of the Ship shall, unless and until the Bank directs to the contrary pursuant to clause 2.1.1 of the General Assignment, be paid to the Operating Account.  Provided however that if any of the moneys paid to the Operating Account are payable in a currency other than Dollars, the Bank shall (and the Guarantor hereby irrevocably and unconditionally authorises and instructs the Bank to) convert such moneys into Dollars at the Bank’s spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term “spot rate of exchange” shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

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5.4	Operating Account: withdrawals

Unless the Bank otherwise agrees in writing, the Guarantor shall not be entitled to withdraw any moneys from the Operating Account at any time from the date of this Guarantee and for so long as any moneys are owing actually or contingently under this Guarantee or any of the other Security Documents save that unless and until a Default shall occur and the Bank shall direct to the contrary, the Guarantor may withdraw moneys from the Operating Account for the following purposes (and, in respect of the payments referred to in clause 5.3.1, the Guarantor hereby irrevocably authorised and instructs the Bank at its discretion to effect any such transfer):

5.4.1
to pay any amount in or towards payments of any instalments of interest or principal in respect of the Loan or any other amounts then payable pursuant to the Agreement or any of the other Security Documents;

5.4.2	to pay the proper and reasonable operating expenses of the Ship;

5.4.3	to pay the proper and reasonable expenses of administering its affairs; and

5.4.4	to make any payment of dividends if not prohibited by the terms of the Security Documents.

5.5	Application of account

At any time after the occurrence of an Event of Default and following a demand made by the Bank under clause 2.1, the Bank may, without notice to the Guarantor, instruct the Bank to apply all moneys then standing to the credit of the Operating Account (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Bank under the Security Documents in the manner specified in clause 13.1 of the Agreement or the Bank may credit the same to a suspense account pursuant to and in accordance with clause 2.10.

5.6	General terms

5.6.1
Amounts standing to the credit of the Operating Account shall (unless otherwise agreed between the Bank and the Guarantor) bear interest at the rates from time to time offered by the Bank to its customers for Dollar deposits in comparable amounts for comparable periods in comparable accounts.  Interest shall accrue on the Operating Account from day to day and be calculated on the basis of actual days elapsed and a 360 day year and shall be credited to the Operating Account at such times as the Bank and the Guarantor shall agree.

5.6.2	No withdrawal may be made from the Operating Account if the Operating Account is overdrawn or would become overdrawn as a result of such withdrawal.

5.7	Charging of account

The Operating Account and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the relevant Operating Account Pledge.

6	Set-off

The Guarantor authorises the Bank, at any time and without notice to the Guarantor, to apply any credit balance to which the Guarantor is then entitled on any account of the Guarantor with the Bank at any of its branches in or towards satisfaction of any sum then due and payable from the Guarantor to the Bank under this Guarantee.  For this purpose the Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. The Bank shall not be obliged to exercise any right given to it by this clause 6.  The Bank shall notify the Guarantor forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

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7	Benefit of this Guarantee

7.1	Benefit and burden

This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of the Bank and its successors in title or replacements.  The Guarantor expressly acknowledges and accepts the provisions of clause 14 of the Agreement and agrees that any person in favour of whom an assignment or a transfer is made in accordance with such clause shall be entitled to the benefit of this Guarantee.

7.2	Changes in constitution or reorganisation of the Bank

For the avoidance of doubt and without prejudice to the provisions of clause 7.1, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of the Bank or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any successor in title or replacement of the Bank in the same manner as if such successor in title or replacement had been named in this Guarantee as a party instead of, or in addition to, the Bank.

7.3	No assignment by Guarantor

The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

7.4	Disclosure of information

The Bank may without the consent of the Guarantor disclose to a prospective assignee or transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Guarantee such information about the Guarantor as the Bank shall consider appropriate.

8	Notices and other matters

8.1	Notice

Clause 15 of the Agreement shall apply to this Guarantee as if set out herein save that every notice, request, demand or other communication under this Guarantee shall be sent:

8.1.1	if to the Guarantor at:

c/o Globus Shipmanagement Corp.
128 Vouliagmenis Avenue
16674 Glyfada
Greece

Fax:                         +30 210 960 7761
Attention:                Mr George Karageorgiou

8.1.1	if to the Bank at:

Credit Suisse
St. Alban-Graben 1-3
P.O. Box CH 4002
Basel
Switzerland

Fax:                          +41 612 667 939
Attention:                 Mrs Lydia Lampadaridou

15

or to such other address or facsimile number as is notified by the Guarantor or the Bank to the other parties to this Guarantee.

8.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The remedies provided in this Guarantee are cumulative and are not exclusive of any remedies provided by law.

8.3	English translations

All certificates, instruments and other documents to be delivered under or supplied in connection with this Guarantee shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

8.4	Other guarantors

The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Bank.

8.5	Expenses

The Guarantor agrees to reimburse the Bank on demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Bank in relation to the enforcement of this Guarantee against the Guarantor.

8.6	Partial invalidity

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law or jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

8.7	Miscellaneous

8.7.1
This Guarantee contains the entire agreement of the parties and its provisions supersede any and all other prior correspondence and oral negotiation by the parties in respect of the matters regulated by the Guarantee.

8.7.2
This Guarantee and its terms and provisions shall not be amended or varied in its terms by any oral agreement or representation or in any other manner other than by an instrument in writing or even date herewith or subsequent hereto executed by or on behalf of the parties hereto.

9	Law and jurisdiction

9.1	Law

This Guarantee is governed by, and shall be construed in accordance with, English law.

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9.2	Submission to jurisdiction

The Guarantor agrees for the benefit of the Bank that any legal action or proceedings arising out of or in connection with this Guarantee against the Guarantor or any of its assets may be brought in the English courts, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Saville & Co. at present of One Carey Lane, London EC2V 8AE, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Guarantor in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.  The Guarantor further agrees that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Guarantor may have against the Bank arising out of or in connection with this Guarantee.

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Guarantee is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Guarantee.

IN WITNESS whereof the parties to this Guarantee have caused this Guarantee to be duly executed as a deed on the date first above written.

17

EXECUTED as a DEED	)
by	)
duly authorised for and on behalf of	)	.........................………
[ELEANOR MARITIME LIMITED]	)	Attorney-in-Fact
[DEVOCEAN MARITIME LTD.]	)
[ELYSIUM MARITIME LIMITED]	)
in the presence of:	)

................................
Witness
Name:

EXECUTED as a DEED	)
by	)
duly authorised for and on behalf of	)	.........................………
CREDIT SUISSE	)	Attorney-in-Fact
in the presence of:	)

................................
Witness:
Name:

18

Schedule 6

Form of Mortgage

Private & Confidential

Dated [•] 2007

[ELEANOR MARITIME LIMITED]
[DEVOCEAN MARITIME LTD.]
[ELYSIUM MARITIME LIMITED]	(1)

in favour of

CREDIT SUISSE	(2)

FIRST PREFERRED MARSHALL ISLANDS SHIP
MORTGAGE on
m.v. [Island Globe] [River Globe] [Tiara Globe]

Contents

Clause		Page

1	Definitions	2

2	Grant, conveyance and mortgage	5

3	Covenants to pay and perform	5

4	Continuing security and other matters	6

5	Covenants	7

6	Powers of Mortgagee to protect security and remedy defaults	14

7	Powers of Mortgagee on Event of Default	14

8	Application of moneys	15

9	Remedies cumulative and other provisions	16

10	Costs and indemnity	16

11	Attorney	17

12	Further assurance	17

13	Total amount and maturity	17

14	Law, jurisdiction and other provisions	18

15	Other provisions	18

16	Notices	18

Schedule 1 The Loan Agreement		20

Schedule 2 The Master Swap Agreement		21

Schedule 3 The Corporate Guarantee		22

THIS FIRST PREFERRED SHIP MORTGAGE is made the [•] day of [•] 2007

BY:

(1)
[ELEANOR MARITIME LIMITED] [DEVOCEAN MARITIME LTD.] [ELYSIUM MARITIME LIMITED], a company incorporated under the laws of the Republic of Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”);

IN FAVOUR OF:

(2)	CREDIT SUISSE of Paradeplatz 8, 8070 Zurich, Switzerland, acting for the purposes of this Mortgage through its branch at St. Alban-Graben 1-3, 4002 Basel, Switzerland (the “Mortgagee”).

WHEREAS:

(A)
the Owner is the sole, absolute and unencumbered, legal and beneficial owner of the whole of the m.v. [Island Globe] [River Globe] [Tiara Globe] documented under the laws and flag of the Republic of the Marshall Islands, Official Number [2861] [•] [•], of [38,632] [•] [•] gross tons and 24,570 net tons;

(B)
by a facility agreement dated [•] 2007 (the “Loan Agreement”) made between (i) Globus Maritime Limited (therein and herein referred to as the “Borrower”) as borrower and (ii) the Mortgagee as lender (therein referred to as the “Bank”) (a copy of the form of which Loan Agreement without its schedules is annexed hereto as schedule 1), the Mortgagee agreed (inter alia) to make available to the Borrower, upon the terms and conditions therein contained, a reducing revolving credit facility of up to $120,000,000;

(C)
by a 2002 ISDA master swap agreement dated as of [•] 2007 (the “Master Swap Agreement”) and made between the Borrower and the Mortgagee (a copy of the form of which Master Swap Agreement with its Schedule is annexed hereto as schedule 2), the Mortgagee agreed the terms and conditions upon which it would enter into (inter alia) derivative transactions with the Borrower, whether in respect of the Loan (whether in whole or in part, as the case may be, from time to time) or for any other purpose whatsoever.  The Owner has agreed pursuant to this Mortgage to secure the debts and obligations arising or that may arise in favour of the Mortgagee under the Master Swap Agreement and the Owner and the Mortgagee agree for the purpose of this Mortgage that the amount of such obligations to be secured by this Mortgage shall be Twenty four million Dollars ($24,000,000) (the “Swap Obligations”);

(D)
pursuant to the said Loan Agreement, the Mortgagee as of the date hereof has advanced or has agreed to advance to the Borrower (and the Borrower is indebted to the Mortgagee in) a total principal amount of [up to] $120,000,000 which (together with interest (as provided in clause 3.1 of the said Loan Agreement) thereon and fees) is to be repaid and paid, as the case may be, as provided in the Loan Agreement;

(E)
by a corporate guarantee (the “Corporate Guarantee”) dated [•] 2007 and executed by the Owner (therein referred to as the “Guarantor”) in favour of the Mortgagee (a copy of the form of which Corporate Guarantee is annexed hereto as schedule 3), the Owner (inter alia) guaranteed the payment of any moneys owing by the Borrower to the Mortgagee under the Loan Agreement, the Master Swap Agreement and the other Security Documents;

(F)
the Owner, in order to secure the payment of all sums of money from time to time owing to the Mortgagee under the said Corporate Guarantee and the performance and observance of and compliance with all of the covenants, terms and conditions in this Mortgage and the said Loan Agreement, the said Master Swap Agreement and the other Security Documents, has duly authorised the execution and delivery of this First Preferred Mortgage under and pursuant to Chapter 3 of the Maritime Act 1990 as amended of the Republic of the Marshall Islands; and

1

(G)	this Mortgage is the “Mortgage” referred to in the Loan Agreement.

NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and/or the Corporate Guarantee shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Mortgage.

1.2	Definitions

In this Mortgage unless the context otherwise requires:

“Approved Brokers” means such firm  or firms of insurance brokers, appointed by the Owner, as may from time to time be approved in writing by the Mortgagee for the purposes of this Mortgage;

“Casualty Amount” means Two hundred and fifty thousand Dollars ($250,000) (or the equivalent in any other currency);

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Earnings” means all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

“Event of Default” means any of the events or circumstances described in clause 10.1 of the Loan Agreement;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee) of:

(a)
all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature, (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagee in connection with the exercise of the powers referred to in or granted by the Corporate Guarantee, the Loan Agreement, this Mortgage, the General Assignment or any other of the Security Documents or otherwise payable by the Owner in accordance with clause 10 of this Mortgage or clause 8 of the General Assignment; and

(b)
interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagee until the date of receipt or recovery thereof (whether before or after judgement) at a rate per annum calculated in accordance with clause 2.5 of the Corporate Guarantee (as conclusively certified by the Mortgagee);

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“General Assignment” means a deed of assignment bearing even date herewith made between the Owner and the Mortgagee whereby the Owner has assigned to the Mortgagee the Insurances, any Requisition Compensation and the Earnings of the Ship;

“Guaranteed Liabilities” shall have the meaning ascribed thereto in the Corporate Guarantee;

“Insurances” means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner, or in the joint names of the Owner and the Mortgagee or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Loan” means the total principal amount of up to One hundred and twenty million Dollars ($120,000,000) referred to in recital (B) hereto advanced or to be advanced by the Mortgagee to the Borrower pursuant to the Loan Agreement or (as the context may require) the amount thereof at any time advanced and outstanding;

“Loan Agreement” means the agreement dated [•] 2007 mentioned in recital (B) hereto;

“Loss Payable Clauses” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms set out in schedule 1 to the General Assignment or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

“Master Swap Agreement” means the 2002 ISDA Master Swap Agreement dated as of [•] 2007 made between the Mortgagee and the Borrower mentioned in recital (C) hereto comprising an ISDA Master Agreement (and a Schedule thereto) together with any Confirmations (as defined therein) supplemental thereto;

“Master Swap Agreement Liabilities” means, at any relevant time, all liabilities, actual or contingent, present or future, owing by the Borrower to the Mortgagee under the Master Swap Agreement;

“Mortgagee” includes the successors in title and the Assignees and/or Transferees of the Mortgagee;

“Notice of Assignment of Insurances” means a notice of assignment in the form set out in schedule 2 to the General Assignment or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

“Outstanding Indebtedness” means the aggregate of the Guaranteed Liabilities and interest accrued and accruing thereon, the Master Swap Agreement Liabilities, the Expenses and all other sums of money from time to time owing to the Mortgagee, whether actually or contingently, under the Corporate Guarantee, the Loan Agreement, the Master Swap Agreement, the other Security Documents or any of them;

“Owner” includes the successors in title of the Owner;

“Requisition Compensation” means all moneys or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

“Security Documents” means the Corporate Guarantee, the Loan Agreement, the Master Swap Agreement, this Mortgage, the General Assignment and any other such document as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Guaranteed Liabilities, the Master Swap Agreement Liabilities, the Loan, interest thereon and other moneys from time to time owing by the Owner and/or any other Security Party pursuant to the Corporate Guarantee and/or the other Security Documents or any of them (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

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“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

“Ship” means the vessel described in Recital (A) hereto and includes any interest therein and her engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and also any and all additions, improvements and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid; and

“Total Loss” means:

(a)	actual, constructive, compromised or arranged total loss of the Ship; or

(b)	the Compulsory Acquisition of the Ship; or

(c)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to the Compulsory Acquisition of the Ship) by any Government Entity or by persons acting or purporting to act on behalf of any Government Entity unless the Ship be released and restored to the Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof.

1.3	Insurance terms

In clause 5.1.1:

1.3.1
“excess risks” means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

1.3.2
“protection and indemnity risks” means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a protection and indemnity association which is a member of the International Group of P&I Clubs (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision); and

1.3.3	“war risks” includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hulls - Time (1/11/95) attached or similar cover.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.

1.5	Construction of certain terms

In this Mortgage, unless the context otherwise requires:

1.5.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Mortgage and references to this Mortgage include its schedules;

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1.5.2
references to (or to any specified provision of) this Mortgage or any other documents shall be construed as references to this Mortgage, that provision or that document as in force for the time being and as amended in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties;

1.5.3	words importing the plural shall include the singular and vice versa;

1.5.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.5.5
references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.5.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

2	Grant, conveyance and mortgage

For good and valuable consideration (receipt of which is hereby acknowledged by the Owner) and, pursuant to the Corporate Guarantee and in order to secure the repayment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage, the Corporate Guarantee, the Loan Agreement and the Master Swap Agreement, express or implied, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage unto the Mortgagee, the whole of the Ship TO HAVE AND TO HOLD the same unto the Mortgagee forever, upon the terms herein set forth, for the enforcement of the payment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage, the Corporate Guarantee, the Loan Agreement and the Master Swap Agreement, express or implied.

PROVIDED ONLY, and the condition of these presents is such that, if the Owner shall pay or cause to be repaid to the Mortgagee, the Outstanding Indebtedness as and when the same shall become due and payable in accordance with the terms of the Corporate Guarantee and this Mortgage and shall observe and comply with the covenants, terms and conditions contained in the Corporate Guarantee and this Mortgage, expressed or implied to be performed, observed or complied with, by and on the part of the Owner, then these presents and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect.

IT IS NOT INTENDED that this Mortgage shall cover, and this Mortgage shall not cover, property other than the Ship as the term “Vessel” is used in Section 308(2) of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands as amended.

3	Covenants to pay and perform

3.1	For the consideration aforesaid the Owner hereby covenants with the Mortgagee as follows:

3.1.1	the Owner will pay to the Mortgagee any sums payable by the Owner pursuant to the Corporate Guarantee at the times and in the manner specified in the Corporate Guarantee;

3.1.2
the Owner will pay to the Mortgagee interest on any such sums and overdue interest or other moneys payable under the Corporate Guarantee at the rates, at the times and in the manner specified in the Corporate Guarantee;

3.1.3	the Owner will pay all other moneys comprising the Outstanding Indebtedness as and when the same shall become due and payable in accordance with the terms of the Corporate Guarantee and this Mortgage;

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3.1.4
the Owner will pay interest at a rate per annum calculated in accordance with clause 2.5 of the Corporate Guarantee (as conclusively certified by the Mortgagee) on any moneys which are by this Mortgage expressed to be payable on demand and which are not paid forthwith on demand being made as from the date of demand until payment (both before and after any judgment) provided however that this provision shall not affect the right of the Mortgagee to receive that part of its Expenses as comprises interest from such date prior to demand being made as is referred to in the definition of Expenses; and

3.1.5	the Owner will keep, perform and observe the covenants and provisions of the Corporate Guarantee.

4	Continuing security and other matters

4.1	Continuing security

The security created by this Mortgage shall:

4.1.1
be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Corporate Guarantee, the Loan Agreement, the Master Swap Agreement or this Mortgage, express or implied, and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagee in respect of the Outstanding Indebtedness or any part thereof, and the Mortgagee);

4.1.2
be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee or any right or remedy of the Mortgagee thereunder; and

4.1.3
not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

4.2	Rights additional

All the rights, powers and remedies vested in the Mortgagee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee under the Corporate Guarantee, the Loan Agreement, the Master Swap Agreement, this Mortgage, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.

4.3	No enquiry

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim or take any action to collect any moneys or to enforce any rights or benefits to which the Mortgagee may at any time be entitled under this Mortgage.

4.4	Waiver of rights

The Owner hereby waives any rights under the provisions of the laws of a given country which require the Mortgagee to levy execution against the Owner or make any demand or claim against the Owner prior to the enforcement of rights under this Mortgage.

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5	Covenants

5.1	The Owner further covenants with the Mortgagee and undertakes throughout the Security Period:

5.1.1	Insurance

(a)	Insured risks, amounts and terms

to insure and keep the Ship insured free of cost and expense to the Mortgagee and in the sole name of the Owner or, if so required by the Mortgagee, in the joint names of the Owner and the Mortgagee (but without liability on the part of the Mortgagee for premiums or calls and to procure that no other assured shall be additionally named without the prior written consent of the Mortgagee):

(i)
against fire and usual marine risks (including excess risks) and war risks, on an agreed value basis, in such amounts (but not in any event less than whichever shall be the greater of (A) the market value of the Ship for the time being (as determined by the Mortgagee pursuant to clause 8.2 of the Loan Agreement) and (B) of an amount which, when aggregated with the equivalent insurance for all other Mortgaged Ships, shall be equal to at least one hundred and twenty per cent (120%) of (1) the Loan and (2) the Swap Exposure) and upon such terms as shall from time to time be approved in writing by the Mortgagee; and

(ii)
against protection and indemnity risks (including pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as the Ship) for the full value and tonnage of the Ship (as approved in writing by the Mortgagee) and upon such terms as shall from time to time be approved in writing by the Mortgagee; and

(iii)	in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Ship,

and to pay to the Mortgagee the cost (as conclusively certified by the Mortgagee) of (aa) any mortgagee’s interest insurance (“MII”) (including, if the Mortgagee shall so require, mortgagee's additional perils (including all P&I risks) coverage (“MAP”)) which the Mortgagee may from time to time effect in respect of the Ship upon such terms and in such amounts (not exceeding one hundred and twenty per cent (120%) (in respect of MII) and one hundred and ten per cent (110%) (in respect of MAP), in each case, of (aa) the Loan and (bb) the Swap Exposure) as it shall deem desirable; and (bb) any other insurance cover which the Mortgagee may from time to time effect in respect of the Ship and/or in respect of its interest and potential third party liability as mortgagee of the Ship as the Mortgagee shall deem desirable having regard to any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 5.1.1(a);

(b)	Approved brokers, insurers and associations

to effect the insurances aforesaid in such currency as the Mortgagee may approve and through the Approved Brokers (other than the said mortgagee’s interest insurance which shall be effected through brokers appointed by the Mortgagee) and with such insurance companies and/or underwriters having a Standard & Poor rating of “BBB” or a comparable rating of another comparable rating agency as shall from time to time be approved in writing by the Mortgagee; provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of the Ship with such war risks and protection and indemnity associations as shall from time to time be approved in writing by the Mortgagee;

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(c)	Fleet liens, set-off and cancellation

if any of the insurances referred to in clause 5.1.1(a) form part of a fleet cover, to procure that the Approved Brokers shall undertake to the Mortgagee that they shall neither set off against any claims in respect of the Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Ship if and when so requested by the Mortgagee;

(d)	Payment of premiums and calls

punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce all relevant receipts or other evidence of payment when so required by the Mortgagee;

(e)	Renewal

at least fourteen (14) days before the relevant policies, contracts or entries expire, to notify the Mortgagee of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the Owner or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Mortgagee pursuant to this clause 5.1.1, to procure that appropriate instructions for the renewal of such Insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity associations at least ten (10) days before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least seven (7) days before such expiry (or within such shorter period as the Mortgagee may from time to time agree) confirm in writing to the Mortgagee as and when such renewals have been effected in accordance with the instructions so given;

(f)	Guarantees

to arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

(g)	Hull policy documents, notices, loss payable clauses and brokers' undertakings to deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 5.1.1(a) as are effected through the Approved Brokers and procure that the interest of the Mortgagee shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the Insurances have been assigned to the Mortgagee, by means of a Notice of Assignment of Insurances (signed by the Owner and by any other assured who shall have assigned its interest in the Insurances to the Mortgagee) and that the Mortgagee shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Mortgagee;

(h)	Associations' loss payable clauses, undertakings and certificates to procure that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Mortgagee with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as may from time to time be required by the Mortgagee;

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(i)	Extent of cover and exclusions

to take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Mortgagee has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Mortgagee;

(j)	Correspondence with brokers and associations

to provide to the Mortgagee, at the time of each such communication, copies of all written communications between the Owner and the Approved Brokers and approved war risks and protection and indemnity associations which relate to compliance with requirements from time to time applicable to the Insurances including, without limitation, all requisite declarations and payments of additional premiums or calls referred to in clause 5.1.1(i);

(k)	Independent report

if so requested by the Mortgagee, but at the cost of the Owner, to furnish the Mortgagee from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Mortgagee dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof;

(l)	Collection of claims

to do all things necessary and provide all documents, evidence and information to enable the Mortgagee to collect or recover any moneys which shall at any time become due in respect of the Insurances;

(m)	Employment of Ship

not to employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe; and

(n)	Application of recoveries

to apply all sums receivable under the Insurances which are paid to the Owner in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

5.1.2	Ship's name and registration

not to change the name of the Ship and to keep the Ship registered as a Marshall Islands ship and not to do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in the Ship being required to be registered under any other flag than the Marshall Islands flag and not to register the Ship or permit its registration under any other flag without the prior written consent of the Mortgagee;

5.1.3	Repair

to keep the Ship in a good and efficient state of repair and to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Ship;

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5.1.4	Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Mortgagee to or suffer any other person to:

(a)	make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

(b)
remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Owner free from Encumbrances; or

(c)	install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;

5.1.5	Maintenance of class; compliance with regulations

to maintain the Classification as the class of the Ship and to comply with and ensure that the Ship at all times complies with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws and flag of the Republic of the Marshall Islands or otherwise applicable to the Ship and to procure that the Classification Society shall make available to the Mortgagee upon its request such information and documents in respect of the Ship as are maintained in the records of the Classification Society;

5.1.6	Surveys

to submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and if so required to supply to the Mortgagee copies of all survey reports issued in respect thereof;

5.1.7	Inspection

to ensure that the Mortgagee, by surveyors or other persons appointed by it (at the expense of the Owner) for such purpose, may board the Ship at all reasonable times for the purpose of inspecting her and her records and to afford all proper facilities for such inspections and for this purpose to give the Mortgagee reasonable advance notice of any intended drydocking of the Ship (whether for the purpose of classification, survey or otherwise) Provided that if no Event of Default has occurred the Owner shall only bear the cost of no more than one (1) such inspection in every two (2) calendar years;

5.1.8	Prevention of and release from arrest

promptly to pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship, her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, to procure the release of the Ship, her Earnings and Insurances from such arrest, detention, attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

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5.1.9	Employment

not to employ the Ship or permit her employment in any manner, trade or business which is forbidden by Marshall Islands law or international law, or which is otherwise unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Ship or permit her employment in carrying any contraband goods, or to enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the Ship's war risks insurers unless the prior written consent of the Mortgagee is obtained and such special insurance cover as the Mortgagee may require shall have been effected by the Owner and at its expense;

5.1.10	Information

promptly to furnish to the Mortgagee all such information as it may from time to time require regarding the Ship, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

5.1.11	Notification of certain events

to notify the Mortgagee forthwith by facsimile thereafter confirmed by letter of:

(a)	any damage to the Ship requiring repairs the cost of which will or might exceed the Casualty Amount;

(b)	any occurrence in consequence of which the Ship has or may become a Total Loss;

(c)	any requisition of the Ship for hire;

(d)	any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

(e)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Earnings or Insurances or any part thereof;

(f)	any petition or notice of meeting to consider any resolution to wind-up the Owner (or any event analogous thereto under the laws of the place of its incorporation);

(g)	the occurrence of any Default;

(h)
the occurrence of any Environmental Claim against the Owner, the Ship, any other Relevant Party or any other Relevant Ship or any incident, event or circumstance which may give rise to any such Environmental Claim; or

(i)	the occurrence of any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISPS Code not being complied with by the Owner;

5.1.12	Payment of outgoings and evidence of payments

promptly to pay all tolls, dues and other outgoings whatsoever in respect of the Ship and her Earnings and Insurances and to keep proper books of account in respect of the Ship and her Earnings and, as and when the Mortgagee may so require, to make such books available for inspection on behalf of the Mortgagee, and to furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew's wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

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5.1.13	Encumbrances

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Liens) over or in respect of the Ship, any share or interest therein or in the Insurances, Earnings or Requisition Compensation or any part thereof or interest therein other than to or in favour of the Mortgagee;

5.1.14	Sale or other disposal

not without the prior written consent of the Mortgagee (and then only subject to such terms as the Mortgagee may impose) to sell, agree to sell, transfer, abandon or otherwise dispose of the Ship or any share or interest therein;

5.1.15	Chartering

save under the Initial Charter, not without the prior written consent of the Mortgagee (which the Mortgagee shall have full liberty to withhold) and, if such consent is given, only subject to such conditions as the Mortgagee may impose, to let the Ship:

(a)	on demise charter for any period;

(b)	by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained might exceed twelve (12) months' duration;

(c)	on terms whereby more than two (2) months' hire (or the equivalent) is payable in advance; or

(d)	below the market rate prevailing at the time when the Ship is fixed or other than on arms' length terms;

5.1.16	Sharing of Earnings

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to enter into any agreement or arrangement whereby the Earnings may be shared with any other person;

5.1.17	Payment of Earnings

to procure that the Earnings are paid to the Operating Account for the Ship at all times unless and until the Mortgagee shall have directed to the contrary pursuant to clause 2.1.1 of the General Assignment and that any Earnings which are so payable and which are in the hands of the Owner's brokers or agents are duly accounted for and paid over to the Mortgagee forthwith on demand;

5.1.18	Repairers' liens

not without the prior written consent of the Mortgagee to put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Casualty Amount unless such person shall first have given to the Mortgagee in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship or her Earnings for the cost of such work or otherwise;

5.1.19	Manager

not without the prior written consent of the Mortgagee to appoint a manager of the Ship other than the Manager, or terminate or amend the terms of the relevant Management Agreement;

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5.1.20	Compliance with Marshall Islands law

to cause this Mortgage to be recorded as prescribed by Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands as amended and otherwise to comply with and satisfy all the requirements and formalities established by the said Maritime Act 1990 and any other pertinent legislation of the Republic of the Marshall Islands to perfect this Mortgage as a valid and enforceable first and preferred lien upon the Ship and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request for its satisfaction with respect to the Owner's compliance with the provisions of this sub-clause;

5.1.21	Notice of Mortgage

to place and at all times and places use due diligence to retain a properly certified copy of this Mortgage (which shall form part of the ships documents) on board the Ship with her papers and cause such certified copy of this Mortgage to be exhibited to any and all persons having business with the Ship which might create or imply any commitment or encumbrance whatsoever or in respect of the Ship (other than a lien for crew's wages and salvage) and to any representative of the Mortgagee and to place and keep prominently displayed in the chart room and in the Master's cabin of the Ship a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Vessel is covered by a First Preferred Mortgage to CREDIT SUISSE of St. Alban-Graben 1-3, 4002 Basel, Switzerland under authority of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands as amended.  Under the terms of the said Mortgage neither the Owner nor any charterer nor the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew's wages and salvage”;

5.1.22	Conveyance on default

where the Ship is (or is to be) sold in exercise of any power contained in this Mortgage, to execute, forthwith upon request by the Mortgagee, such form of conveyance of the Ship as the Mortgagee may require;

5.1.23	Anti-drug abuse

without prejudice to clause 5.1.9, to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Owner and, if the Mortgagee shall so require, to enter into a “Carrier Initiative Agreement” with the United States Customs and Border Protection and to procure that such agreement (or any similar agreement hereafter introduced by any Government Entity of the United States of America) is maintained in full force and effect and performed by the Owner; and

5.1.24	Compliance with environmental laws

to comply with, and use all reasonable and proper endeavours to procure that all Environmental Affiliates of the Owner comply with, all Environmental Laws in relation to the Ship including, without limitation, requirements relating to manning, submission of oil spill response plans, designation of qualified individuals and establishing financial responsibility and to obtain and comply with, and procure that all Environmental Affiliates of the Owner obtain and comply with, all Environmental Approvals in relation to the Ship.

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6	Powers of Mortgagee to protect security and remedy defaults

6.1	Protective action

The Mortgagee shall, without prejudice to its other rights, powers and remedies, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Mortgage and all Expenses attributable thereto shall be payable by the Owner on demand.

6.2	Remedy of defaults

Without prejudice to the generality of the provisions of clause 6.1:

6.2.1
if the Owner fails to comply with any of the provisions of clause 5.1.1 the Mortgagee shall be entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner's risk) to remain in, or to proceed to and remain in, a port designated by the Mortgagee until such provisions are fully complied with;

6.2.2
if the Owner fails to comply with any of the provisions of clauses 5.1.3, 5.1.5 or 5.1.6, the Mortgagee shall be entitled (but not bound) to arrange for the carrying out of such repairs, changes or surveys as it may deem expedient or necessary in order to procure the compliance with such provisions; and

6.2.3
if the Owner fails to comply with any of the provisions of clause 5.1.8 the Mortgagee shall be entitled (but not bound) to pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or to take any such measures as it may deem expedient or necessary for the purpose of securing the release of the Ship in order to procure the compliance with such provisions, and the Expenses attributable to the exercise by the Mortgagee of any such powers shall be payable by the Owner to the Mortgagee on demand.

7	Powers of Mortgagee on Event of Default

7.1	Powers

Upon the happening of any Event of Default, the Mortgagee shall become forthwith entitled to demand in accordance with the provisions of the Corporate Guarantee the payment of the Outstanding Indebtedness immediately whereupon the Outstanding Indebtedness shall become so due and payable and (whether or not the Mortgagee shall have made any such demand) the Mortgagee shall become forthwith entitled as and when it may see fit, to put into force and exercise all or any of the rights, powers and remedies possessed by it as mortgagee of the Ship or otherwise (whether at law, by virtue of this Mortgage or otherwise) and in particular (without limiting the generality of the foregoing):

7.1.1
to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands as amended and all applicable laws of any other jurisdiction;

7.1.2	to take possession of the Ship;

7.1.3
to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

7.1.4
to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of the Ship, her Earnings or Requisition Compensation or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

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7.1.5
to discharge, compound, release or compromise claims in respect of the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof which have given or may give rise to any charge or lien or other claim on the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof;

7.1.6
to sell the Ship or any share or interest therein with or without prior notice to the Owner, and with or without the benefit of any charterparty, and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction or private contract, at such place and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale, and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and with power, where the Mortgagee purchases the Ship, to make payment of the sale price by making an equivalent reduction in the amount of the Outstanding Indebtedness in the manner referred to in clause 8.1;

7.1.7
to manage, insure, maintain and repair the Ship, and to employ, sail or lay up the Ship in such manner and for such period as the Mortgagee, in its absolute discretion, deems expedient accounting only for net profits arising from any such employment; and

7.1.8	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 7.1.

7.2	Dealings with Mortgagee

Upon any sale of the Ship or any share or interest therein by the Mortgagee pursuant to clause 7.1.6 or pursuant to clause 11.1, the purchaser shall not be bound to see or enquire whether the Mortgagee's power of sale has arisen in the manner provided in this Mortgage or whether the Mortgagee has made a demand for payment under the provisions of the Corporate Guarantee and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and the sale shall operate to divest the Owner of all rights, title and interest of any nature whatsoever in the Ship and to bar any such interest of the Owner, and all persons claiming through or under the Owner.

8	Application of moneys

8.1	Application

All moneys received by the Mortgagee in respect of sale of the Ship or any share or interest therein or in respect of the employment of the Ship pursuant to the provisions of clause 7.1.7 (or otherwise pursuant to the provisions of this Mortgage) and all moneys received and retained by the Mortgagee in respect of the Insurances pursuant to this Mortgage shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied in the manner specified in clause 2.10 of the Corporate Guarantee.

8.2	Shortfall

In the event that the balance referred to in clause 8.1 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable therefor.

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9	Remedies cumulative and other provisions

9.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Mortgagee to exercise any right, power or remedy vested in it under the Corporate Guarantee or this Mortgage shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Mortgagee of any consent to any act which by the terms of this Mortgage requires such consent prejudice the right of the Mortgagee to give or withhold consent to the doing of any other similar act.  The remedies provided in the Corporate Guarantee and this Mortgage are cumulative and are not exclusive of any remedies provided by law.

9.2	Preferred status

Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision or portion hereof shall be construed to waive the preferred status of this Mortgage, then such provision or portion to such extent shall be void and of no effect.

9.3	Delegation

The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by the Corporate Guarantee or this Mortgage (including the power vested in it by virtue of clause 11) in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

9.4	Incidental powers

The Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under this Mortgage or otherwise) and in particular (but without prejudice to the generality of the foregoing), upon becoming entitled to exercise any of its powers under clause 7.1, the Mortgagee shall be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements respecting the Ship, her insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagee was the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid.

10	Costs and indemnity

10.1	Costs

The Owner shall pay to the Mortgagee on demand on a full indemnity basis all expenses or liabilities of whatsoever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof, incurred by the Mortgagee in connection with the exercise or enforcement of, or preservation of any rights under, the Corporate Guarantee or this Mortgage or otherwise in respect of the Outstanding Indebtedness and the security therefor, or in connection with the preparation, completion, execution or registration of the Corporate Guarantee or this Mortgage.

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10.2	Mortgagee's indemnity

The Owner hereby agrees and undertakes to indemnify the Mortgagee against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Mortgagee or by any manager, agent, officer or employee for whose liability, act or omission the Mortgagee may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Mortgage or otherwise in connection with such powers or with this Mortgage or with the Ship, its Earnings, Requisition Compensation and Insurances or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in the Corporate Guarantee or this Mortgage.

11	Attorney

11.1	Power

By way of security, the Owner hereby irrevocably appoints the Mortgagee to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Corporate Guarantee, this Mortgage or any of the other Security Documents, or which may be deemed proper in or in connection with all or any of the purposes aforesaid (including, without prejudice to the generality of the foregoing, the execution and delivery of a bill of sale of the Ship).  The power of attorney hereby conferred shall be a general power of attorney and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto.  Provided however that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of an Event of Default.

11.2	Dealings with attorney

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Mortgagee of such power shall be conclusive evidence of the Mortgagee's right to exercise the same.

11.3	Filings

The Owner hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise of it to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Mortgage in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof.

12	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Ship or perfecting the security constituted or intended to be constituted by this Mortgage or contemplated by the Corporate Guarantee.

13	Total amount and maturity

For the purpose of recording this First Preferred Mortgage as required by Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands as amended the maximum amount is One hundred and forty four million Dollars ($144,000,000) (of which One hundred and twenty million Dollars ($120,000,000) represents the Loan and Twenty four million Dollars ($24,000,000) represents the Swap Obligations) and interest and performance of mortgage covenants.  The date of maturity is [•] November 2015 and the discharge amount is the same as the total amount.

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14	Law, jurisdiction and other provisions

14.1	Law

This Mortgage shall be construed and enforceable in accordance with the laws of the Republic of the Marshall Islands.

14.2	Submission to jurisdiction

For the benefit of the Mortgagee, the Owner irrevocably agrees, that any legal action or proceedings in connection with this Mortgage may be brought in the English courts, or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of, or in connection with, this Mortgage.  The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers Saville & Co. at present of One Carey Lane, London EC2V 8AE, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Mortgage.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner or the Ship in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

15	Other provisions

15.1	Severability

If any provision in the Corporate Guarantee, the Loan Agreement, the Master Swap Agreement, this Mortgage or any of the other Security Documents be or becomes invalid or unenforceable under any applicable law the provisions hereof shall in all other respects remain in full force and effect and the provision in question shall be ineffective to the extent (but only to the extent) of its disconformity with the requirement of the applicable law and if it is competent to the parties to waive any requirements which would otherwise operate as aforesaid those requirements are hereby waived to the extent permitted by such law to the end that the Corporate Guarantee, the Loan Agreement, the Master Swap Agreement, this Mortgage and each of the other Security Documents shall be valid, binding and enforceable in accordance with their respective terms.

15.2	Counterparts

This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute one and the same instrument.

16	Notices

16.1	Every notice, request, demand or other communication under this Mortgage shall:

16.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

16.1.2
be deemed to have been received in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

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16.1.3	be sent:

(a)	if to the Owner at:

c/o Globus Maritime Limited
128 Vouliagmenis Avenue
166 74 Glyfada
Athens
Greece

Fax no:                 +30 210 960 3802
Attention:             Mr George Karageorgiou

(b)	if to the Mortgagee at:

Credit Suisse
St. Alban-Graben 1-3
P.O. Box CH 4002
Basel
Switzerland

Fax:                        +41 612 667 939
Attention:              Ms Lydia Lampadaridou

or to such other address and/or numbers as is notified by one party to the other party under this Mortgage.

IN WITNESS whereof the Owner has executed this Mortgage the day and year first above written.

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Schedule 1

The Loan Agreement

20

Schedule 2

The Master Swap Agreement

21

Schedule 3

The Corporate Guarantee

22

[ELEANOR MARITIME LIMITED] [DEVOCEAN MARITIME LTD.] [ELYSIUM MARITIME LIMITED]

By
Name :
Title :

23

Acknowledgement of Mortgage

PIRAEUS                                                                                                )
           ) S.S
PREFECTURE OF ATTICA, REPUBLIC OF GREECE                     )

On this [•] day of [•] 2007 before me personally appeared                             to me known who being by me duly sworn did depose and say that he resides at                                                    that he is an attorney-in-fact of [ELEANOR MARITIME LIMITED] [DEVOCEAN MARITIME LTD.] [ELYSIUM MARITIME LIMITED] the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said Corporation.

Special Agent of the Republic of Marshall Islands

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Schedule 7

Form of General Assignment

Private & Confidential

Dated [•] 2007

[ELEANOR MARITIME LIMITED]
[DEVOCEAN MARITIME LTD.]
[ELYSIUM MARITIME LIMITED]	(1)

and

CREDIT SUISSE	(2)

GENERAL ASSIGNMENT
relating to m.v. [Island Globe] [River Globe] [Tiara
Globe]

Contents

Clause		Page

1	Definitions	1

2	Assignment and application of funds	4

3	Continuing security and other matters	6

4	Powers of Mortgagee to protect security and remedy defaults	7

5	Powers of Mortgagee on Event of Default	7

6	Attorney	8

7	Further assurance	8

8	Costs and indemnities	8

9	Remedies cumulative and other provisions	9

10	Notices	9

11	Counterparts	10

12	Law and jurisdiction	10

Schedule 1 Forms of Loss Payable Clauses		11

Schedule 2 Form of Notice of Assignment of Insurances		12

THIS DEED OF ASSIGNMENT is dated [•] 2007 and made BETWEEN:

(1)
[ELEANOR MARITIME LIMITED] [DEVOCEAN MARITIME LTD.] [ELYSIUM MARITIME LIMITED] a company incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”); and

(2)	CREDIT SUISSE of St. Alban-Graben 1-3, 4002 Basel, Switzerland (the “Mortgagee”).

WHEREAS:

(A)
by a facility agreement (the “Loan Agreement”) dated [•] 2007 and made between (i) Globus Maritime Limited (therein and herein referred to as the “Borrower”) as borrower and (ii) the Mortgagee as lender (therein referred to as the “Bank”), the Mortgagee agreed (inter alia) to make available to the Borrower, upon the terms and conditions therein contained, a reducing revolving credit facility of up to $120,000,000;

(B)
pursuant to the said Loan Agreement, the Mortgagee as of the date hereof has advanced or has agreed to advance to the Borrower (and the Borrower is indebted to the Mortgagee in) a total principal amount of up to $120,000,000 which (together with interest (as provided in clause 3.1 of the said Loan Agreement) thereon and fees) is to be repaid and paid, as the case may be, as provided in the Loan Agreement;

(C)
by a 2002 ISDA Master Swap Agreement (including its Schedule) dated as of [•] 2007 (the “Master Swap Agreement”) and made between the Borrower and the Mortgagee, the Mortgagee agreed the terms and conditions upon which it would enter into (inter alia) derivative transactions with the Borrower, whether in respect of the Loan (whether in whole or in part, as the case may be, from time to time) or for any other purpose whatsoever;

(D)
by a corporate guarantee (the “Corporate Guarantee”) dated [•] 2007 and executed by the Owner (therein referred to as the “Guarantor”) in favour of the Mortgagee, the Owner (inter alia) guaranteed the payment of any moneys owing by the Borrower to the Mortgagee under the Loan Agreement, the Master Swap Agreement and the other Security Documents;

(E)
pursuant to the Loan Agreement there has been or will be executed by the Owner in favour of the Mortgagee a first preferred ship mortgage (the “Mortgage”) on the vessel m.v. [Island Globe] [River Globe] [Tiara Globe] documented in the name of the Owner under the laws and flag of the Republic of the Marshall Islands under Official Number [2861] [•] [•] (the “Ship”) and the Mortgage of even date herewith has been or will be registered under the provisions of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands as security for the payment by the Owner of the Outstanding Indebtedness (as that expression is defined in the Mortgage); and

(F)
this Deed is supplemental to the Corporate Guarantee and the Mortgage and to the security thereby created and is the “General Assignment” in respect of the Ship referred to in the Loan Agreement but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and/or the Corporate Guarantee and/or the Mortgage shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.

1

1.2	Definitions

In this Deed, unless the context otherwise requires:

“Assigned Property” means:

(a)	the Earnings;

(b)	the Insurances; and

(c)	any Requisition Compensation;

“Casualty Amount” means Two hundred and fifty thousand Dollars ($250,000) (or the equivalent in any other currency);

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Earnings” means all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) or any charterparty or other contract for the employment of the Ship;

“Event of Default” means any of the events or circumstances described in clause 10 of the Loan Agreement;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee) of:

(a)
all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including without limitation Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagee in connection with the exercise of the powers referred to in or granted by the Corporate Guarantee, the Mortgage, this Deed or any other of the Security Documents or otherwise payable by the Owner in accordance with clause 10 of the Mortgage or clause 8; and

(b)
interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagee until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 2.5 of the Corporate Guarantee (as conclusively certified by the Mortgagee);

“Guaranteed Liabilities” shall have the meaning ascribed thereto in the Corporate Guarantee;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

2

“Insurances” means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner, or in the joint names of the Owner and the Mortgagee or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Loss Payable Clauses” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms set out in schedule 1 or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

“Master Swap Agreement” means the agreement referred to in recital (C) hereto;

“Master Swap Agreement Liabilities” means, at any relevant time, all liabilities, actual or contingent, present or future, owing by the Borrower to the Mortgagee under the Master Swap Agreement;

“Mortgagee” includes the successors in title and the Assignees and/or Transferees of the Mortgagee;

“Notice of Assignment of Insurances” means a notice of assignment in the form set out in schedule 2 or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

“Outstanding Indebtedness” means the aggregate of the Guaranteed Liabilities and interest accrued and accruing thereon, the Expenses, the Master Swap Agreement Liabilities and all other sums of money from time to time owing to the Mortgagee, whether actually or contingently, under the Corporate Guarantee, the other Security Documents or any of them;

“Owner” includes the successors in title of the Owner;

“Requisition Compensation” means all moneys or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

“Security Documents” means the Corporate Guarantee, the Loan Agreement, the Master Swap Agreement, the Mortgage, this Deed and any such other document as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Guaranteed Liabilities, interest thereon and other moneys from time to time owing by the Owner pursuant to the Corporate Guarantee and/or by any other Security Party pursuant to the other Security Documents or any of them (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement); and

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

3

1.4	Construction of certain terms

In this Deed, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of and schedules to this Deed and references to this Deed include its schedules;

1.4.2
references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3	words importing the plural shall include the singular and vice versa;

1.4.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.5
references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.5	Conflict with Loan Agreement and Corporate Guarantee

This Deed shall be read together with the Loan Agreement and the Corporate Guarantee but in case of any conflict between this Deed and either of the said instruments, the provisions of the Corporate Guarantee shall prevail.

2	Assignment and application of funds

2.1	Assignment

By way of security for payment of the Outstanding Indebtedness the Owner with full title guarantee hereby assigns and agrees to assign to the Mortgagee absolutely all its rights title and interest in and to the Assigned Property and all its benefits and interests present and future therein Provided however that:

2.1.1	Earnings

the Earnings shall be payable to the Operating Account of the Owner until such time as an Event of Default shall occur and the Mortgagee shall have made a demand for payment in accordance with the provisions of the Corporate Guarantee whereupon the Owner shall forthwith, and the Mortgagee may at any time thereafter, instruct the persons from whom the Earnings are then payable to pay the same to the Mortgagee or as it may direct and any Earnings then in the hands of the Owner's brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Mortgagee;

2.1.2	Insurances

unless and until an Event of Default shall occur and the Mortgagee shall have made a demand for payment in accordance with the provisions of the Corporate Guarantee (whereupon all insurance recoveries, other than any moneys payable under any loss of earnings insurance, shall be receivable by the Mortgagee and applied in accordance with clause 2.3):

4

(a)
any moneys payable under the Insurances, other than any moneys payable under any loss of earnings insurance, shall be payable in accordance with the terms of the relevant Loss Payable Clause and the Mortgagee will not in the meantime give any notification to the contrary to the insurers as contemplated by the Loss Payable Clauses;

(b)
any insurance moneys received by the Mortgagee in respect of any major casualty (as specified in the relevant Loss Payable Clause) shall, unless prior to receipt or whilst such moneys are in the hands of the Mortgagee there shall have occurred an Event of Default and the Mortgagee shall have made a demand for payment in accordance with the provisions of the Corporate Guarantee (whereupon such insurance monies shall be applied in accordance with clause 2.3s), be paid over to the Owner upon the Owner furnishing evidence satisfactory to the Mortgagee that all loss and damage resulting from such casualty has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with the casualty have been fully paid and discharged by the Owner, provided however that the insurers with whom the fire and usual marine risks insurances are effected may, in the case of a major casualty, and with the previous consent in writing of the Mortgagee, make payment on account of repairs in the course of being effected; and

(c)
any moneys payable under any loss of earnings insurance shall be payable in accordance with the terms of the relevant Loss Payable Clause and shall be subject to such provisions of this clause 2 as shall apply to Earnings and the Mortgagee will not give any notification to the insurers as contemplated in such Loss Payable Clause unless and until the Mortgagee shall have become entitled under clause 2.1.1 to direct that the Earnings be paid to the Mortgagee.

2.2	Notice

The Owner hereby covenants and undertakes with the Mortgagee that it will from time to time upon the written request of the Mortgagee give written notice (in such form as the Mortgagee shall reasonably require) of the assignment herein contained to the persons from whom any part of the Assigned Property is or may be due.

2.3	Application

All moneys received by the Mortgagee in respect of:

2.3.1
recovery under the Insurances (other than under any loss of earnings insurance and any such sum or sums as may have been received by the Mortgagee in accordance with the relevant Loss Payable Clause in respect of a major casualty as therein defined and paid over to the Owner as provided in clause 2.1.2(b)); and

2.3.2	Requisition Compensation,

shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied by the Mortgagee in the manner specified in clause 2.10 of the Corporate Guarantee.

2.4	Shortfalls

In the event that the balance referred to in clause 2.3 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

2.5	Use of Owner's name

The Owner covenants and undertakes with the Mortgagee to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee's rights under this Deed and to allow its name to be used as and when required by the Mortgagee for that purpose.

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2.6	Reassignment

Upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness, the Mortgagee shall, at the request and cost of the Owner, re-assign the Earnings, the Insurances and any Requisition Compensation to the Owner or as it may direct.

3	Continuing security and other matters

3.1	Continuing security

The security created by this Deed shall:

3.1.1
be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or the Borrower or any other person who may be liable to the Mortgagee in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee);

3.1.2
be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee or any right or remedy of the Mortgagee thereunder; and

3.1.3
not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

3.2	Rights additional

All the rights, powers and remedies vested in the Mortgagee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee under the Corporate Guarantee, the Loan Agreement, the Master Swap Agreement, this Deed, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.

3.3	No enquiry

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Mortgagee or to which the Mortgagee may at any time be entitled under the Mortgage and/or this Deed.

3.4	Obligations of Owner and Mortgagee

The Owner shall remain liable to perform all the obligations assumed by it in relation to the  Assigned Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

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3.5	Discharge of Mortgage

Notwithstanding that this Deed is expressed to be supplemental to the Mortgage it shall continue in full force and effect after any discharge of the Mortgage.

4	Powers of Mortgagee to protect security and remedy defaults

4.1	Protective action

The Mortgagee shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Owner on demand, together with interest thereon at the rate provided for in clause 2.5 of the Corporate Guarantee from the date such expense or liability was incurred by the Mortgagee until the date of actual receipt whether before or after any relevant judgment.

4.2	Remedy of defaults

Without prejudice to the generality of the provisions of clause 4.1, if  the Owner fails to comply with the provisions of clause 5.1.1 of the Mortgage, the Mortgagee shall become forthwith entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner's risk) to remain in, or to proceed to and remain in, a port designated by the Mortgagee until such provisions are fully complied with and the Expenses attributable to the exercise by the Mortgagee of any such powers shall be payable by the Owner on demand.

5	Powers of Mortgagee on Event of Default

5.1	Powers

At any time after the occurrence of an Event of Default and the making of a demand for payment under the provisions of the Corporate Guarantee, the Mortgagee shall forthwith become entitled (but not bound) as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee and/or chargee of the Assigned Property (whether at law, by virtue of this deed or otherwise) and in particular (without limiting the generality of the foregoing):

5.1.1
to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

5.1.2
to collect, recover, compromise and give a good discharge for,  all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of the Earnings or Requisition Compensation or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

5.1.3
to discharge, compound, release or compromise claims in respect of the Ship, its Earnings, Insurances or Requisition Compensation or any part thereof which have given or may give rise to any charge or lien or other claim on the Ship, its Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Ship, its Earnings, Insurances or Requisition Compensation or any part thereof; and

7

5.1.4	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 5.1.

6	Attorney

6.1	Appointment

By way of security, the Owner hereby irrevocably appoints the Mortgagee to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Corporate Guarantee, the Mortgage, this Deed or any of the other Security Documents or which may be deemed proper in or in connection with all or any of the purposes aforesaid.  The power of attorney hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto.  Provided always that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of any Event of Default.

6.2	Exercise of power

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened or whether the Mortgagee has made a demand for payment under the Corporate Guarantee, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Mortgagee of such power shall be conclusive evidence of the Mortgagee's right to exercise the same.

6.3	Filings

The Owner hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise of it to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Deed in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof.

7	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Assigned Property or perfecting the security constituted or intended to be constituted by this Deed.

8	Costs and indemnities

8.1	Costs

The Owner shall pay to the Mortgagee on demand on a full indemnity basis all expenses or liabilities of whatever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any Taxes (including value added tax or other similar tax) payable in respect thereof, incurred by the Mortgagee in connection with the exercise or enforcement of, or preservation of any rights under, this Deed or otherwise in respect of the Outstanding Indebtedness and the security therefor, or in connection with the preparation, completion, execution or registration of this Deed.

8

8.2	Mortgagee's indemnity

The Owner hereby agrees and undertakes to indemnify the Mortgagee against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Mortgagee or by any manager, agent, officer or employee for whose liability, act or omission the Mortgagee may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Deed or otherwise in connection with such powers or with this Deed or with the Ship, its Earnings, Requisition Compensation and Insurances or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in this Deed.

9	Remedies cumulative and other provisions

9.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Mortgagee to exercise any right, power or remedy vested in it under this Deed, the Corporate Guarantee, the Mortgage or any of the other Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Mortgagee of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Mortgagee to give or withhold consent to the doing of any other similar act.  The remedies provided in this Deed, the Corporate Guarantee, the Mortgage and the other Security Documents are cumulative and are not exclusive of any remedies provided by law.

9.2	Delegation

The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed, the Loan Agreement, the Master Swap Agreement, the Mortgage (including the power vested in it by clause 11 of the Mortgage) or any of the other Security Documents in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

9.3	Incidental powers

The Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under this Deed or otherwise) and in particular (but without prejudice to the generality of the foregoing) upon becoming entitled to exercise any of its powers under clause 7 of the Mortgage, the Mortgagee shall be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements respecting the Ship, the insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagee was the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid.

10	Notices

The provisions of clause 8 of the Corporate Guarantee shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed.

9

11	Counterparts

This Deed may be entered into in the form of two counterparts, each executed by one of the parties, and, provided both the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

12	Law and jurisdiction

12.1	Law

This Deed is governed by, and shall be construed in accordance with, English law.

12.2	Submission to jurisdiction

For the benefit of the Mortgagee, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed may be brought in the English courts, or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed. The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers Saville & Co. at present of One Carey Lane, London EC2V 8AE, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Deed.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner may have against the Mortgagee arising out of or in connection with this Deed.

12.3	Contracts (Rights of Third Parties) Act 1999

No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

10

Schedule 1

Forms of Loss Payable Clauses

(for attachment by way of endorsement to the Policy)

1	Hull and machinery (marine and war risks)

By a General Assignment dated [•] 2007 [ELEANOR MARITIME LIMITED] [DEVOCEAN MARITIME LTD.] [ELYSIUM MARITIME LIMITED] of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”) has assigned to CREDIT SUISSE of St. Alban-Graben 1-3, 4002 Basel, Switzerland (the “Mortgagee”) all the Owner's rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. [Island Globe] [River Globe] [Tiara Globe] and accordingly:

(a)
all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds Two hundred and fifty thousand Dollars (US$250,000) (or the equivalent in any other currency) inclusive of any deductible) shall be paid in full to the Mortgagee or to its order; and

(b)
all other claims hereunder shall be paid in full to the Owner or to its order, unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or to its order.

2	Protection and indemnity risks

Payment of any recovery which [ELEANOR MARITIME LIMITED] [DEVOCEAN MARITIME LTD.] [ELYSIUM MARITIME LIMITED] of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”) is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner, shall be made to the Owner or to its order, unless and until the Association receives notice to the contrary from Credit Suisse of St. Alban-Graben 1-3, 4002 Basel, Switzerland (the “Mortgagee”) in which event all recoveries shall thereafter be paid to the Mortgagee or their order; provided always that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligation until the expiry of two clear business days from the receipt of such notice.

3	Loss of earnings

By a General Assignment dated [•] 2007 [ELEANOR MARITIME LIMITED] [DEVOCEAN MARITIME LTD.] [ELYSIUM MARITIME LIMITED] of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”) has assigned to Credit Suisse of St. Alban-Graben 1-3, 4002 Basel, Switzerland (the “Mortgagee”) its rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. [Island Globe] [River Globe] [Tiara Globe] and her earnings and accordingly all claims hereunder shall be paid in full to the Owner unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or its order.

11

Schedule 2
Form of Notice of Assignment of Insurances

(For attachment by way of endorsement to the Policy)

[ELEANOR MARITIME LIMITED] [DEVOCEAN MARITIME LTD.] [ELYSIUM MARITIME LIMITED] of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, the Owner of m.v. [Island Globe] [River Globe] [Tiara Globe], HEREBY GIVES NOTICE that by a General Assignment dated [•] 2007 and entered into by us with CREDIT SUISSE of St. Alban-Graben 1-3, 4002 Basel, Switzerland there has been assigned by us to CREDIT SUISSE as mortgagee of the said vessel all insurances in respect thereof, including the insurances constituted by the Policy whereon this notice is endorsed.

………………………………………………….
Signed
For and on behalf of
[ELEANOR MARITIME LIMITED] [DEVOCEAN MARITIME LTD.] [ELYSIUM MARITIME LIMITED]

Date: [•]

12

EXECUTED	)
as a DEED	)
by	)
for and on behalf of	)	………………….
[ELEANOR MARITIME LIMITED]	)	Attorney-in-Fact
[DEVOCEAN MARITIME LTD.]	)
[ELYSIUM MARITIME LIMITED]	)
in the presence of:	)

...........................
Witness:
Name:
Address:
Occupation:

EXECUTED	)
as a DEED	)
by	)
for and on behalf of	)	………………….
CREDIT SUISSE	)	Attorney-in-Fact
in the presence of:	)

...........................
Witness:
Name:
Address:
Occupation:

13

Schedule 8

Form of Manager’s Undertaking

Private & Confidential

Manager’s Undertaking

To:	Credit Suisse
St. Alban-Graben 1-3
4002 Basel
Switzerland

From:	Globus Shipmanagement Corp.
Trust Company Complex
Ajeltake Road
Ajeltake Island
Majuro
Marshall Islands
MH96960

[•] 2007

Dear Sirs

US$120,000,000 Reducing Revolving Credit Facility to Globus Maritime Limited

1	Loan Agreement and Master Swap Agreement

1.1
We understand that under a facility agreement dated [•] 2007 (the “Loan Agreement”) and made between (1) Globus Maritime Limited (the “Borrower”) as borrower and (2) Credit Suisse as lender (the “Bank”), the Bank agreed (inter alia) to make available to the Borrower, upon the terms and conditions therein contained, a reducing revolving credit facility of up to One hundred and twenty million Dollars ($120,000,000) and that it is a condition precedent to the Bank making the Commitment available to the Borrower that we, Globus Shipmanagement Corp. (the “Manager”), enter into this letter of undertaking (the “Letter”) in favour of the Bank.

1.2
We also understand that under a 2002 Master Swap Agreement dated as of [•] 2007 (the “Master Swap Agreement”) and made between the Borrower and the Bank, the Bank agreed the terms and conditions upon which it would enter into derivative transactions with the Borrower, whether in respect of the Loan (whether in whole or in part, as the case may be, from time to time) or for any other purpose whatsoever.

1.3	Words and expressions defined in the Loan Agreement shall, unless otherwise specified herein, have the same meanings when used herein.

2	Confirmation of appointment

We hereby confirm that we have been appointed as the manager of m.v. [Island Globe] [River Globe] [Tiara Globe] (the “Ship”) registered under the laws and the flag of the Republic of the Marshall Islands in the ownership of [Eleanor Maritime Limited] [Devocean Maritime Ltd.] [Elysium Maritime Limited] of the Marshall Islands (the “Owner”) pursuant to a management agreement (the “Management Agreement”) dated [9 July 2007] [•] [•] and made between ourselves and the Owner and that we have accepted our appointment thereunder in accordance with the terms and conditions thereof.

1

3	Representations and warranties

3.1
We hereby represent and warrant that the copy of the Management Agreement set out in Appendix 1 to this Letter is a true and complete copy of the Management Agreement, that the Management Agreement constitutes valid and binding obligations of the Manager enforceable in accordance with its terms and that there have been no amendments or variations thereto or defaults thereunder by the Manager or, to the best of the Manager’s knowledge and belief, by the Owner.

3.2	We hereby confirm that the representations and warranties set out in clauses 7.2.9, 7.2.10 and 7.2.11 of the Loan Agreement are true and correct in all respects.

4	Undertakings

The Manager undertakes with the Bank that throughout the Security Period (as such term is defined in the general assignment dated [•] 2007 (the “General Assignment”) and executed by the Owner in favour of the Bank):

4.1	the Manager will not agree or purport to agree to any material amendment or variation of the Management Agreement without the prior written consent of the Bank;

4.2
the Manager will procure that any sub-manager appointed by the Manager pursuant to the provisions of the Management Agreement or otherwise will, on or before the date of such appointment enter into an undertaking in favour of the Bank in substantially the same form (mutatis mutandis) as this Letter;

4.3
the Manager will not, without the prior written consent of the Bank, take any action or institute any proceedings or make or assert any claim on or in respect of the Ship or its policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period (as such term is defined in the General Assignment) in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Bank or otherwise) in respect of the Ship and her Earnings (as such term is defined below) or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums) (the “Insurances”) or any moneys whatsoever from time to time due or payable to the Owner during the Security Period (as such term is defined in the General Assignment) arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship (the “Earnings”) or any other property or other assets of the Owner which the Bank has previously advised the Manager are subject to any Encumbrance (as such term is defined in the General Assignment) or right of set-off in favour of the Bank by virtue of any of the Security Documents;

4.4	the Manager will discontinue any such action or proceedings or claim which may have been taken, instituted or made or asserted, promptly upon notice from the Bank to do so;

4.5
the Manager does hereby subordinate any claim that it may have against the Owner or otherwise in respect of the Ship and its Earnings, Insurances and Requisition Compensation (as such term is defined in the General Assignment) to the claims of the Bank under the Loan Agreement, the Master Swap Agreement and the other Security Documents and undertakes not to exercise any right to which it may be entitled in respect of the Owner and/or the Ship and/or its Earnings and/or Insurances and/or Requisition Compensation in competition with the Bank;

4.6
the Manager will promptly notify the Bank if at any time the amount owed by the Owner to the Manager pursuant to the Management Agreement (whether in respect of the Manager’s remuneration or disbursements or otherwise) exceeds Twenty thousand Dollars ($20,000) or the equivalent in other currencies; and

4.7	the Manager will provide the Bank with such information concerning the Ship as the Bank may from time to time reasonably require.

2

5	Insurance assignment

5.1
By way of security for the repayment of the aggregate of the Loan (as defined in the Loan Agreement) and interest accrued and accruing thereon, the Expenses (as such term is defined in the General Assignment) and all other sums of money from time to time owing by the Owner to the Bank, whether actually or contingently, under the Loan Agreement, the Master Swap Agreement and the other Security Documents or any of them (the “Outstanding Indebtedness”), the Manager with full title guarantee hereby irrevocably and unconditionally assigns and agrees to assign to the Bank all of the Manager's rights, title and interest in and to all the benefit of the Insurances.

5.2
The Manager hereby undertakes to procure that a duly completed notice in the form set out in Appendix 2 to this Letter is given to all insurers of the Ship and to procure that such notice is promptly endorsed on all policies and entries in respect of the Insurances and agrees promptly to authorise and/or instruct any broker, insurer or association with or through whom Insurances may be effected to endorse on any policy or entry or otherwise to give effect to such loss payable clause as may be stipulated by the Bank.

5.3
The Bank shall, at the Manager's cost and request, re-assign to the Manager all the Manager's right, title and interest in the Insurances upon the Outstanding Indebtedness being paid and discharged in full to the satisfaction of the Bank.

5.4
Any moneys in respect of the Insurances which would (but for the assignment contained in clause 5.1 above) be payable to the Manager shall be applied in accordance with clause 2.3 of the General Assignment.

6	Acknowledgement

The Manager hereby acknowledges that it has seen and has reviewed the Loan Agreement and the other Security Documents and agrees to abide by and to observe the provisions thereof insofar as the same are applicable to it as therein provided.

7	Law and jurisdiction

7.1	The agreement constituted by this Letter is governed by, and shall be construed in accordance with, English law.

7.2
The Manager agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Letter against the Manager or any of its assets may be brought in the English courts.  The Manager irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Saville & Co. at present of One Carey Lane, London EC2V 8AE, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the rights of the Bank to take any proceedings against the Manager in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

7.3	No term of this Letter is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Letter or to whom this Letter is not addressed.

Yours faithfully,

....................................................
For and on behalf of
GLOBUS SHIPMANAGEMENT CORP.

3

Appendix 1

Copy of the Management Agreement

4

Appendix 2

Notice of Assignment

We, GLOBUS SHIPMANAGEMENT CORP., the managers of the m.v. [Island Globe] [River Globe] [Tiara Globe] HEREBY GIVE NOTICE that by a first assignment dated [•] 2007 and entered into by us CREDIT SUISSE there has been assigned by us to the said CREDIT SUISSE of St. Alban-Graben 1-3, 4002 Basel, Switzerland as first assignees all of our right, title and interest in and to the insurances in respect of the said Ship including the insurances constituted by the Policy whereon this notice is endorsed.

......................................………………
SIGNED
for and on behalf of
GLOBUS SHIPMANAGEMENT CORP.

Dated: [•]

5

Schedule 9

Form of Charter Assignment

Private & Confidential

Dated [•] 2007

and

CREDIT SUISSE **(2)**

CHARTER ASSIGNMENT relating to

m.v. ***[Island Globe] [River Globe] [Tiara Globe]***

NORTON ROSE

ATH-#2224810-v3

Contents

Clause		Page
1	Definitions	2
2	Warranty	3
3	Assignment and application of money	4
4	Undertakings	5
5	Continuing security	5
6	Powers of Mortgagee	6
7	Attorney	6
8	Further assurance	7
9	Notices	7
10	Law, jurisdiction and other provisions	7
Schedule 1 Form of Notice of Assignment of Charter		9

ATH-#2224810-v3

THIS ASSIGNMENT is made the [•] day of [•] 2007 **BETWEEN**:

WHEREAS:

(A) by a ["NYPE 1946 Form"] time charterparty dated [10 April 2007] [•] [•] and made between (1) the Owner and (2) [D/S Norden A.S., a company incorporated in the Kingdom of Denmark] [•] [•] (the "**Charterer**"), as amended by an [addendum No. 1 dated 4 June 2007] [•] [•] and as may be further amended and supplemented from time to time (the "**Charter**"), the Owner agreed to let and the Charterer agreed to take on time charter, for the period and upon the terms and conditions therein mentioned, the Ship (as hereinafter defined);

(D) by a guarantee dated [•] 2007 and executed by the Owner in favour of the Mortgagee (the "**Corporate Guarantee**") the Owner (inter alia) guaranteed any and all liabilities and obligations of the Borrower under the Loan Agreement, the Master Swap Agreement and the other Security Documents;

(F) pursuant to the Corporate Guarantee, the Owner has executed in favour of the Mortgagee a deed of assignment dated [•] 2007 (the "**General Assignment**") whereby the Owner has assigned and agreed to assign to the Mortgagee the Earnings and Insurances of, and any Requisition Compensation for, the Ship (as each of those expressions is defined in the General Assignment) as security for the payment by the Owner of the Guaranteed Liabilities; and

ATH-#2224810-v3

1

NOW THIS ASSIGNMENT WITNESSES AND IT IS HEREBY AGREED as follows:

1 Definitions

1.1 Defined expressions

1.2 Definitions

In this Assignment, unless the context otherwise requires:

(a) the Charter Earnings; and

(b) all other Charter Rights;

"**Charter**" means the charterparty referred to in recital (A);

"**Charter Earnings**" means all money whatsoever payable by the Charterer to the Owner under or pursuant to the Charter and/or any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer's obligations under or pursuant to the Charter including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by the Charterer of the Charter;

"**Charterer**" includes the successors in title of the Charterer;

"**Charter Rights**" means all of the rights of the Owner under or pursuant to the Charter and any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer's obligations under or pursuant to the Charter including (without limitation) the right to receive the Charter Earnings;

"**Collateral Instrument**" means any note, bill of exchange, certificate of deposit and other negotiable and non-negotiable instrument, guarantee, indemnity and other assurance against financial loss and any other document or instrument which contains or evidences an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or the Borrower or any other person liable and includes any document or instrument creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

"**Loan Agreement**" means the loan agreement referred to in recital (B);

ATH-#2224810-v3 2

"**Owner**" includes the successors in title of the Owner;

1.3 Headings

1.4 Construction of certain terms

The provisions of clause 1.4 of the General Assignment shall apply mutatis mutandis to this Assignment as if set out herein and as if references therein to "this Deed" were references to this Assignment.

1.5 Conflict with General Assignment

This Assignment shall be read together with the General Assignment but in case of any conflict between the two instruments the provisions of the General Assignment shall prevail.

1.6 Contracts (Rights of Third Parties) Act 1999

2 Warranty

2.1 The Owner hereby represents and warrants to the Mortgagee that:

2.1.1 the Owner is the sole, legal and beneficial owner of the whole of the Assigned Property free from all Encumbrances and other interests and rights of every kind;

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3

2.1.2 the copy of the Charter delivered by the Owner to the Mortgagee in the negotiation of the Loan Agreement is a true and complete copy of such document; such document constitutes the valid and binding obligations of the parties thereto enforceable in accordance with its terms, is in full force and effect and there have been no amendments or variations thereof or defaults thereunder;

2.1.3 the Ship has been delivered to and accepted by the Charterer for service under the Charter; and

2.1.4 there are no commissions, rebates, premiums or other payments in connection with the Charter other than as disclosed to the Mortgagee in writing prior to the date hereof.

3 Assignment and application of money

3.1 Assignment

3.2 Notice

The Owner hereby covenants and undertakes with the Mortgagee that it will promptly give written notice of the assignment contained in clause 3.1 to the Charterer in the form set out in schedule 1 and will procure that promptly thereafter the Charterer delivers to the Mortgagee a copy thereof with the acknowledgement thereof set out in such schedule duly executed by the Charterer.

3.3 Application

All moneys received by the Mortgagee in respect of the Assigned Property shall be held and applied by it in accordance with the terms of clause 2.3 of the General Assignment.

3.4 Shortfalls

3.5 Use of Owner's name

3.6 Reassignment

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4

4 Undertakings

4.1 Covenants and undertakings

4.1.1 Negative undertakings

it will not, without the previous written consent of the Mortgagee:

(a) Variations

agree to any variation of the Charter; or

(b) Releases and waivers

release the Charterer from any of the Charterer's obligations under the Charter, or waive any breach of the Charterer's obligations thereunder or consent to any such act or omission of the Charterer as would otherwise constitute such breach; or

(c) Termination

terminate the Charter for any reason whatsoever; or

(d) Consents

grant any consent which may be required from the Owner under the Charter;

4.1.2 Performance of Charter obligations

it will perform its obligations under the Charter and use its best endeavours to procure that the Charterer shall perform its obligations under the Charter; and

4.1.3 Information

it will supply to the Mortgagee all information, accounts and records that may be necessary or of assistance to enable the Mortgagee to verify the amount of all payments of charterhire and any other amount payable under the Charter.

4.2 Withdrawal

In the event of any payment of charterhire not being made by the Charterer within seven (7) days of a receipt by the Charterer from the Owner that the Charterer has failed to make proper and timely payment or at any other earlier time when withdrawal is permitted by the terms of the Charter, the Owner will if so directed by the Mortgagee exercise its right to withdraw the Ship from the service of the Charterer pursuant to the Charter at such time and in such manner as the Mortgagee shall so direct.

5 Continuing security

5.1 Continuing security, etc.

The provisions of clauses 3.1, 3.2 and 3.3 of the General Assignment shall apply mutatis mutandis to this Assignment as if set out herein and as if references therein to "this Deed" were references to this Assignment.

ATH-#2224810-v3 5

of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things (including, without limiting the generality of the foregoing, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Charter, to endorse any cheque or other instrument or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Mortgagee may deem to be necessary or advisable and otherwise to do any and all things which the Owner itself could do in relation to the Assigned Property) which may be required for the full exercise of all or any of the rights, powers or remedies conferred hereby or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto Provided always that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of any Event of Default.

7.2 Exercise of power

7.3 Filings

8 Further assurance

9 Notices

10 Law, jurisdiction and other provisions

10.1 Law

10.2 Submission to jurisdiction

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10.3 Counterparts

10.4 English language

All certificates, instruments and other documents to be delivered under or supplied in connection with this Assignment or the Charter shall be in the English language or shall be accompanied by a certified English translation upon which the recipient shall be entitled to rely.

10.5 Severability of provisions

Each of the provisions of this Assignment are severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Assignment shall not in any way be affected or impaired thereby.

IN WITNESS whereof this Assignment has been duly executed the day and year first above written.

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8

Schedule 1

Form of Notice of Assignment of Charter

To: [D/S Norden A.S.
Copenhagen
Denmark]

m.v. *[Island Globe] [River Globe] [Tiara Globe]*

We refer to the ["NYPE 1946 Form"] time charterparty dated [10 April 2007] [•] [•] made between (1) ourselves [Eleanor Maritime Limited] [Devocean Maritime Ltd.] [Elysium Maritime Limited], as owner and (2) yourselves [D/S Norden A.S.] [•] [•], a company incorporated in [the Kingdom of Denmark] as charterer (the "**Charterer**") as amended by [an addendum No. 1 dated 4 June 2007] [•] [•] and as may be further amended and supplemented from time to time (together the "**Charter**"), whereby we agreed to let and you agreed to take on time charter for the period and upon the terms and conditions therein mentioned, the motor vessel *[Island Globe] [River Globe] [Tiara Globe]* registered in our name under the flag of the Marshall Islands.

NOW WE HEREBY GIVE YOU NOTICE:

1 that, by an assignment dated [•] 2007 (the "**Assignment**") made between us and Credit Suisse of St. Alban-Graben 1-3, 4002 Basel, Switzerland (the "**Assignee**"), we have assigned to the Assignee all our rights title and interest to and in any moneys whatsoever payable to us under the Charter and all other rights and benefits whatsoever accruing to us under the Charter including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by you of the Charter;

2 that you are hereby irrevocably authorised and instructed to pay any such moneys as aforesaid to our bank account held with the Assignee with account number [•] or to such other account as the Assignee may from time to time direct; and

3 that the said Assignment includes provisions that no variations shall be made to the Charter (nor shall you be released from your obligations thereunder) without the previous written consent of the Assignee and we shall remain liable to perform all our obligations under the Charter and the Assignee shall be under no obligation of any kind whatsoever in respect thereof.

The authority and instructions herein contained cannot be revoked or varied by us without the consent of the Assignee.

Dated: [•] 2007

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9

(on duplicate)

To: [Eleanor Maritime Limited] [Devocean Maritime Ltd.] [Elysium Maritime Limited] and Credit Suisse

We acknowledge receipt of the notice set out above and consent to the assignment referred to therein and, in consideration of US$10 and other good and valuable consideration (the receipt and adequacy of which we hereby acknowledge), we hereby undertake with, and confirm to, the Assignee as follows:

(a) to pay all amounts due from us under the Charter in full in Dollars (and without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings) to the Assignee or its order;

(b) to permit the Assignee to enforce all other rights and benefits whatsoever accrued or accruing to the Owner under the Charter and for this purpose to take over or institute proceedings in respect thereof;

(c) not, without the prior written consent of the Assignee to agree to any variation of the Charter;

(d) to perform our obligations under the Charter; and

(e) that we have not received any notice of any prior charge, assignment or encumbrance over the Owner's right, title and interest in and to the Charter.

....

For and on behalf of

[D/S NORDEN A.S.] [•] [•]

Dated: [•]

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10

SIGNED by G. KARAGEORGIOU)
for and on behalf of)
GLOBUS MARITIME LIMITED) ....
Authorised Signatory

SIGNED by THEOCHARIS ALMPANIDIS)
for and on behalf of) ....
CREDIT SUISSE) Attorney-in-fact
as Bank)

ATH-#2224485-v4

61

SUPPLEMENTAL AGREEMENT

Date: 12 March 2009

1 Reference is made to the Facility Agreement dated 27 November 2007 made between Globus Maritime Limited as Borrower and Credit Suisse as Bank in respect of a reducing revolving credit facility of up to $120,000,000 (the "**Facility Agreement**").

3 At the request of the Borrower, the Bank and the Borrower hereby agree as follows, with effect on the date of this Agreement:

(a) from 27 February 2009 until 31 January 2010, the Margin payable on the Loan shall increase to 1.75% per annum, notwithstanding the existing definition of "Margin" in clause 1.2 of the Facility Agreement; and

(b) the Borrower undertakes to make, on the date of this Agreement, a prepayment of the Loan in the amount of $20,000,000.

4 It is hereby agreed and understood that the prepayment referred to above is a prepayment and not a reduction of the Commitment and, as such, the amount pre-paid under clause 3(b) above will be available for re-drawing by the Borrower within the Availability Period, but subject to the following conditions.

5 The conditions referred to in clause 4 above are that, at the time of each re-drawing of such pre-paid amount:

(a) the Borrower has procured (simultaneously with the relevant redrawing) the granting of security in favour of the Bank for the Borrower's obligations under the Facility Agreement, over or in relation to vessels (other than the Ships) (each such vessel an "**Additional Vessel**") which are (i) dry bulk carriers not smaller than handysize type vessels and (ii) not older than 10 years at the time of the granting of such security;

(b) the market value of all the Additional Vessels (as determined by the Bank in accordance with clause 8.2.2 of the Facility Agreement which shall apply to this clause mutatis mutandis) provided to the Bank as security, shall be not less than 125% of the aggregate amounts re-drawn and proposed for re-drawing under clause 4 above;

(c) the security referred to above shall include, without limitation, a corporate guarantee by the owning company of each Additional Vessel, a mortgage over each such Additional Vessel, an assignment of its earnings, insurances and requisition compensation including (if required by the Bank) a deed of covenant collateral to the mortgage, and a manager's undertaking by the manager, each in the form or substantially the form of the existing Ship Security Documents in relation to the Ships (the "**Additional Security**");

(d) the Additional Security referred to above shall be accompanied by documents and evidence of the type referred to in schedule 2 of the Facility Agreement delivered by the Borrower to the Bank as the Bank may require and such Additional Security and documents shall be delivered, granted, registered and implemented at the cost and expense of the Borrower; and

(e) such re-drawing shall be subject to the other terms and conditions of the Facility Agreement except that:

090312 CrS Supplemental Agreement final.DOC

(i) clause 2.3.3(b) of the Facility Agreement shall not apply to any such re-drawing; and

(ii) in relation to clause 2.3.3(c) of the Facility Agreement, the Borrower shall be entitled to make such re-drawing notwithstanding any Default continuing at such time solely as a result of the Borrower being in breach of clause 8.4.1(a) and/or the Security Value being less than the Security Requirement (without prejudice however to any rights the Bank may have at that time under the Facility Agreement and the other Security Documents including, without limitation, under clause 8.2.1 of the Facility Agreement or any other rights as a result of such breach or events referred to in this paragraph (ii)).

6 The Borrower shall be entitled to make multiple re-drawings of the amount prepaid under clause 3(b) and procure the granting of security over one or more than one Additional Vessels at any relevant time, provided it remains at all times in compliance with clauses 4 and 5 above.

7 The prepayment made under clause 3(b) above shall be applied against any prepayments that may need to be made on the final Reduction Date under the Facility Agreement, such that any other prepayments required by clauses 4.3, 4.4 or otherwise of the Facility Agreement on prior Reduction Dates or other dates shall continue to fall due notwithstanding such prepayment.

8 Each of the Owners and the Manager hereby confirm their agreement to, and acknowledge, the contents of this Agreement and further agree that their obligations under the Security Documents to which they are a party will continue in full force and effect and unaffected by, and notwithstanding the terms of, this Agreement and that the obligations of the Borrower secured under such Security Documents shall include the obligations of the Borrower under this Agreement. Each such party further agrees that references in the Security Documents to the "Facility Agreement", the "Loan Agreement" or the "Agreement" shall be deemed to be references to the Facility Agreement as amended by this Agreement.

9 This Agreement is supplemental to the Facility Agreement and the Facility Agreement and this Agreement shall be read and construed together as one instrument. Consequently, this Agreement is a "Security Document" for the purposes of the Facility Agreement and failure by the Borrower to comply with its obligations under this Agreement shall constitute an Event of Default under the Facility Agreement.

10 Save as amended by this Agreement, all other terms of the Facility Agreement remain unchanged. The Bank however reserves any rights it may have under the Facility Agreement and the other Security Documents.

11 This Agreement and any non-contractual obligations in connection with this Agreement are governed by English law.

EXECUTED as a **DEED**
by GEORGE KARAGEORGIOU
duly authorised for and on behalf of
GLOBUS MARITIME LIMITED
in the presence of:

GLOBUS MARITIME LTD St. Hellier Jersey

.... Attorney-in-Fact

....
Witness
Name: ELIAS DEFTEREOS

090312 CrS Supplemental Agreement final.DOC

....
Attorney-in-Fact

....
Witness
Name:

....
Attorney-in-Fact

....
Witness
Name:

ELYSIUM MARITIME LIMITED
MARSHALL ISLANDS

....
Attorney-in-Fact

....
Witness
Name:

DEVOCEAN MARITIME LIMITED
MARSHALL ISLANDS

....
Attorney-in-Fact

....
Witness
Name:

....
Attorney-in-Fact

....
Witness
Name:

090312 CrS Supplemental Agreement final.DOC

SECOND SUPPLEMENTAL AGREEMENT

Date: 18 August 2009

1 Reference is made to the Facility Agreement dated 27 November 2007 made between Globus Maritime Limited as Borrower and Credit Suisse as Bank, as amended by a supplemental agreement dated 12 March 2009, in respect of a reducing revolving credit facility of up to $120,000,000 (together the "**Facility Agreement**").

3 The Island Globe Owner has agreed to sell *Island Globe* to Guangdong Shipping Co., Ltd. of the People's Republic of China, pursuant to a memorandum of agreement dated 29 April 2009, as amended by addenda no. 1 and 2 and as may be further amended from time to time with the prior written consent of the Bank (the "**MoA**"), for a purchase price of $19,100,000. Under clause 4.4.2 of the Facility Agreement, upon completion of the sale of *Island Globe:*

(a) the Commitment would be reduced by a certain amount determined in accordance with that clause 4.4.2; and

(b) if, following such reduction of the Commitment, the Advances would exceed the Commitment, the Borrower would be required to prepay such part of the Advances as would ensure that they would not exceed the Commitment.

4 At the request of the Borrower and notwithstanding clause 4.4.2 of the Facility Agreement, the Bank and the Borrower hereby agree as follows, with effect on the date of this Agreement:

(a) on condition that the prepayment referred to in paragraph (b) below is made in accordance with such paragraph, the Bank consents:

(i) to the sale of *Island Globe* under the MoA; and

(ii) that the Commitment is not reduced as a result of the sale of *Island Globe* under the MoA (but subject to paragraphs 5 and 6 below); and

(b) the Borrower undertakes to make, upon completion of the sale of *Island Globe* under the MoA but in any event immediately prior to the discharge of the Mortgage over *Island Globe*, a prepayment of the Loan in the amount of $18,500,000,

Provided however that the Bank's agreement and consent set out in this clause 4 are given on condition that both (i) the sale of *Island Globe* under the MoA will be completed and (ii) the prepayment referred to in paragraph (b) above will be made simultaneously (the date of such completion and prepayment hereinafter referred to as the "**Effective Date**") and each not later than ~~31 August 2009~~, failing which, and with effect on ~~31 August 2009~~, such agreement and consent of the Bank will cease to be valid and will have no force and effect. 4 September 2009

5 It is hereby agreed that the prepayment referred to in clause 4(b) above is a mere prepayment of the Loan and not a reduction of the Commitment and, as such, the amount pre-paid under clause 4(b) above will, with effect on the Effective Date, continue to constitute part of the Commitment (such part of the Commitment, the

ATH-#2634279-v5

"**Reinstated Commitment**") which shall be available for re-drawing by the Borrower within the Availability Period, but subject to:

(a) any reductions or part cancellations of the Commitment under the Facility Agreement (whether made on a Reduction Date or otherwise), which the parties hereby agree that, with effect on the Effective Date, will be applied proportionately in reduction of each of (1) the Reinstated Commitment and (2) the balance of the then available Commitment (such balance of the Commitment, the "**Remaining Commitment**"); and

(b) the following conditions set out in clause 6 below being met.

6 The conditions referred to in clause 5 above are that, at the time of each re-drawing of the Reinstated Commitment:

(a) the Borrower has procured (simultaneously with the relevant re-drawing) the granting of security in favour of the Bank for the Borrower's obligations under the Facility Agreement, over or in relation to vessels (other than the Ships) (each such vessel an "**Additional Vessel**") which are (i) dry bulk carriers not smaller than handymax type vessels and (ii) not older than 10 years at the time of the granting of such security;

(b) the market value of all the Additional Vessels (as determined by the Bank in accordance with clause 8.2.2 of the Facility Agreement which shall apply to this clause mutatis mutandis) provided to the Bank as security, shall be not less than 166.67% of the aggregate amounts of the Reinstated Commitments re-drawn and proposed for re-drawing under clause 5 above;

(c) the security referred to above shall include, without limitation, a corporate guarantee by the owning company of each Additional Vessel, a first preferred mortgage over each such Additional Vessel, a first priority assignment of its earnings, insurances and requisition compensation including (if required by the Bank) a deed of covenant collateral to the mortgage, and a manager's undertaking by the manager, each in the form or substantially the form of the existing Ship Security Documents in relation to the Ships (the "**Additional Security**");

(d) the Additional Security referred to above shall be accompanied by:

(i) a further supplemental agreement to the Facility Agreement in form and substance required by the Bank in its sole discretion incorporating the arrangements and agreements contemplated by clauses 5 and 6 of this Agreement in relation to any drawings of the Reinstated Commitment and duly executed by the Security Parties (the "**Additional Supplemental Agreement**"); and

(ii) documents and evidence of the type referred to in schedule 2 of the Facility Agreement delivered by the Borrower to the Bank as the Bank may require in relation to the Additional Security and the Additional Supplemental Agreement,

and such Additional Security, the Additional Supplemental Agreement and other such documents evidence shall be delivered, granted, registered and implemented at the cost and expense of the Borrower; and

(e) such re-drawing shall be subject to the other terms and conditions of the Facility Agreement except that:

(i) clause 2.3.3(b) of the Facility Agreement shall not apply to any such re-drawing; and

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(ii) in relation to clause 2.3.3(c) of the Facility Agreement, the Borrower shall be entitled to make such re-drawing notwithstanding any Default continuing at such time solely as a result of the Borrower being in breach of clause 8.4.1(a) and/or the Security Value being less than the Security Requirement (without prejudice however to any rights the Bank may have at that time under the Facility Agreement and the other Security Documents including, without limitation, under clause 8.2.1 of the Facility Agreement or any other rights as a result of such breach or events referred to in this paragraph (ii)).

7 The Borrower shall be entitled to make multiple re-drawings of the Reinstated Commitment and procure the granting of security over one or more than one Additional Vessels at any relevant time, provided it remains at all times in compliance with clauses 5 and 6 above.

8 Further, the Bank and the Borrower hereby agree that where a mandatory prepayment of the Advances or the Loan is required by clauses 4.3 or 4.4 of the Facility Agreement to ensure that the Advances do not exceed the then available amount of the Commitment (including as a result of a reduction of the Commitment) at any relevant time, then, with effect from the Effective Date, such clauses shall be (and are hereby) amended and shall be construed so that:

(a) they refer to mandatory prepayment of Advances drawn under either the Reinstated Commitment or the Remaining Commitment (each one of them the "**Relevant Commitment**"); and

(b) any such prepayment of an Advance drawn under a Relevant Commitment shall be mandatory under such clauses, only insofar as it is required to ensure that the Advances drawn under that Relevant Commitment do not exceed the then available amount of that Relevant Commitment (including as a result of a reduction of that Relevant Commitment, having regard to clause 5(a) above).

9 The Bank and the Borrower hereby further agree that, with effect on the Effective Date, the commitment commission referred to in clause 5.1.2 of the Facility Agreement shall be computed at the rate of 0.50% per annum (instead of 0.25% per cent per annum) insofar as it relates and accrues on the undrawn and available amount of the Reinstated Commitment but shall otherwise be calculated and payable in accordance with such clause 5.1.2 of the Facility Agreement.

10 In consideration of the agreements and consents of the Bank contained in this Agreement, the Borrower hereby agrees that it will pay to the Bank on the date of this Agreement a handling fee in the amount of $10,000.

11 Each of the Owners and the Manager hereby confirm their agreement to, and acknowledge, the contents of this Agreement and further agree that their obligations under the Security Documents to which they are a party will continue in full force and effect and unaffected by, and notwithstanding the terms of, this Agreement and that the obligations of the Borrower secured under such Security Documents shall include the obligations of the Borrower under this Agreement. Each such party further agrees that references in the Security Documents to the "Facility Agreement", the "Loan Agreement" or the "Agreement" shall be deemed to be references to the Facility Agreement as amended by this Agreement.

12 This Agreement is supplemental to the Facility Agreement and the Facility Agreement and this Agreement shall be read and construed together as one instrument. Consequently, this Agreement is a "Security Document" for the purposes of the Facility Agreement and failure by the Borrower to comply with its obligations under this Agreement shall constitute an Event of Default under the Facility Agreement.

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13 Save as amended by this Agreement, all other terms of the Facility Agreement remain unchanged. The Bank however reserves any rights it may have under the Facility Agreement and the other Security Documents.

14 This Agreement and any non-contractual obligations in connection with this Agreement are governed by English law.

THIS AGREEMENT HAS BEEN EXECUTED AS A DEED ON THE DATE REFERRED TO ABOVE.

EXECUTED as a **DEED**
by ELIAS DEFTEREOS
duly authorised for and on behalf of
GLOBUS MARITIME LIMITED
in the presence of:

Attorney-in-Fact

Witness
Name: Katerina Karagou
Norton Rose LLP
Piraeus

EXECUTED as a **DEED**
by KYRIAKOS SPOULLOS
duly authorised for and on behalf of
CREDIT SUISSE
in the presence of:

Attorney-in-Fact

Gianrichy Giamboi

Stephan Schuerch

Lydia Lampadaridou

Witness
Name: Katerina Karagoun
Norton Rose LLP
Piraeus

EXECUTED as a **DEED**
by ELIAS DEFTEREOS
duly authorised for and on behalf of
ELEANOR MARITIME LIMITED
in the presence of:

Attorney-in-Fact

Witness
Name: Katerina Karagou..
Norton Rose LLP
Piraeus

EXECUTED as a **DEED**
by ELIAS DEFTEREOS
duly authorised for and on behalf of
ELYSIUM MARITIME LIMITED
in the presence of:

Attorney-in-Fact

Witness
Name: Katerina Karagoun
Norton Rose LLP
Piraeus

ATH-#2634279-v5

EXECUTED as a **DEED**)
by ELIAS DEFTEREOS)
duly authorised for and on behalf of)
DEVOCEAN MARITIME LIMITED)
in the presence of:)

Attorney-in-Fact

Witness
Name: Katerina Karagouni
Norton Rose LLP
Piraeus

EXECUTED as a **DEED**)
by ELIAS DEFTEREOS)
duly authorised for and on behalf of)
GLOBUS SHIPMANAGEMENT CORP.)
in the presence of:)

Attorney-in-Fact

Witness
Name:
Katerina Karagouni
Norton Rose LLP
Piraeus

ATH-#2634279-v5

Private & Confidential

Dated 17 May 2010

THIRD SUPPLEMENTAL AGREEMENT
relating to
a Reducing Revolving Credit Facility of up to (originally) US$120,000,000 to
GLOBUS MARITIME LIMITED

provided by
CREDIT SUISSE AG
(formerly known as CREDIT SUISSE)

NORTON ROSE

Contents

Clause		Page
1	Definitions	2
2	Agreement of Bank and Release of the Island Globe Owner	4
3	Amendments to Principal Agreement	4
4	Representations and warranties	9
5	Conditions	10
6	Relevant Parties' confirmation	10
7	Fees and Expenses	11
8	Miscellaneous and notices	11
9	Applicable law	11
Schedule 1 Documents and evidence required as conditions precedent		13

ATH-#2846554-v3

THIS SUPPLEMENTAL AGREEMENT is dated 17 May 2010 and made **BETWEEN**:

(1) **GLOBUS MARITIME LIMITED**, a company incorporated in Jersey, with its registered office at Walker House, PO Box 498, 28-34 Hill Street, St. Helier, JE4 5TF, Jersey (the "**Borrower**");

(2) **DEVOCEAN MARITIME LTD.** (the "**River Globe Owner**"), **ELEANOR MARITIME LIMITED** (the "**Island Globe Owner**"), **ELYSIUM MARITIME LIMITED** (the "**Tiara Globe Owner**" and, together with the River Globe Owner and the Island Globe Owner, the "**Initial Owners**") and **DOMINA MARITIME LTD.** (the "**Sky Globe Owner**" and, together with the Initial Owners, the "**Owners**"), each a company incorporated in the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960;

(3) **GLOBUS SHIPMANAGEMENT CORP.**, a company incorporated in the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the "**Manager**"); and

(4) **CREDIT SUISSE AG** (formerly known as **CREDIT SUISSE**), a company incorporated in Switzerland, with its registered office at Paradeplatz 8, 8070 Zurich, Switzerland (the "**Bank**").

WHEREAS:

(A) this Agreement is supplemental to a facility agreement dated 26 November 2007, made between the Borrower and the Bank (the "**Original Agreement**"), as amended by a supplemental agreement dated 12 March 2009, made between the Borrower, the Initial Owners, the Manager and the Bank (the "**First Supplemental Agreement**") and a supplemental agreement dated 18 August 2009, made between the Borrower, the Initial Owners, the Manager and the Bank (the "**Second Supplemental Agreement**" and, together with the Original Agreement and the First Supplemental Agreement, the "**Principal Agreement**"), pursuant to which the Bank agreed to make available to the Borrower a reducing revolving credit facility of (originally) up to One hundred and twenty million United States Dollars ($120,000,000) upon the terms and conditions set out therein;

(B) on 12 March 2009 the Borrower made a prepayment of the Loan in the amount of Twenty million United States Dollars ($20,000,000) (the "**Prepaid Amount**") and such amount became available for redrawing in accordance with clause 4 and on the conditions of clause 5 of the First Supplemental Agreement;

(C) the Borrower has requested the Bank to consent to:

(a) the redrawing of the Prepaid Amount for the purpose of assisting the Borrower in advancing an intra-Group loan to the Sky Globe Owner for the acquisition of the Sky Globe Ship (as defined below), which shall be an Additional Vessel as defined in paragraph (a) of clause 5 of the First Supplemental Agreement; and

(b) the release of the Island Globe Owner from its obligations under the Security Documents to which it is a party;

(D) this Agreement sets out the terms and conditions upon which the Bank agrees to the above requests and this Agreement implements the arrangements and agreements contemplated by clauses 4 and 5 of the First Supplemental Agreement in relation to (inter alia):

(a) the redrawing of the Prepaid Amount on the conditions set out in clause 5 of the First Supplemental Agreement in connection with the acquisition of the Sky Globe Ship; and

(b) certain other consequential amendments to the Principal Agreement.

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NOW IT IS HEREBY AGREED as follows:

1 Definitions

1.1 Defined expressions

1.2 Definitions

In this Agreement, unless the context otherwise requires:

"**Additional Security Documents**" means, together, the Sky Globe Owner's Guarantee and the Sky Globe Operating Account Pledge;

"**Effective Date**" means the date, being no later than 31 May 2010, on which the Bank notifies the Borrower in writing that the Bank has received the documents and evidence specified in clause 5 and schedule 1 in a form and substance satisfactory to it;

"**Facility Agreement**" means the Principal Agreement, as amended by this Agreement;

"**Relevant Documents**" means, together, this Agreement and the Additional Security Documents and "**Relevant Document**" means any of them;

"**Relevant Parties**" means the Borrower, the Owners, the Manager or, where the context so requires or permits, means any or all of them;

"**Seller**" means Juliana Shipping Co. Pte. Ltd. of Singapore and includes its successors in title;

"**Sky Globe Contract**" means the memorandum of agreement dated 26 March 2010, as amended from time to time, made between the Seller and the Sky Globe Owner relating to the sale by the Seller and the purchase by the Sky Globe Owner of the Sky Globe Ship;

"**Sky Globe Management Agreement**" means a Management Agreement in respect of the Sky Globe Ship dated 4 May 2010 and made between the Sky Globe Owner and the Manager;

"**Sky Globe Operating Account**" means the Operating Account of the Sky Globe Owner in respect of the Sky Globe Ship, opened by the Sky Globe Owner with the Bank and with account number 0073-1453003-32 and includes any sub-accounts thereof and any other account designated in writing by the Bank to be the Sky Globe Operating Account for the purposes of this Agreement;

"**Sky Globe Operating Account Pledge**" means the Operating Account Pledge in respect of the Sky Globe Operating Account made or (as the context may require) to be made between the Sky Globe Owner and the Bank in such form as the Bank shall require;

"**Sky Globe Owner's Guarantee**" means the Owner's Guarantee made or (as the context may require) to be made between the Sky Globe Owner and the Bank in such form as the Bank shall require; and

"**Sky Globe Ship**" means the motor vessel *Theresa Shandong*, a 32,929 grt/19,132 nrt bulk carrier owned, on the date of this Agreement, by the Seller and registered under the laws and flag of Singapore, to be purchased by the Sky Globe Owner and to be registered on its delivery under the Sky Globe Contract in the ownership of the Sky Globe Owner under the laws and flag of the Marshall Islands and under the name *Sky Globe*.

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2 Agreement of Bank and release of the Island Globe Owner

2.1 Agreement

The Bank, relying upon the representations and warranties made by each of the Relevant Parties in clause 4, agrees with the Borrower that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment, on or before 31 May 2010, of the conditions contained in clause 5 and schedule 1, the Bank agrees to:

(a) the redrawing of the Prepaid Amount for the acquisition of the Sky Globe Ship for the purposes of clause 4 of the First Supplemental Agreement;

(c) the amendment of the Principal Agreement on the terms set out in clause 3.

2.2 Release

The Island Globe Owner and the Bank hereby agree that, as and with effect from the date of this Agreement, they each mutually release and discharge each other from all liabilities, obligations, claims and demands whatsoever touching or concerning the Security Documents to which each is a party (in so far as any such Security Documents are not discharged already).

3 Amendments to Principal Agreement

3.1 Amendments to Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the following provisions and the Principal Agreement (as so amended) will continue to be binding upon each of the Bank and the Borrower in accordance with its terms as so amended:

3.1.1 by inserting in the correct alphabetical order in clause 1.2 of the Principal Agreement the following new definitions of "Basel 2 Accord", "Basel 2 Approach", "Basel 2 Regulation", "Capital Adequacy Law", "First Supplemental Agreement", "Reinstated Commitment", Second Supplemental Agreement, "Supplemental Agreements", "Sky Globe", Sky Globe Contract" and "Third Supplemental Agreement":

""**Basel 2 Accord**" means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;";

""**Basel 2 Approach**" means either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel 2 Accord) adopted by the Bank (or its holding company) for the purposes of implementing or complying with the Basel 2 Accord;";

""**Basel 2 Regulation**" means (a) any law or regulation implementing the Basel 2 Accord or (b) any Basel 2 Approach adopted by the Bank;";

""**Capital Adequacy Law**" means any law or any regulation (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which the Bank allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel 2 Accord or any Basel 2 Regulation);";

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""**First Supplemental Agreement**" means the agreement dated 12 March 2009, made between (inter alios) (1) the Borrower and (2) the Bank, supplemental to this Agreement;";

"**Reinstated Commitment"** has the meaning ascribed thereto in the Second Supplemental Agreement as it may be reduced or cancelled from time to time under the terms of this Agreement";

""**Second Supplemental Agreement**" means the agreement dated 18 August 2009, made between (inter alios) (1) the Borrower and (2) the Bank, supplemental to this Agreement;";

""***Sky Globe***" means the motor vessel *Theresa Shandong*, a 32,929 grt/19,132 nrt bulk carrier, to be purchased by the Sky Globe Owner under the Sky Globe Contract and registered on its Delivery Date in the name and under the ownership of the Sky Globe Owner through the relevant Registry, under the laws and flag of the relevant Flag State with the name *Sky Globe*;";

""**Sky Globe Contract**" means the memorandum of agreement dated 26 March 2010, made between the Sky Globe Owner and the relevant Seller, as amended from time to time, relating to the sale by such Seller and the purchase by the Sky Globe Owner, of *Sky Globe*;";

"**Third Supplemental Agreement**" means the agreement dated 17 May 2010 made between (inter alios) (1) the Borrower and (2) the Bank, supplemental to this Agreement;"; #8

""**Supplemental Agreements**" means together, the First Supplemental Agreement, the Second Supplemental Agreement and the Third Supplemental Agreement;";

3.1.2 by deleting clause 1.1 (b) and by inserting in its place the following new clause 1.1 (b):

"(b) assisting the Borrower in advancing intra-Group loans to the River Globe Owner, the Tiara Globe Owner and the Sky Globe Owner for the acquisition by them of *River Globe*, *Tiara Globe* and *Sky Globe* respectively; and";

3.1.3 by deleting the definition of "**Bank**" in clause 1.2 and by inserting in its place the following new definition of "**Bank**":

3.1.4 by deleting the definition of "**Contract**" in clause 1.2 and by inserting in its place the following new definition of "**Contract**":

""**Contract**" means:

(c) in relation to *Sky Globe*, the Sky Globe Contract,

and "**Contracts**" means any or all of them;";

3.1.5 by deleting the definition of "**Owner**" in clause 1.2 and by inserting in its place the following new definition of "**Owner**":

""**Owner**" means:

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(d) in relation to *Sky Globe*, the Sky Globe Owner,

and "**Owners**" means any or all of them;";

3.1.6 by inserting the words "the Supplemental Agreements", after the word "this Agreement," in the definition of "**Security Documents**" in clause 1.2 of the Principal Agreement;

3.1.7 by deleting the definition of "**Seller**" in clause 1.2 and by inserting in its place the following new definition of "**Seller**":

""**Seller**":

(c) in relation to *Sky Globe* and the Sky Globe Contract, means Juliana Shipping Co., Pte. Ltd. and includes it successors in title,

and "**Sellers**" means any or all of them;";

3.1.8 by deleting the definition of "**Ship**" in clause 1.2 and by inserting in its place the following new definition of "**Ship**":

""**Ship**" means:

(d) in relation to the Sky Globe Owner, *Sky Globe*,

and "**Ships**" means any or all of them;";

3.1.9 by deleting the definition of "**Margin**" and by inserting in its place the following new definition of "**Margin**":

""**Margin**" means:

(a) from the date of this Agreement until 26 February 2009, zero point nine five per cent (0.95%) per annum; or

(b) from 27 February 2009 until 31 January 2010, one point seven five per cent (1.75%) per annum; or

(c) subject to paragraph (d) below, from 1 February 2010 and at all times thereafter, zero point nine five per cent (0.95%) per annum; or

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3.1.10 by inserting at the end of clause 1.4.3 of the Principal Agreement the following words:

"and, for the avoidance of doubt, shall include any Basel 2 Regulation";

3.1.11 by inserting the following words at the end of clause 3.6.1, paragraph (b):

3.1.12 by deleting paragraph 5.1.2 in it entirety and by inserting in its place the following new paragraph 5.1.2:

(a) in respect of any part of the Commitment other than the Reinstated Commitment, zero point two five per cent (0.25%) per annum; and

(b) in respect of the Reinstated Commitment, zero point five zero per cent (0.50%) per annum;";

3.1.13 by adding the following words in clause 9.1.3 of the Principal Agreement after the words "clause 2.3.3(b)":

"of this Agreement or clause 5 of the First Supplemental Agreement or clause 6 of the Second Supplemental Agreement"

3.1.14 by deleting in clause 12.2 of the Principal Agreement the words "any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits" and by inserting in their place the words "any Capital Adequacy Law or of compliance by the Bank with any Capital Adequacy Law";

3.1.15 by deleting clause 15.1.3 in its entirety and by inserting in its place the following new clause 15.1.3:

"15.1.3 be sent:

(a) if to the Borrower at:

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(b) if to the Bank at:

Credit Suisse AG (formerly known as Credit Suisse)
St. Alban-Graben 1-3

4002 Basel
Switzerland

Fax No: +41 61 266 7939
Attn: Ms Lydia Lampadaridou

3.1.16 by deleting clause 16 in its entirety and by inserting in its place the following new clause 16:

"16. Governing law and jurisdiction

16.1 Law

This Agreement and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

16.2 Submission to jurisdiction

16.3 Contracts (Rights of Third Parties) Act 1999

3.1.17 by deleting the addressee and title in the form of the Drawdown Notice in Schedule 1 of the Principal Agreement and by inserting the following new addressee and title respectively:

"Credit Suisse AG (formerly known as Credit Suisse)
Paradeplatz 8
8070 Zurich
Switzerland

US$120,000,000 Reducing Revolving Credit Facility
Facility Agreement dated 22 November 2007, as amended by a supplemental agreement dated 12 March 2009, a second supplemental agreement dated 18 August 2009 and a third supplemental agreement dated 17 May 2010"; and

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3.1.18 by adding the following words in paragraph 1, of Schedule 2, Part 3 of the Principal Agreement, after the words "clause 2.3.3(b):

"of this Agreement or clause 5 of the First Supplemental Agreement or clause 6 of the Second Supplemental Agreement".

3.2 Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and this Agreement and the Principal Agreement shall, in each case, be read and construed as one instrument.

4 Representations and warranties

4.1 Primary representations and warranties

4.1.1 Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement, clause 4 of each Owner's Guarantee and clause 3 of each Manager's Undertaking were true and correct on the date of the Principal Agreement and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2 Corporate power

4.1.3 Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4 No conflict with other obligations

4.1.5 No filings required

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4.1.6 Choice of law

the choice of English law to govern this Agreement and the choice of the laws of the Republic of the Marshall Islands to govern the Sky Globe Mortgage and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts, are valid and binding; and

4.1.7 Consents obtained

4.2 Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 4 of each Owner's Guarantee, clause 3 of each Manager's Undertaking and clause 7 of the Principal Agreement shall be deemed to be repeated by each of the Relevant Parties on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5 Conditions

5.1 Documents and evidence

The agreement of the Bank referred to in clause 2 shall be subject to the receipt by the Bank or its duly authorised representative of the documents and evidence specified in schedule 1 in form and substance satisfactory to the Bank.

5.2 General conditions precedent

The agreement of the Bank referred to in clause 2 shall be further subject to:

5.2.1 the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2 no Default having occurred and continuing at the time of the Effective Date.

5.3 Waiver of conditions precedent

6 Relevant Parties' confirmation

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement contained in this Agreement and to the release of the Island Globe Owner pursuant to clause 2.2 and agrees that:

6.1 each of the Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal Agreement by this Agreement and to the release of the Island Globe Owner pursuant to clause 2.2; and

6.2 with effect from the Effective Date, references to "**the Agreement**" or "**the Facility Agreement**" or the "**the Loan Agreement**" in any of the Security Documents to which it is a party shall henceforth be references to the Principal Agreement, as amended by this Agreement and as

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10

from time to time hereafter amended and shall also be deemed to include the obligations of the Borrower hereunder.

7 Fees and Expenses

7.1 Expenses

7.1.2 in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents,

7.2 Value Added Tax

7.3 Stamp and other duties

8 Miscellaneous and notices

8.1 Notices

The provisions of clause 15.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein.

8.2 Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9 Applicable law

9.1 Law

This Agreement and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

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Schedule 1

Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1 Corporate authorisation

In relation to each of the Relevant Parties (other than the Island Globe Owner):

(a) Constitutional documents

copies certified by an officer of each of the Relevant Parties (other than the Island Globe Owner) as true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents, certified copies of which were previously delivered to the Bank pursuant to the Principal Agreement;

(b) Resolutions

copies of resolutions of each of its board of directors and its shareholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party (other than the Island Globe Owner):

(1) being true and correct;

(3) not having been amended, modified or revoked; and

(4) being in full force and effect

(c) Certificate of incumbency

2 Consents

a certificate (dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties (other than the Island Globe Owner) stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties (other than the Island Globe Owner) or any other party (other than the Bank) in connection with, the execution, delivery and performance of the Relevant Documents to which they are or will be a party;

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3 Sky Globe Operating Account

evidence that the Sky Globe Operating Account has been opened together with duly completed mandate forms in respect thereof and that there is a credit balance in the Sky Globe Operating Account;

4 Security Documents

the Sky Globe Owner's Guarantee and the Sky Globe Operating Account Pledge, each duly executed by the Sky Globe Owner;

5 Sky Globe Contract and Sky Globe Management Agreement

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Sky Globe Borrower of the Sky Globe Contract and the Sky Globe Management Agreement;

6 Legal opinions

(a) an opinion of Messrs Reeder & Simpson, special legal advisers on matters of Marshall Islands law to the Bank; and

7 Process agent

an original or certified true copy of a letter from the agent for receipt of service of proceedings of each Relevant Party accepting its appointment under this Agreement or any other Relevant Document as process agent of each Relevant Party.

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EXECUTED as a **DEED**)
by G. KARAGEORGIOU)
for and on behalf of)
GLOBUS MARITIME LIMITED)
in the presence of:)

.... Attorney-in-fact

....
Witness Pinelopi - Anna Miliou
Name: Norton Rose LLP, Athens
Address: Solicitor
Occupation:

EXECUTED as a **DEED**)
by G. KARAGEORGIOU)
for and on behalf of)
DEVOCEAN MARITIME LTD.)
in the presence of:)

.... Attorney-in-fact

....
Witness
Name: Pinelopi - Anna Miliou
Address: Norton Rose LLP, Athens
Occupation: Solicitor

EXECUTED as a **DEED**)
by G. KARAGEORGIOU)
for and on behalf of)
ELEANOR MARITIME LIMITED)
in the presence of:)

.... Attorney-in-fact

....
Witness
Name: Pinelopi - Anna Miliou
Address: Norton Rose LLP, Athens
Occupation: Solicitor

EXECUTED as a **DEED**)
by G. KARAGEORGIOU)
for and on behalf of)
ELYSIUM MARITIME LIMITED)
in the presence of:)

.... Attorney-in-fact

....
Witness
Name: Pinelopi - Anna Miliou
Address: Norton Rose LLP, Athens
Occupation: Solicitor

ATH-#2846554-v3 15

EXECUTED as a **DEED**)
by G. KARAGEORGIOU)
for and on behalf of)
DOMINA MARITIME LTD.)
in the presence of:)

....
Attorney-in-fact

....
Witness
Name: Pinelopi - Anna Miliou
Address: Norton Rose LLP, Athens
Occupation: Solicitor

EXECUTED as a **DEED**)
by G. KARAGEORGIOU)
for and on behalf of)
GLOBUS SHIPMANAGEMENT CORP.)
in the presence of:)

....
Attorney-in-fact

....
Witness
Name: Pinelopi - Anna Miliou
Address: Norton Rose LLP, Athens
Occupation: Solicitor

EXECUTED as a **DEED**)
by K. SPOULLOS)
~~and by~~)
for and on behalf of)
CREDIT SUISSE AG)
(formerly known as **CREDIT SUISSE**))
in the presence of:)

....
Attorney-in-fact

....
Witness
Name: Pinelopi - Anna Miliou
Address: Norton Rose LLP, Athens
Occupation: Solicitor

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Private & Confidential

Dated 21 May 2010

FOURTH SUPPLEMENTAL AGREEMENT
relating to
a Reducing Revolving Credit Facility of up to (originally) US$120,000,000 to
GLOBUS MARITIME LIMITED

provided by
CREDIT SUISSE AG
(formerly known as CREDIT SUISSE)

NORTON ROSE

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Contents

Clause		Page
1	Definitions	2
2	Agreement of Bank	4
3	Amendments to Principal Agreement	4
4	Representations and warranties	6
5	Conditions	7
6	Relevant Parties' confirmation	8
7	Fees and Expenses	8
8	Miscellaneous and notices	9
9	Applicable law	9
Schedule 1 Documents and evidence required as conditions precedent		10
Schedule 2 Form of Mortgage Addendum		12

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THIS SUPPLEMENTAL AGREEMENT is dated 21 May 2010 and made **BETWEEN**:

(1) **GLOBUS MARITIME LIMITED**, a company incorporated in Jersey, with its registered office at Walker House, PO Box 498, 28-34 Hill Street, St. Helier, JE4 5TF, Jersey (the "**Borrower**");

(2) **DEVOCEAN MARITIME LTD.** (the "**River Globe Owner**"), **ELYSIUM MARITIME LIMITED** (the "**Tiara Globe Owner**" and, together with the River Globe Owner, the "**Initial Owners**"), **DOMINA MARITIME LTD.** (the "**Sky Globe Owner**" and, together with the Tiara Globe Owner and the River Globe Owner the "**Existing Owners**") and **DULAC MARITIME S.A.** (the "**Star Globe Owner**" and, together with the Existing Owners, the "**Owners**"), each a company incorporated in the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960;

(3) **GLOBUS SHIPMANAGEMENT CORP.**, a company incorporated in the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the "**Manager**"); and

(4) **CREDIT SUISSE AG** (formerly known as **CREDIT SUISSE**), a company incorporated in Switzerland, with its registered office at Paradeplatz 8, 8070 Zurich, Switzerland (the "**Bank**").

WHEREAS:

(A) this Agreement is supplemental to a facility agreement dated 26 November 2007, made between the Borrower and the Bank (the "**Original Agreement**"), as amended by (1) a supplemental agreement dated 12 March 2009, made between the Borrower, the Initial Owners, Eleanor Maritime Limited (the "**Island Globe Owner**"), the Manager and the Bank (the "**First Supplemental Agreement**"), (2) a second supplemental agreement dated 18 August 2009, made between the Borrower, the Initial Owners, the Island Globe Owner, the Manager and the Bank (the "**Second Supplemental Agreement**") and (3) a third supplemental agreement dated 17 May 2010, made between the Borrower, the Existing Owners, the Island Globe Owner, the Manager and the Bank (the "**Third Supplemental Agreement**" and, together with the Original Agreement, the First Supplemental Agreement and the Second Supplemental Agreement, the "**Principal Agreement**"), pursuant to which the Bank agreed to make available to the Borrower a reducing revolving credit facility of (originally) up to One hundred and twenty million United States Dollars ($120,000,000) upon the terms and conditions set out therein;

(B) on 1 September 2009 the Island Globe Owner sold and delivered to Guangdong Shipping Co. Ltd., the m.v. *Island Globe*. On the same day, in accordance with clause 4(b) of the Second Supplemental Agreement, the Borrower made a partial prepayment of the Loan, in the amount of Eighteen million five hundred thousand United States Dollars ($18,500,000) and such amount became available Commitment for redrawing subject to the terms and conditions of the Principal Agreement and clauses 5 and 6 of the Second Supplemental Agreement. In accordance with such terms and conditions and following certain reductions of the Commitment under the terms of the Principal Agreement, the amount of such Commitment, which is now available for redrawing on the date hereof has been reduced to $15,520,000 (the "**Reinstated Commitment**");

(C) the Borrower has requested the Bank to consent to the re-drawing of the Reinstated Commitment for the purpose of assisting the Borrower in advancing an intra-Group loan to the Star Globe Owner for the acquisition of the Star Globe Ship (as defined below), which shall be an Additional Vessel as defined in paragraph (a) of clause 6 of the Second Supplemental Agreement; and

(D) this Agreement sets out the terms and conditions upon which the Bank agrees to the above request and this Agreement constitutes the Additional Supplemental Agreement referred to in clause 6(d)(i) of the Second Supplemental Agreement, and implements the arrangements and agreements contemplated by clauses 5 and 6 of the Second Supplemental Agreement in relation to (inter alia):

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(a) the re-drawing of the Reinstated Commitment on the conditions set out in clauses 5 and 6 of the Second Supplemental Agreement in connection with the acquisition of the Star Globe Ship; and

(b) certain other consequential amendments to the Principal Agreement.

NOW IT IS HEREBY AGREED as follows:

1 Definitions

1.1 Defined expressions

1.2 Definitions

In this Agreement, unless the context otherwise requires:

"**Additional Security Documents**" means, together, the Star Globe Owner's Guarantee, the Star Globe Operating Account Pledge and the Mortgage Addenda;

"**Effective Date**" means the date, being no later than 25 May 2010, on which the Bank notifies the Borrower in writing that the Bank has received the documents and evidence specified in clause 5 and schedule 1 in a form and substance satisfactory to it;

"**Existing Ships**" means each of the m.v.s *River Globe*, *Tiara Globe* and the Sky Globe Ship;

"**Facility Agreement**" means the Principal Agreement, as amended by this Agreement;

"**Mortgage Addendum**" means, in relation to each of the Existing Ships, the addendum executed or (as the context may require) to be executed by each relevant Existing Owner in favour of the Security Agent in the form set out in schedule 2 and supplemental to the Mortgage in respect of such Existing Ship and "**Mortgage Addenda**" means any or all of them;

"**Relevant Documents**" means, together, this Agreement and the Additional Security Documents and "**Relevant Document**" means any of them;

"**Relevant Parties**" means the Borrower, the Owners, the Manager or, where the context so requires or permits, any or all of them;

"**Seller**" means Oriana Shipping Co. Pte. Ltd. of Singapore and includes its successors in title;

"**Star Globe Contract**" means the memorandum of agreement dated 26 March 2010, as amended from time to time, made between the Seller and the Star Globe Owner relating to the sale by the Seller and the purchase by the Star Globe Owner of the Star Globe Ship;

"**Star Globe Management Agreement**" means a Management Agreement in respect of the Star Globe Ship dated 4 May 2010 and made between the Star Globe Owner and the Manager;

"**Star Globe Operating Account**" means the Operating Account of the Star Globe Owner in respect of the Star Globe Ship, opened by the Star Globe Owner with the Bank and with account number 0073-1228692-52 and includes any sub-accounts thereof and any other account designated in writing by the Bank to be the Star Globe Operating Account for the purposes of this Agreement;

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"**Star Globe Operating Account Pledge**" means the Operating Account Pledge in respect of the Star Globe Operating Account made or (as the context may require) to be made between the Star Globe Owner and the Bank in such form as the Bank shall require;

"**Star Globe Owner's Guarantee**" means the Owner's Guarantee made or (as the context may require) to be made between the Star Globe Owner and the Bank in such form as the Bank shall require; and

"**Star Globe Ship**" means the motor vessel *Theresa Guangdong*, a 32,929 grt/19,132 nrt bulk carrier owned, on the date of this Agreement, by the Seller and to be purchased by the Star Globe Owner and to be registered on its delivery under the Star Globe Contract in the ownership of the Star Globe Owner under the laws and flag of the Marshall Islands and under the name *Star Globe*.

1.3 Principal Agreement

References in the Principal Agreement to "**this Agreement**" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement, as amended by this Agreement and words such as "**herein**", "**hereof**", "**hereunder**", "**hereafter**", "**hereby**" and "**hereto**", where they appear in the Principal Agreement, shall be construed accordingly.

1.4 Headings

1.5 Construction of certain terms

In this Agreement, unless the context otherwise requires:

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3

1.6 Third Party Rights

A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any terms of this Agreement.

2 Agreement of Bank

The Bank, relying upon the representations and warranties made by each of the Relevant Parties in clause 4, agrees with the Borrower that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment, on or before 25 May 2010, of the conditions contained in clause 5 and schedule 1, the Bank agrees to:

(a) the redrawing of the Reinstated Commitment for the acquisition of the Star Globe Ship for the purposes of clause 5 of the Second Supplemental Agreement; and

(b) the amendment of the Principal Agreement on the terms set out in clause 3.

3 Amendments to Principal Agreement

3.1 Amendments to Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the following provisions and the Principal Agreement (as so amended) will continue to be binding upon each of the Bank and the Borrower in accordance with its terms as so amended:

3.1.1 by inserting in the correct alphabetical order in clause 1.2 of the Principal Agreement the following new definitions of "Fourth Supplemental Agreement", "Mortgage Addendum", "Star Globe", "Star Globe Contract" and "Supplemental Agreements":

"**Fourth Supplemental Agreement**" means the agreement dated 21 May 2010 made between (inter alios) (1) the Borrower and (2) the Bank, supplemental to this Agreement;";

"**Mortgage Addendum**" has the meaning given to it in the Fourth Supplemental Agreement;";

""***Star Globe***" means the motor vessel *Theresa Guangdong*, a 32,929 grt/19,132 nrt bulk carrier, to be purchased by the Star Globe Owner under the Star Globe Contract and registered on its Delivery Date in the name and under the ownership of the Star Globe Owner through the relevant Registry, under the laws and flag of the relevant Flag State with the name *Star Globe*;";

""**Star Globe Contract**" means the memorandum of agreement dated 26 March 2010, made between the Star Globe Owner and the relevant Seller, as amended from time to time, relating to the sale by such Seller and the purchase by the Star Globe Owner, of *Star Globe*;";

""**Supplemental Agreements**" means together, the First Supplemental Agreement, the Second Supplemental Agreement, the Third Supplemental Agreement and the Fourth Supplemental Agreement;";

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3.1.2 by deleting clause 1.1 (b) and by inserting in its place the following new clause 1.1 (b):

"(b) assisting the Borrower in advancing intra-Group loans to the River Globe Owner, the Tiara Globe Owner, the Sky Globe Owner and the Star Globe Owner for the acquisition by them of *River Globe*, *Tiara Globe*, *Sky Globe* and *Star Globe* respectively; and";

3.1.3 by deleting the definition of "**Contract**" in clause 1.2 and by inserting in its place the following new definition of "**Contract**":

""**Contract**" means:

(c) in relation to *Sky Globe*, the Sky Globe Contract; or

(d) in relation to Star Globe, the Star Globe Contract,

and "**Contracts**" means any or all of them;";

3.1.4 by adding the words "as amended by the Mortgage Addendum relevant to it" after the words "in schedule 6", in the definition of "**Mortgage**" in clause 1.2 of the Principal Agreement;

3.1.5 by deleting the definition of "**Owner**" in clause 1.2 and by inserting in its place the following new definition of "**Owner**":

""**Owner**" means:

(d) in relation to *Sky Globe*, the Sky Globe Owner; or

(e) in relation to *Star Globe*, the Star Globe Owner,

and "**Owners**" means any or all of them;";

3.1.6 by inserting the words "the Mortgage Addenda", after the words "the Mortgages," in the definition of "**Security Documents**" in clause 1.2 of the Principal Agreement;

3.1.7 by deleting the definition of "**Seller**" in clause 1.2 and by inserting in its place the following new definition of "**Seller**":

""**Seller**":

(c) in relation to *Sky Globe* and the Sky Globe Contract, means Juliana Shipping Co., Pte. Ltd. and includes it successors in title; or

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(d) in relation to *Star Globe* and the Star Globe Contract, means Oriana Shipping Co., Pte. Ltd. and includes it successors in title;

and "**Sellers**" means any or all of them;";

3.1.8 by deleting the definition of "**Ship**" in clause 1.2 and by inserting in its place the following new definition of "**Ship**":

""**Ship**" means:

(d) in relation to the Sky Globe Owner, *Sky* Globe; or

(e) in relation to the Star Globe Owner, *Star Globe*,

and "**Ships**" means any or all of them;";

3.1.9 by deleting the title in the form of the Drawdown Notice in Schedule 1 of the Principal Agreement and by inserting the following new title:

"**US$120,000,000 Reducing Revolving Credit Facility**

Facility Agreement dated 22 November 2007, as amended by a supplemental agreement dated 12 March 2009, a second supplemental agreement dated 18 August 2009, a third supplemental agreement dated 17 May 2010 and a fourth supplemental agreement dated 21 May 2010".

3.2 Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and this Agreement and the Principal Agreement shall, in each case, be read and construed as one instrument.

4 Representations and warranties

4.1 Primary representations and warranties

4.1.1 Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement, clause 4 of each Owner's Guarantee and clause 3 of each Manager's Undertaking were true and correct on the date of the Principal Agreement and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2 Corporate power

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4.1.3 Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4 No conflict with other obligations

4.1.5 No filings required

4.1.6 Choice of law

the choice of English law to govern this Agreement and the choice of the laws of the Republic of the Marshall Islands to govern the Star Globe Mortgage and the Mortgage Addenda, and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts, are valid and binding; and

4.1.7 Consents obtained

4.2 Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 4 of each Owner's Guarantee, clause 3 of each Manager's Undertaking and clause 7 of the Principal Agreement shall be deemed to be repeated by each of the Relevant Parties on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5 Conditions

5.1 Documents and evidence

The agreement of the Bank referred to in clause 2 shall be subject to the receipt by the Bank or its duly authorised representative of the documents and evidence specified in schedule 1 in form and substance satisfactory to the Bank.

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5.2 **General conditions precedent**

The agreement of the Bank referred to in clause 2 shall be further subject to:

5.2.1 the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2 no Default having occurred and continuing at the time of the Effective Date.

5.3 **Waiver of conditions precedent**

6 Relevant Parties' confirmation

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement contained in this Agreement and agrees that:

6.1 each of the Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal Agreement by this Agreement; and

6.2 with effect from the Effective Date, references to "**the Agreement**" or "**the Facility Agreement**" or the "**the Loan Agreement**" in any of the Security Documents to which it is a party shall henceforth be references to the Principal Agreement, as amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include the obligations of the Borrower hereunder.

7 Fees and Expenses

7.1 **Expenses**

7.1.2 in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents,

7.2 **Value Added Tax**

7.3 **Stamp and other duties**

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8 Miscellaneous and notices

8.1 Notices

The provisions of clause 15.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein.

8.2 Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9 Applicable law

9.1 Law

This Agreement and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

9.2 Submission to jurisdiction

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Schedule 1
Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1 Corporate authorisation

In relation to each of the Relevant Parties:

(a) Constitutional documents

copies certified by an officer of each of the Relevant Parties as true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents, certified copies of which were previously delivered to the Bank pursuant to the Principal Agreement;

(b) Resolutions

copies of resolutions of each of its board of directors and its shareholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party:

(1) being true and correct;

(3) not having been amended, modified or revoked; and

(4) being in full force and effect

(c) Certificate of incumbency

2 Consents

a certificate (dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Bank) in connection with, the execution, delivery and performance of the Relevant Documents to which they are or will be a party;

3 Star Globe Operating Account

evidence that the Star Globe Operating Account has been opened together with duly completed mandate forms in respect thereof and that there is a credit balance in the Star Globe Operating Account;

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4 Security Documents

the Star Globe Owner's Guarantee and the Star Globe Operating Account Pledge, each duly executed by the Star Globe Owner, and the Mortgage Addenda, each duly executed by the relevant Owner;

5 Star Globe Contract and Star Globe Management Agreement

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Star Globe Borrower of the Star Globe Contract and the Star Globe Management Agreement;

6 Legal opinions

(a) an opinion of Messrs Reeder & Simpson, special legal advisers on matters of Marshall Islands law to the Bank; and

7 Process agent

an original or certified true copy of a letter from the agent for receipt of service of proceedings of each Relevant Party accepting its appointment under this Agreement or any other Relevant Document as process agent of each Relevant Party.

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Schedule 2

Form of Mortgage Addendum

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EXECUTED as a **DEED**
by G. KARAGEORGIOU
for and on behalf of
GLOBUS MARITIME LIMITED
in the presence of:

....
Witness
Name: **Pinelopi - Anna Miliou**
Address: **Norton Rose LLP, Athens**
Occupation: **Solicitor**

)
)
)
)
)

....
Attorney-in-fact

EXECUTED as a **DEED**
by G. KARAGEORGIOU
for and on behalf of
DEVOCEAN MARITIME LTD.
in the presence of:

....
Witness
Name: **Pinelopi - Anna Miliou**
Address: **Norton Rose LLP, Athens**
Occupation: **Solicitor**

)
)
)
)
)

....
Attorney-in-fact

EXECUTED as a **DEED**
by G. KARAGEORGIOU
for and on behalf of
ELYSIUM MARITIME LIMITED
in the presence of:

....
Witness
Name: **Pinelopi - Anna Miliou**
Address: **Norton Rose LLP, Athens**
Occupation: **Solicitor**

)
)
)
)
)

....
Attorney-in-fact

EXECUTED as a **DEED**
by G. KARAGEORGIOU
for and on behalf of
DOMINA MARITIME LTD.
in the presence of:

....
Witness
Name: **Pinelopi - Anna Miliou**
Address: **Norton Rose LLP, Athens**
Occupation: **Solicitor**

)
)
)
)
)

....
Attorney-in-fact

ATH-#2855393-v2 13

EXECUTED as a **DEED**
by G. KARAGEORGIOU
for and on behalf of
DULAC MARITIME S.A.
in the presence of:

....
Witness
Name: **Pinelopi - Anna Miliou**
Address: **Norton Rose LLP, Athens**
Occupation: **Solicitor**

)
)
)
)
)

....
Attorney-in-fact

EXECUTED as a **DEED**
by G. KARAGEORGIOU
for and on behalf of
GLOBUS SHIPMANAGEMENT CORP.
in the presence of

....
Witness
Name: **Pinelopi - Anna Miliou**
Address: **Norton Rose LLP, Athens**
Occupation: **Solicitor**

)
)
)
)
)

....
Attorney-in-fact

EXECUTED as a **DEED**
by K. SPOULLOS
for and on behalf of
CREDIT SUISSE AG
(formerly known as **CREDIT SUISSE**)
in the presence of

....
Witness
Name: **Pinelopi - Anna Miliou**
Address: **Norton Rose LLP, Athens**
Occupation: **Solicitor**

)
)
)
)
)
)

....
Attorney-in-fact

ATH-#2855393-v2

14

Supplemental Agreement
Date: 12 November 2010

1 Reference is made to the facility agreement dated 26 November 2007 (the "**Original Agreement**") made between Globus Maritime Limited (the "**Borrower**") and Credit Suisse AG (formerly known as Credit Suisse) (the "**Bank**"), as amended by (a) a supplemental agreement dated 12 March 2009, made between the Borrower, Devocean Maritime Ltd. and Elysium Maritime Limited (together the "**Initial Owners**"), Eleanor Maritime Limited (the "**Island Globe Owner**"), Globus Shipmanagement Corp. (the "**Manager**") and the Bank (the "**First Supplemental Agreement**"), (b) a second supplemental agreement dated 18 August 2009, made between the Borrower, the Initial Owners, the Island Globe Owner, the Manager and the Bank (the "**Second Supplemental Agreement**"), (c) a third supplemental agreement dated 17 May 2010, made between the Borrower, the Initial Owners, the Island Globe Owner, Domina Maritime Ltd. (the "**Sky Globe Owner**"), the Manager and the Bank (the "**Third Supplemental Agreement**") and (d) a fourth supplemental agreement dated 21 May 2010 made between the Borrower, the Initial Owners, the Sky Globe Owner, Dulac Maritime S.A., the Manager and the Bank (the "**Fourth Supplemental Agreement**" and, together with the Original Agreement, the First Supplemental Agreement, the Second Supplemental Agreement and the Third Supplemental Agreement, the "**Facility Agreement**"), pursuant to which the Bank agreed to make available to the Borrower a reducing revolving credit facility of (originally) up to One hundred and twenty million United States Dollars ($120,000,000) upon the terms and conditions set out therein.

3 The Borrower's shares are listed for trading on the Alternative Investment Market of the London Stock Exchange (the "**AIM Listing**").

4 The Borrower has advised us that it intends to (a) redomicile from Jersey to the Marshall Islands, (b) apply for admission of its shares for trading on a stock exchange in the United States of America (the "**US Listing**") and (c) provided that the US Listing is successfully concluded by such date, proceed with the cancellation of the AIM.

5 Following the Borrower's relevant request, the Bank hereby consents to the redomiciliation of the Borrower from Jersey to the Marshall Islands, on condition however that the Borrower shall deliver to the Bank, forthwith upon completion of the above redomiciliation, a legal opinion on matters of Marshall Islands law issued by Watson, Farley & Williams (New York) LLP, addressed to the Bank in form and substance satisfactory to the Bank, confirming (inter alia) that: (a) such redomiciliation has taken place in accordance with Marshall Islands law and, as a result of its completion, the Borrower is a Marshall Islands corporation and (b) all contractual and other obligations of the Borrower, and all Encumbrances created by the Borrower, under the Facility Agreement and the Security Documents to which it is a party, remain valid and binding obligations of the Borrower in accordance with their terms and otherwise in full force and effect, notwithstanding such redomiciliation.

6 Further, the Bank also consents to the US Listing and the cancellation of the AIM Listing proposed by the Borrower and, for such purpose, it is hereby further agreed that the Facility Agreement shall be (and is hereby) amended as follows with effect on the date of this Agreement , but subject to the conditions of paragraph 7 below:

6.1 by deleting clause 8.3.2 of the Facility Agreement in its entirety and by replacing it with the following new clause 8.3.2:

"8.3.2 No merger

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whatsoever (except for the redomiciliation of the Borrower from Jersey to the Marshall Islands, which the Borrower shall be free to complete subject to the Bank having received legal opinions on matters of Jersey and Marshall Islands law in connection with such redomiciliation, satisfactory to it in all respects);";

6.2 by deleting clause 8.3.6 of the Facility Agreement in its entirety and by replacing it with the following new clause 8.3.6:

"8.3.6 Share capital and distribution

(ii) for as long as the Borrower's shares are listed for trading on a stock exchange in the United States of America, in respect of each of its financial quarters, if (A) no Default shall have occurred at the time of declaration or payment of such dividends and (B) such dividends do not exceed 75% of the Borrower's Net Profit for such financial quarter;";

6.3 by deleting clause 8.3.8 of the Facility Agreement in its entirety and by replacing it with the following new clause 8.3.8:

"8.3.8 Constitutional Documents

agree to any amendments or variation of its constitutional documents (except for any amendments to its constitutional documents for the purpose of the Borrower's redomiciliation from Jersey to the Marshall Islands as referred to in clause 8.3.2);"; and

6.4 by deleting clause 10.1.30 of the Facility Agreement in its entirety and by inserting in its place the following new clause 10.1.30:

"10.1.30 **De-listing etc.**:

(a) the shares of the Borrower are de-listed or cease to trade or are suspended from trading (whether permanently or temporarily for longer than ten (10) consecutive days) on the Alternative Investments Market of the London Stock Exchange, except where, on or before such delisting or ceasing or suspension from trading, the Borrower's shares have been in the meantime listed for trading on a stock exchange of the United States of America; or

(b) in the event that the Borrower's shares have been listed for trading on a stock exchange in the United States of America, the shares of the Borrower are subsequently de-listed or cease to trade or are suspended from trading (whether permanently or temporarily for longer than ten (10) consecutive days) on such stock exchange in the United States of America; or".

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7 The Bank hereby confirms its consent to the above amendments to the Facility Agreement on condition that:

(a) the Borrower and each Security Party shall have confirmed their agreement and consent to the arrangements of this Agreement by counter-signing this Agreement by signatories acceptable to the Bank in all respects; and

(b) there shall have been delivered to the Bank, such corporate authorisations or other evidence of the authority of the Borrower and the other Security Parties in relation to the execution of this Agreement, in a form acceptable to the Bank in all respects, and, with effect on and from the date when the Bank advises the Borrower that it is satisfied that the conditions referred to in paragraphs 7(a) and 7(b) above have been met, the Facility Agreement shall be hereby amended (and deemed amended) in accordance with the changes referred to in paragraph 6 above.

8 This Agreement is supplemental to the Facility Agreement and the Facility Agreement and this Agreement shall be read and construed together as one instrument. Consequently, this Agreement is a "Security Document" for the purposes of the Facility Agreement and failure by the Borrower to comply with its obligations under this Agreement shall constitute an Event of Default under the Facility Agreement.

9 Save as amended by this Agreement, all other terms of the Facility Agreement remain unchanged.

10 This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

EXECUTED as a **DEED**)
by Elias Dafteros)
duly authorised for and on behalf of)
GLOBUS MARITIME LIMITED)
in the presence of:)

.... Attorney-in-Fact

....
Witness
Name: Carl Bjärnram
Norton Rose LLP
Trainee Solicitor

EXECUTED as a **DEED**)
by KYRIAKOS SPOULLOS)
duly authorised for and on behalf of)
CREDIT SUISSE AG)
in the presence of:)

.... Attorney-in-Fact

....
Witness
Name: Carl Bjärnram
Norton Rose LLP
Trainee Solicitor

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Attorney-in-Fact

....
Witness
Name: Carl Bjärnram
Norton Rose LLP
Trainee Solicitor

EXECUTED as a **DEED**)
by)
duly authorised for and on behalf of)
DEVOCEAN MARITIME LTD.)
in the presence of:)

Attorney-in-Fact

....
Witness
Name: Carl Bjärnram
Norton Rose LLP
Trainee Solicitor

EXECUTED as a **DEED**)
by)
duly authorised for and on behalf of)
DULAC MARITIME S.A.)
in the presence of:)

Attorney-in-Fact

....
Witness
Name: Carl Bjärnram
Norton Rose LLP
Trainee Solicitor

EXECUTED as a **DEED**)
by)
duly authorised for and on behalf of)
DOMINA MARITIME LTD.)
in the presence of:)

Attorney-in-Fact

....
Witness
Name: Carl Bjärnram
Norton Rose LLP
Trainee Solicitor

Attorney-in-Fact

....
Witness
Name:
Carl Bjärnram
Norton Rose LLP
Trainee Solicitor

ATH-#2968245-v5

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